As filed with the Securities and Exchange Commission on May 29, 2012

Registration Statement No. 333-168194

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

__________________

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

__________________

Energizer Resources Inc.
(Exact name of Registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation or organization)	1040 (Primary Standard Industrial Classification Code Number)	20-0803515 (I.R.S. Employer Identification No.)
520 – 141 Adelaide Street West, Toronto, Ontario M5H 3L5 (416) 364-4911 (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

Richard E. Schler
Vice President and Chief Financial Officer
520 – 141 Adelaide Street West
Toronto, Ontario  M5H 3L5
(416) 364-4911
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

__________________

Copy to:

Kimberley R. Anderson Dorsey & Whitney LLP 701 Fifth Avenue, Suite 6100 Seattle, WA 98104 (206) 903-8800

__________________

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer (Do not check if a smaller reporting company) ☐	Smaller reporting company ☒

__________________

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE
We originally registered the resale by the Selling Shareholders (as described below) of 46,373,334 common shares, including common shares underlying warrants, pursuant to a registration statement on Form S-1 declared effective by the Securities and Exchange Commission on November 10, 2010.  This Post-Effective Amendment No. 1 to Form S-1 is being filed to update the registration statement on Form S-1 (File No. 333-168194) which was declared effective November 10, 2010.  In addition, we are deregistering 696,000 common shares acquirable upon the exercise of Class A broker warrants at the exercise price of US$0.30 per share because such warrants expired unexercised on March 15, 2012.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the Securities and Exchange Commission declares our registration statement effective.  This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated May 29, 2012

Preliminary Prospectus

Energizer Resources Inc.
45,677,334 Common Shares

This is an offering of up to 45,677,334 common shares, par value US$0.001 per share, of Energizer Resources Inc., ("we," "us," "our company" or the "Company"), by the selling shareholders listed beginning on page 13 of this prospectus. All of the common shares being offered, when sold, will be sold by selling shareholders. The common shares registered for resale under the registration statement of which this prospectus is part include:
●	up to 22,740,667 common shares held by the selling shareholders described herein;
●
up to 21,666,667 common shares acquirable upon the exercise of common share purchase warrants at the exercise price of US$0.50 per share for a period beginning July 15, 2010 and ending May 5, 2013, subject to earlier expiration in certain events;

●
up to 870,000 common shares acquirable upon the exercise of Class B broker warrants at the exercise price of US$0.50 per share at any time after a corresponding number of Class A broker warrants have been exercised by the particular agent and on or before May 5, 2013; and

●	up to 400,000 common shares acquirable upon the exercise of Class C broker warrants at the exercise price of US$0.30 per share until March 15, 2013.

On March 15, 2010, we sold 21,666,667 units at US$0.30 per unit for gross proceeds of US$6,500,000 in our brokered and non-brokered private placement offerings. Each unit consisted of one common share and one common share purchase warrant. Each common share purchase warrant entitles the holder to purchase one common share at an exercise price of US$0.50 for a period beginning July 15, 2010 and ending May 5, 2013, subject to earlier expiration in certain events. In connection with the brokered offerings, we issued 400,000 common shares, Class A broker warrants exercisable for up to 696,000 common shares and Class B broker warrants exercisable for up to 696,000 common shares to Clarus Securities Inc., and we issued Class A broker warrants exercisable for up to 174,000 common shares and Class B broker warrants exercisable for up to 174,000 common shares to Byron Securities Limited, as compensation for services rendered by Clarus and Byron in the brokered offerings. Byron has since acquired 174,000 common shares upon the exercise of the Class A broker warrants. The Class A broker warrants issued to Clarus expired unexercised on March 15, 2012. We also issued Class C broker warrants exercisable for up to 400,000 common shares and common share purchase warrants exercisable for up to 500,000 common shares to Clarus for advisory services. Clarus has since acquired 500,000 common shares upon the exercise of the common share purchase warrants. We will not receive any proceeds from the sale of the common shares by the selling shareholders. However, if the common share purchase warrants are exercised, or if the broker warrants are exercised on a cash basis, we will receive the exercise price of such warrants. We will pay the expenses of registering the common shares sold by the selling shareholders. See the section entitled "selling shareholders" beginning on page 13 of this prospectus.

The common shares were registered to permit the selling shareholders to sell the common shares from time to time, in amounts and at prices and on terms determined at the time of the offering. The selling shareholders may sell the common shares in a number of different ways and at prevailing market prices or privately negotiated transactions. We provide more information about how the selling shareholders may sell the common shares in the section entitled "Plan of Distribution" beginning on page 18 of this prospectus.

You should read this prospectus and any prospectus supplement carefully before you invest.

Our common shares are quoted on the OTC Bulletin Board (the "OTCBB") and the OTCQB market tier of OTC Markets Group, Inc. (the "OTCQB") under the symbol "ENZR", the Toronto Stock Exchange (the "TSX") under the symbol "EGZ" and the Frankfurt Stock Exchange under the symbol "YE5". On May 24, 2012, the last reported sale price for our common shares on the OTCBB and the TSX was US$0.25 and CDN$0.25 per share, respectively.

Investing in our common shares involves a high degree of risk. See "Risk Factors" beginning on page 4 of this prospectus.  We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 25, 2012

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The distribution or possession of this prospectus in or from certain jurisdictions may be restricted by law. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common shares. Our business, financial condition, results of operations and prospects may have changed since that date.

SUMMARY INFORMATION
The Offering	This is an offering of up to 45,677,334 common shares by the selling shareholders.

Shares Offered By the Selling Shareholders	45,677,334 common shares, $0.001 par value per common share.(1)

Offering Price	Determined at the time of sale by the selling shareholders

Common Shares Outstanding	156,747,178 (2)
as of May 25, 2012

Use of Proceeds
We will not receive any proceeds from the sale of the common shares by the selling shareholders. However, if the common share purchase warrants are exercised, or if the broker warrants are exercised on a cash basis, we will receive the exercise price of the common share purchase warrants and broker warrants. The common shares that will be resold under this prospectus were sold by us, or were issued upon the exercise of common share purchase warrants and broker warrants granted by us. The funds that we raised through the sale of those common shares are being used to further our exploration program on our Green Giant and joint venture ground graptite and vanadium project in Madagascar, including completion of a resource definition drill program and metallurgical testing, and for general corporate purposes.

Dividend Policy	We currently intend to retain any future earnings to fund the development and growth of our business. Therefore, we do not currently anticipate paying cash dividends.

Trading Symbols	OTCBB: ENZR; OTCQB: ENZR; TSX: EGZ; Frankfurt Stock Exchange: YE5

(1)
In connection with the brokered and non-brokered offerings, we agreed to use commercially reasonable best efforts to file a registration statement with the Securities and Exchange Commission and cause it to become effective as soon as practicable after the closing of the brokered and non-brokered offerings, and to cause the registration statement to remain effective until the earlier of: (i) the date on which all the common shares issued in the brokered and non-brokered offerings and all of the common shares acquirable upon exercise of the common share purchase warrants issued in the brokered and non-brokered offerings have been sold pursuant to the registration statement or Rule 144 under the Securities Act of 1933, as amended; and (ii) the date on which all such common shares have ceased to be outstanding (whether as a result of the repurchase and cancellation, conversion or otherwise), provided that the selling shareholders furnish in writing to us all information within their possession or knowledge that we or our counsel may reasonably require or request (as needed) in order to keep the registration statement continuously effective.

(2)
Outstanding common shares excludes 23,690,000 common shares acquirable upon exercise of options at exercise prices ranging from US$0.20 to US$0.395 per share and 43,619,695 common shares acquirable upon exercise of common share purchase warrants at exercise prices ranging from US$0.15 to US$0.75.

Summary of Our Business
Energizer Resources Inc. is an exploration stage company engaged in the search for vanadium, graphite, uranium, gold and other minerals. We have an interest in properties located in the African country of Madagascar and Canada (Province of Québec).  None of the properties in which we hold an interest have known mineral reserves of any kind at this time.  As such, the work programs planned by us are exploratory in nature.

Our executive offices are currently located at 520–141 Adelaide Street West, Toronto, Ontario, Canada M5H 3L5. Our telephone number is (416) 364-4911.  We maintain a website at www.energizerresources.com (which website is expressly not incorporated by reference into this filing).

The Offering
We are registering for resale common shares held or acquirable by the selling shareholders pursuant to the brokered and non-brokered private placement offerings.

On March 15, 2010, we completed brokered and non-brokered offerings consisting of 21,666,667 units at US$0.30 per unit for gross proceeds of US$6,500,000. We sold 14,500,000 units for gross proceeds of US$4,350,000 in the brokered offerings and 7,166,667 units for gross proceeds of US$2,150,000 in the non-brokered offerings. Each unit consisted of one common share and one common share purchase warrant. Each common share purchase warrant entitles the holder to purchase one common share at an exercise price of US$0.50 for a period beginning July 15, 2010 and ending May 5, 2013. We may accelerate the expiry of the common share purchase warrants if our common shares trade at a closing price greater than US$0.75 per common share for 21 consecutive days on the OTCBB or the TSX Venture Exchange (the "TSX-V") (or such other stock exchange or quotation system on which the common shares may be listed and where a majority of the trading volume occurs) at any time after December 15, 2010, provided the registration statement has been declared and remains effective.

In connection with the brokered and non-brokered offerings, we agreed to use commercially reasonable best efforts to file a registration statement with the Securities and Exchange Commission and cause it to become effective as soon as practicable after the closing of the brokered and non-brokered offerings, and to cause the registration statement to remain effective until the earlier of: (i) the date on which all the common shares issued in the brokered and non-brokered offerings and all of the common shares acquirable upon the exercise of the common share purchase warrants issued in the brokered and non-brokered offerings have been sold pursuant to the registration statement or Rule 144 under the Securities Act of 1933, as amended (the "Securities Act"); and (ii) the date on which all such common shares have ceased to be outstanding (whether as a result of the repurchase and cancellation, conversion or otherwise), provided that the selling shareholders furnish in writing to us all information within their possession or knowledge that we or our counsel may reasonably require in order to keep the registration statement continuously effective.

The units were issued together with listing rights and filing rights. If our common shares had not commenced trading on the TSX-V on or before June 15, 2010, each holder of a common share comprising a unit issued in the brokered and non-brokered offerings would have been entitled to be issued one-tenth of one common share beginning on June 15, 2010 and an additional one-tenth common share pursuant to such listing right on every six month anniversary thereafter in which our common shares did not commence trading on the TSX-V until June 15, 2012, such that the maximum number of common shares which would be issued pursuant to the listing rights is equal to 50% of the common shares comprising the units issued in the brokered and non-brokered offerings. As our common shares commenced trading on the TSX-V on May 5, 2010, all listing rights have expired and no common shares will be issued pursuant to such listing rights. Effective June 16, 2011, our common shares commenced trading on the TSX.  If the registration statement had not been declared effective on or before December 15, 2010, each holder of a common share comprising a unit issued in the brokered and non-brokered offerings would have been entitled to be issued one-tenth of one common share beginning on December 15, 2010 and an additional one-tenth of one common share pursuant to such filing right on every six month anniversary thereafter in which the registration statement had not been declared effective until December 15, 2011, such that the maximum number of common shares which would be issued pursuant to the filing rights is equal to 30% of the common shares comprising the units issued in the brokered and non-brokered offerings. As the registration statement was originally declared effective on November 10, 2010, all filing rights have expired and no common shares will be issued pursuant to such filing rights.

In connection with the strategic investments by Dundee Corporation and Consolidated Thompson Iron Mines Limited (which was acquired by Cliffs Natural Resources Inc. pursuant to a court-approved plan of arrangement under the Canadian Business Corporations Act in May 2011, and is now known as Cliffs Quebec Iron Mining Limited), we granted Dundee and Consolidated Thompson with certain pre-emptive rights to participate in our future financings and the right to appoint one member to our board of directors. Dundee was granted the right to participate for up to 20% of all future financings of the Company until March 15, 2012, provided it held 10% of our issued and outstanding common shares. Upon the closing of the brokered offering, Dundee was also granted the right to immediately appoint one member to the Company's board of directors, and provided it held 10% of our issued and outstanding common shares, Dundee would have the right to nominate one person to the list of director nominees forwarded by management of the Company for election at the annual shareholders meeting. Dundee no longer has the right to nominate one person to the list of director nominees as it no longer holds 10% of our issued and outstanding common shares. Consolidated Thompson was granted the right to participate for up to 7% of all future financings of the Company until March 15, 2012, provided it held 5% of our issued and outstanding common shares. Upon the closing of the non-brokered offering, Consolidated Thompson was also granted the right to immediately appoint one member to the Company's board of directors, and provided it held 5% of our issued and outstanding common shares, Consolidated Thompson would have the right to nominate one person to the list of director nominees forwarded by management of the Company for election at the annual shareholders meeting.  Consolidated Thompson no longer has the right to nominate one person to the list of director nominees as it no longer holds 5% of our issued and outstanding common shares

As consideration for their services in connection with the brokered offerings, Clarus Securities Inc. and Byron Securities Limited (together, the "Agents") were (i) paid a cash commission of 6% of the gross proceeds of the brokered offerings, (ii) issued 870,000 Class A broker warrants, and (iii) issued 870,000 Class B broker warrants. Each Class A broker warrant entitled the holder to acquire one common share at an exercise price of US$0.30 until March 15, 2012. Each Class B broker warrant entitles the holder to acquire one common share at an exercise price of US$0.50 at any time after a corresponding number of Class A broker warrants have been exercised by the particular Agent and on or before May 5, 2013. Byron has since acquired 174,000 common shares upon the exercise of Class A broker warrants. The Class A broker warrants issued to Clarus expired unexercised on March 15, 2012. In addition, Clarus was issued 400,000 common shares and 400,000 Class C broker warrants as consideration for certain advisory services in connection with the brokered offerings. Each Class C broker warrant entitles the holder to acquire one common share at an exercise price of US$0.30 until March 15, 2013. We also agreed to pay the legal fees of Agents' counsel incurred in connection with the brokered offerings and the preparation and review of the registration statement. In July 2010, we issued 500,000 common share purchase warrants to Clarus for services it provided in connection with the listing of our common shares on the TSX-V. Each such warrant entitled the holder to acquire one common share at an exercise price of US$0.20 until July 2, 2012. Clarus has since acquired 500,000 common shares upon the exercise of such warrants.

The registration statement registers an aggregate of 45,677,334 common shares of which (i) 22,740,667 common shares are currently outstanding and (ii) 22,936,667 common shares are acquirable upon the exercise of the common share purchase warrants and broker warrants issued in connection with the brokered and non-brokered offerings at the exercise prices and exercise periods described above.

The net proceeds of the brokered and non-brokered offerings are being used to further our exploration program on our Green Giant and joint venture ground graphite and vanadium project in Madagascar, including completion of a resource definition drill program and metallurgical testing, and for general corporate purposes.

 Summary Financial Information
The summary financial information set forth below should be read in conjunction with the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our financial statements and notes thereto appearing elsewhere in this prospectus. Our financial statements have been prepared in accordance with United States generally accepted accounting principles and are expressed in United States dollars.

The summary financial information for the fiscal years ended June 30, 2011 and 2010 and the nine month period  ended March 31, 2012 (unaudited) has been derived from our financial statements included in this prospectus.

	As of June 30, 2011 ($)	As of June 30, 2010 ($)	As of March 31, 2012 (unaudited)($)
Total Assets	12,761,886	2,863,223	5,418,416
Total Liabilities	702,476	413,121	749.102

	For the Fiscal Years Ended June 30,
	2011 ($)	2010 ($)	For the period ended March 31, 2012 (unaudited) ($)
Operating Revenues	Nil	Nil	Nil
Operating Expenses	4,984,314	10,718,586	13,142,752
Loss from Continuing Operations	4,873,555	10,708,589	13,068,513
Loss per common share from Continuing Operations	(0.04)	(0.12)	(0.09)
Cash dividends declared and paid per common share	Nil	Nil	Nil

 RISK FACTORS
Our business is subject to a variety of risks and uncertainties, including, but not limited to, the risks and uncertainties described below.  If any of the risks described below, or elsewhere in this report on Form 10-Q, or our Company's other filings with the Securities and Exchange Commission (the "SEC"), were to occur, our financial condition and results of operations could suffer and the trading price of our common stock could decline.  Additionally, if other risks not presently known to us, or that we do not currently believe to be significant, occur or become significant, our financial condition and results of operations could suffer and the trading price of our common stock could decline.

The report of our independent registered public accounting firm contains explanatory language that substantial doubt exists about our ability to continue as a going concern.
The independent auditor's report on our financial statements contains explanatory language that substantial doubt exists about our ability to continue as a going concern.  Due to our lack of operating history and present inability to generate revenues, we have sustained operating losses since our inception.  Since our inception, up to March 31, 2012, we had accumulated net losses of $65,142,353.  If we are unable to obtain sufficient financing in the near term as required or achieve profitability, then we would, in all likelihood, experience severe liquidity problems and may have to curtail our operations.  If we curtail our operations, we may be placed into bankruptcy or undergo liquidation, the result of which will adversely affect the value of our common shares.

Our common shares have been subject to penny stock regulation in the United States of America.
Our common shares have been subject to the provisions of Section 15(g) and Rule 15g-9 of the (US) Securities Exchange Act of 1934, as amended (the "Exchange Act"), commonly referred to as the "penny stock" rule.  Section 15(g) sets forth certain requirements for transactions in penny stocks and Rule 15g-9(d)(1) incorporates the definition of penny stock as that used in Rule 3a51-1 of the Exchange Act.  The Commission generally defines penny stock to be any equity security that has a market price less than US$5.00 per share, subject to certain exceptions.  Rule 3a51-1 provides that any equity security is considered to be penny stock unless that security is: registered and traded on a national securities exchange meeting specified criteria set by the Commission; issued by a registered investment company; excluded from the definition on the basis of price (at least US$5.00 per share) or the registrant's net tangible assets; or exempted from the definition by the Commission. If our common shares are deemed to be "penny stock", trading in common shares will be subject to additional sales practice requirements on broker/dealers who sell penny stock to persons other than established customers and accredited investors.

Financial Industry Regulatory Authority, Inc. ("FINRA") sales practice requirements may limit a shareholder's ability to buy and sell our common shares.
In addition to the "penny stock" rules described above, FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer.  Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information.  Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers.  FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common shares, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

We may not have access to sufficient capital to pursue our business and therefore would be unable to achieve our planned future growth.
We intend to pursue a growth strategy that includes development of our Company's business plan.  Currently we have limited capital, which is insufficient to pursue our plans for development and growth.  Our ability to implement our exploration plans will depend primarily on our ability to obtain additional private or public equity or debt financing.  Such financing may not be available at all, or we may be unable to locate and secure additional capital on terms and conditions that are acceptable to us.  Financing exploration plans through equity financing may have a dilutive effect on our common shares.  Our failure to obtain additional capital will have a material adverse effect on our business.

Our primary exploration efforts are in the African country of Madagascar, where there is uncertainty with regard to its leader's commitment to democratic elections.
The timing of democratic elections in Madagascar remains uncertain.  To date, our Company has not been placed under any constraints or experienced any disruptions in our exploration efforts due to the political situation in Madagascar.  Depending on future actions taken by the transitional government in Madagascar, our Company and its business operations could be impacted.

A roadmap was signed by the various political factions on September 17, 2011, a government of national unity was formed in November and the transition parliament was re-structured to include opposition members.  The African Union has endorsed this roadmap.  This roadmap provides a path for democratic elections in Madagascar.  However, at the date of this report, these elections have not taken place and are unlikely to take place until the latter stages of 2012, at the earliest.

As the roadmap has not been fully implemented, the EU has extended its suspension of development assistance to Madagascar (with the continuing exception for humanitarian aid).  With UN assistance, the transition government introduced a law with respect to the independent elections commission which was adopted by the transition parliament in January 2012.  Presently, other elections-related laws are being studied by the parliament.   We are actively monitoring the political climate in Madagascar and continue to hold meetings with representatives of the government and the Ministry of Mines.

The granting, transformation or amendment of exploration and research mining permits within the country continues to be suspended.  Our Company has continued to pay taxes and administrative fees  in Madagascar with respect to all the mining permits we hold.  These payments have been acknowledged and accepted by the Madagascar government.

Any adverse developments to the political situation in Madagascar could have a material effect on our Company's business, results of operations and financial condition.

As a public company we are subject to complex legal and accounting requirements that will require us to incur significant expenses and will expose us to risk of non-compliance.
As a public company, we are subject to numerous legal and accounting requirements that do not apply to private companies.  The cost of compliance with many of these requirements is material, not only in absolute terms but, more importantly, in relation to the overall scope of the operations of a small company.  Our relative inexperience with these requirements may increase the cost of compliance and may also increase the risk that we will fail to comply.  Failure to comply with these requirements can have numerous adverse consequences including, but not limited to, our inability to file required periodic reports on a timely basis, loss of market confidence, delisting of our securities and/or governmental or private actions against us.  We cannot assure you that we will be able to comply with all of these requirements or that the cost of such compliance will not prove to be a substantial competitive disadvantage vis-à-vis our privately held and larger public competitors.

Because we are quoted on the OTCQB instead of a national securities exchange in the United States, our U.S. investors may have more difficulty selling their stock or experience negative volatility on the market price of our stock in the United States.
In the United States, our common shares are currently quoted on the OTCQB.  The OTCQB can be highly illiquid, in part because it does not have a national quotation system by which potential investors can follow the market price of shares except through information received and generated by a limited number of broker-dealers that make markets in particular stocks.  There is a greater chance of volatility for securities that trade on the OTCQB as compared to a national securities exchange in the United States, such as the New York Stock Exchange, the NASDAQ Stock Market or the NYSE Amex.  This volatility may be caused by a variety of factors, including the lack of readily available price quotations, the absence of consistent administrative supervision of bid and ask quotations, lower trading volume, and market conditions.  U.S. investors in our common shares may experience high fluctuations in the market price and volume of the trading market for our securities.  These fluctuations, when they occur, have a negative effect on the market price for our common shares.  Accordingly, our U.S. shareholders may not be able to realize a fair price from their shares when they determine to sell them or may have to hold them for a substantial period of time until the market for our common shares improves.

In addition to being quoted on the OTCQB, on June 16, 2011, our common shares commenced trading on the Toronto Stock Exchange ("TSX").  The TSX is Canada's national stock exchange.  Prior to this, from May 5, 2010 to June 15, 2011, our common shares traded on the TSX – Venture Exchange.  Our common shares are also listed on the Frankfurt Exchange under the symbol YE5.

We do not intend to pay dividends.
We do not anticipate paying cash dividends on our common shares in the foreseeable future.  We may not have sufficient funds to legally pay dividends.  Even if funds are legally available to pay dividends, we may nevertheless decide in our sole discretion not to pay dividends.  The declaration, payment and amount of any future dividends will be made at the discretion of our board of directors, and will depend upon, among other things, the results of our operations, cash flows and financial condition, operating and capital requirements, and other factors our board of directors may consider relevant.  There is no assurance that we will pay any dividends in the future, and, if dividends are paid, there is no assurance with respect to the amount of any such dividend.

Failure to achieve and maintain effective internal controls in accordance with Section 404 of the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act") could have a material adverse effect on our business & operating results.
If we fail to comply with the requirements of Section 404 of the Sarbanes-Oxley Act regarding internal control over financial reporting or to remedy any material weaknesses in our internal controls that we may identify, such failure could result in material misstatements in our financial statements, cause investors to lose confidence in our reported financial information and have a negative effect on the trading price of our common shares.

Pursuant to Section 404 of the Sarbanes-Oxley Act and current SEC regulations, we are required to prepare assessments regarding internal controls over financial reporting. In connection with our on-going assessment of the effectiveness of our internal control over financial reporting, we may discover "material weaknesses" in our internal controls as defined in standards established by the Public Company Accounting Oversight Board, or the PCAOB.  A material weakness is a significant deficiency, or combination of significant deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected.  The PCAOB defines "significant deficiency" as a deficiency that results in more than a remote likelihood that a misstatement of the financial statements that is more than inconsequential will not be prevented or detected.

In the event that a material weakness is identified, we will employ qualified personnel and adopt and implement policies and procedures to address any material weaknesses that we identify.  However, the process of designing and implementing effective internal controls is a continuous effort that requires us to anticipate and react to changes in our business and the economic and regulatory environments and to expend significant resources to maintain a system of internal controls that is adequate to satisfy our reporting obligations as a public company.  We cannot assure you that the measures we will take will remediate any material weaknesses that we may identify or that we will implement and maintain adequate controls over our financial process and reporting in the future.

Any failure to complete our assessment of our internal control over financial reporting, to remediate any material weaknesses that we may identify or to implement new controls, or difficulties encountered in their implementation, could harm our operating results, cause us to fail to meet our reporting obligations or result in material misstatements in our financial statements.  Any such failure could also adversely affect the results of the periodic management evaluations of our internal controls.  Inadequate internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our common shares.

The price at which you purchase our common shares may not be indicative of the price that will prevail in the trading market. You may be unable to sell your common shares at or above your purchase price, which may result in substantial losses to you. The market price for our common shares is particularly volatile given our status as a relatively unknown company with a small and thinly traded public float, limited operating history and lack of profits which could lead to wide fluctuations in our share price.
The market for our common shares is characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future.  The volatility in our share price is attributable to a number of factors.  First our common shares are sporadically and thinly traded.  As a consequence of this lack of liquidity, the trading of relatively small quantities of shares by our shareholders may disproportionately influence the price of those shares in either direction.  The price for our shares could, for example, decline precipitously in the event that a large number of our common shares are sold on the market without commensurate demand, as compared to a seasoned issuer which could better absorb those sales without adverse impact on its share price.  Secondly, we are a speculative or "risky" investment due to our limited operating history, lack of profits to date and uncertainty of future market acceptance for our potential products. As a consequence of this enhanced risk, more risk-adverse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the stock of a seasoned issuer.  Many of these factors are beyond our control and may decrease the market price of our common shares, regardless of our operating performance.  We cannot make any predictions or projections as to what the prevailing market price for our common shares will be at any time, including as to whether our common shares will sustain their current market prices, or as to what effect that the sale of shares or the availability of common shares for sale at any time will have on the prevailing market price.

Shareholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse.  Such patterns include control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;  manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses.  Our management is aware of the abuses that have occurred historically in the penny stock market.  Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.  The occurrence of these patterns or practices could increase the volatility of our share price.

Volatility in our common share price may subject us to securities litigation, thereby diverting our resources that may have a material effect on our profitability and results of operations.
As discussed in the preceding risk factors, the market for our common shares is characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future.  In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities.  We may in the future be the target of similar litigation.  Securities litigation could result in substantial costs and liabilities and could divert management's attention and resources.

Should we lose the services of our key executives, our financial condition and proposed expansion may be negatively impacted.
We depend on the continued contributions of our executive officers to work effectively as a team, to execute our business strategy and to manage our business.  The loss of key personnel, or their failure to work effectively, could have a material adverse effect on our business, financial condition, and results of operations.  Specifically, we rely on J.A. Kirk McKinnon, our Chief Executive Officer, and Richard E. Schler, our Vice-President and Chief Financial Officer.   We do not maintain key man life insurance on these individuals.   Should we lose any or all of their services and we are unable to replace their services with equally competent and experienced personnel, our operational goals and strategies may be adversely affected, which will negatively affect our potential revenues.

Minnesota law and our articles of incorporation protect our directors from certain types of lawsuits, which could make it difficult for us to recover damages from them in the event of a lawsuit.
Minnesota law provides that our directors will not be liable to our Company or to our stockholders for monetary damages for all but certain types of conduct as directors.  Our articles of incorporation require us to indemnify our directors and officers against all damages incurred in connection with our business to the fullest extent provided or allowed by law.  The exculpation provisions may have the effect of preventing stockholders from recovering damages against our directors caused by their negligence, poor judgment or other circumstances.  The indemnification provisions may require our Company to use its assets to defend our directors and officers against claims, including claims arising out of their negligence, poor judgment, or other circumstances.

We have not identified any mineral reserves or resources and due to the speculative nature of mineral property exploration, there is substantial risk that no commercially exploitable minerals will be found and our business will fail.
Exploration for minerals is a speculative venture involving substantial risk.  We cannot provide investors with any assurance that our claims and properties contain commercially exploitable reserves.  The exploration work that we intend to conduct on our claims or properties may not result in the discovery of commercial quantities of vanadium, graphite, gold uranium, or other minerals.  Problems such as unusual and unexpected rock formations and other conditions are involved in mineral exploration and often result in unsuccessful exploration efforts.  In such a case, we would be unable to complete our business plan.

We are a mineral exploration company with a limited operating history and expect to incur operating losses for the foreseeable future.
We are a mineral exploration company.  We have not earned any revenues and we have not been profitable.  Prior to completing exploration on our claims, we may incur increased operating expenses without realizing any revenues from those claims.  There are numerous difficulties normally encountered by mineral exploration companies, and these companies experience a high rate of failure.  The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake.  These potential problems include, but are not limited to, unanticipated problems relating to exploration and additional costs and expenses that may exceed current estimates.  We have no history upon which to base any assumption as to the likelihood that our business will prove successful, and we can provide no assurance to investors that we will generate any operating revenues or ever achieve profitable operations.

Because of the speculative nature of mineral property exploration, there is substantial risk that no commercially exploitable minerals will be found and our business will fail.
Exploration for minerals is a speculative venture involving substantial risk.  We cannot provide investors with any assurance that our claims and properties contain commercially exploitable reserves.  The exploration work that we intend to conduct on our claims or properties may not result in the discovery of commercial quantities of vanadium, graphite, gold, uranium or other minerals.  Problems such as unusual and unexpected rock formations and other conditions are involved in mineral exploration and often result in unsuccessful exploration efforts. In such a case, we would be unable to complete our business plan.

Because of the inherent dangers involved in mineral exploration, there is a risk that we may incur liability or damages as we conduct our business.
The search for valuable minerals involves numerous hazards.  As a result, we may become subject to liability for such hazards, including pollution, cave-ins and other hazards against which we cannot, or may elect not, to insure against.  We currently have no such insurance, but our management intends to periodically review the availability of commercially reasonable insurance coverage.  If a hazard were to occur, the costs of rectifying the hazard may exceed our asset value and cause us to liquidate all our assets.

If we confirm commercial concentrations of vanadium, graphite, gold, uranium or other minerals on our claims and interests, we can provide no assurance that we will be able to successfully bring those claims or interests into commercial production.
If our exploration programs are successful in confirming deposits of commercial tonnage and grade, we will require significant additional funds in order to place the claims and interests into commercial production.  This may occur for a number of reasons, including because of regulatory or permitting difficulties, because we are unable to obtain any adequate funds or because we cannot obtain such funds on terms that we consider economically feasible.

Because access to most of our properties is often restricted by inclement weather or proper infrastructure, our exploration programs are likely to experience delays.
Access to most of the properties underlying our claims and interests is restricted due to their remote locations and because of weather conditions.  Most of these properties are only accessible by air.  As a result, any attempts to visit, test, or explore the property are generally limited to those periods when weather permits such activities.  These limitations can result in significant delays in exploration efforts, as well as mining and production efforts in the event that commercial amounts of minerals are found.  This could cause our business to fail.

As we undertake exploration of our claims and interests, we will be subject to the compliance of government regulation that may increase the anticipated time and cost of our exploration program.
There are several governmental regulations that materially restrict the exploration of minerals.  We will be subject to the mining laws and regulations in force in the jurisdictions where our claims are located, and these laws and regulations may change over time.  In order to comply with these regulations, we may be required to obtain work permits, post bonds and perform remediation work for any physical disturbance to land.  While our planned budget for exploration programs includes a contingency for regulatory compliance, there is a risk that new regulations could increase our costs of doing business and prevent us from carrying out our exploration program, or that the budgeted amounts are inadequate.

Our operations are subject to strict environmental regulations, which result in added costs of operations and operational delays.
Our operations are subject to environmental regulations, which could result in additional costs and operational delays. All phases of our operations are subject to environmental regulation.  Environmental legislation is evolving in some countries and jurisdictions in a manner that may require stricter standards, and enforcement, increased fines and penalties for non-compliance, more stringent environmental assessments of proposed projects, and a heightened degree of responsibility for companies and their officers, directors, and employees. There is no assurance that any future changes in environmental regulation will not negatively affect our projects.

We have no insurance for environmental problems.
Insurance against environmental risks, including potential liability for pollution or other hazards as a result of the disposal of waste products occurring from exploration and production, has not been available generally in the mining industry.  We have no insurance coverage for most environmental risks.  In the event of a problem, the payment of environmental liabilities and costs would reduce the funds available to us for future operations.  If we are unable to fund fully the cost of remedying an environmental problem, we might be required to enter into an interim compliance measure pending completion of the required remedy.

Due to external market factors in the mining business, we may not be able to market any minerals that may be found.
The mining industry, in general, is intensely competitive.  Even if commercial quantities of minerals are discovered, we can provide no assurance to investors that a ready market will exist for the sale of these minerals.  Numerous factors beyond our control may affect the marketability of any substances discovered.  These factors include market fluctuations, the proximity and capacity of markets and processing equipment, and government regulations, including regulations relating to prices, taxes, royalties, land tenure, land use, mineral importing and exporting and environmental protection.  The exact effect of these factors cannot be accurately predicted, but any combination of these factors may result in our not receiving an adequate return on invested capital.

Our performance may be subject to fluctuations in market prices of vanadium, graphite, gold, uranium, and  other minerals.
The profitability of a mineral exploration project could be significantly affected by changes in the market price of the relevant minerals.  Recently, the price of vanadium has increased due to the markets in China as well as the expanded uses including large-scale power storage application.  With respect to the market prices of graphite, its price has increased over the past several months.  The price of gold, while recently reaching record highs has decreased over the past few months.  Demand for gold can also be influenced by economic conditions, attractiveness as an investment vehicle and the relative strength of the U.S. dollar and local investment currencies.  The market price of uranium has increased due in large measure to projections as to the number of new nuclear energy plants that will be constructed in China, the United States and other jurisdictions.  A number of other factors affect the market prices for other minerals. The aggregate effect of the factors affecting the prices of various minerals is impossible to predict with accuracy.  Fluctuations in mineral prices may adversely affect the value of any mineral discoveries made on the properties with which we are involved, which may in turn affect the market price and liquidity of our common shares and our ability to pursue and implement our business plan.  In addition, the price of vanadium has in the past fluctuated significantly on a month-to-month and year-to-year basis.

Because from time to time we hold a significant portion of our cash reserves in Canadian dollars, we may experience losses due to foreign exchange translations.
From time to time we hold a significant portion of our cash reserves in Canadian dollars.  Due to foreign exchange rate fluctuations, the value of these Canadian dollar reserves can result in translation gains or losses in U.S. dollar terms.  If there was a significant decline in the Canadian dollar versus the U.S. dollar, our converted Canadian dollar cash balances presented in U.S. dollars on our balance sheet would significantly decline.  If the US dollar significantly declines relative to the Canadian dollar our quoted US dollar cash position would significantly decline as it would be more expensive in US dollar terms to pay Canadian dollar expenses.  We have not entered into derivative instruments to offset the impact of foreign exchange fluctuations.  Such foreign exchange declines could cause us to experience losses.

Our Company's business is impacted by any instability and fluctuations in global financial systems.
The recent credit crisis and related instability in the global financial system, although somewhat abated, has had, and may continue to have, an impact on our Company's business and our Company's financial condition. Our Company may face significant challenges if conditions in the financial markets do not continue to improve. Our Company's ability to access the capital markets may be severely restricted at a time when our Company wishes or needs to access such markets, which could have a materially adverse impact on our Company's flexibility to react to changing economic and business conditions or carry on our operations.

Until we can validate otherwise, the properties described below have no known mineral reserves of any kind and we are planning programs that are exploratory in nature.
Further details regarding our Company's properties, although not incorporated by reference, including the comprehensive geological report prepared in compliance with Canada's National Instrument 43-101 on the Sagar Property in Northern Québec and on the Green Giant Property in Madagascar, have been filed within our Company's filings on Sedar at http://www.sedar.com (which website is expressly not incorporated by reference into this filing).

Climate change and related regulatory responses may impact our business.
Climate change as a result of emissions of greenhouse gases is a significant topic of discussion and may generate government regulatory responses in the near future.  It is impracticable to predict with any certainty the impact of climate change on our business or the regulatory responses to it, although we recognize that they could be significant.  However, it is too soon for us to predict with any certainty the ultimate impact, either directionally or quantitatively, of climate change and related regulatory responses.

To the extent that climate change increases the risk of natural disasters or other disruptive events in the areas in which we operate, we could be harmed.  While we maintain rudimentary business recovery plans that are intended to allow us to recover from natural disasters or other events that can be disruptive to our business, our plans may not fully protect us from all such disasters or events.

Compliance with changing regulation of corporate governance and public disclosure will result in additional expenses and pose challenges for our management.
Changing laws, regulations and standards relating to corporate governance and public disclosure, including the Dodd-Frank Wall Street Reform and Consumer Protection Act and the rules and regulations promulgated thereunder, the Sarbanes-Oxley Act and SEC regulations, have created uncertainty for public companies and significantly increased the costs and risks associated with accessing the U.S. public markets.  Our management team will need to devote significant time and financial resources to comply with both existing and evolving standards for public companies, which will lead to increased general and administrative expenses and a diversion of management time and attention from revenue generating activities to compliance activities.

We are an "emerging growth company" and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.
We are an "emerging growth company," as defined in the Jumpstart our Business Startups Act of 2012 or JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not "emerging growth companies" including not being required to comply with the auditor attestation requirements of section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.  We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions.  If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.   In addition, Section 107 of the JOBS Act also provides that an "emerging growth company" can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards.  An "emerging growth company" can therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.

We will incur increased costs and demands upon management as a result of complying with the laws and regulations that affect public companies, which could materially adversely affect our results of operations, financial condition, business and prospects.
As a public company and particularly after we cease to be an "emerging growth company," we will incur significant legal, accounting and other expenses that we have not incurred to date, including increased costs associated with public company reporting and corporate governance requirements. These requirements include compliance with Section 404 and other provisions of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, as well as rules implemented by the SEC.  The increased costs associated with operating as a public company will decrease our net income or increase our net loss, and may require us to reduce costs in other areas of our business. Additionally, if these requirements divert our management's attention from other business concerns, they could have a material adverse effect on our results of operations, financial condition, business and prospects.   However, for as long as we remain an "emerging growth company" as defined in the JOBS Act, we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not "emerging growth companies" including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We may take advantage of these reporting exemptions until we are no longer an "emerging growth company."   If the market value of our common stock that is held by non-affiliates exceeds $700 million as of any June 30, we would cease to be an "emerging growth company" as of the following June 30, or if we issue more than $1 billion in non-convertible debt in a three-year period, we would cease to be an "emerging growth company" immediately.

SHOULD ONE OR MORE OF THE FOREGOING RISKS OR UNCERTAINTIES MATERIALIZE, OR SHOULD THE UNDERLYING ASSUMPTIONS OF OUR BUSINESS PROVE INCORRECT, ACTUAL RESULTS MAY DIFFER SIGNIFICANTLY FROM THOSE ANTICIPATED, BELIEVED, ESTIMATED, EXPECTED, INTENDED OR PLANNED.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus contains certain forward-looking statements regarding management's plans and objectives for future operations including plans and objectives relating to our planned marketing efforts and future economic performance. The forward-looking statements and associated risks set forth in this prospectus include or relate to, among other things, (a) our growth strategies, (b) anticipated trends in the mining industry, (c) our ability to obtain and retain sufficient capital for future operations, and (d) our anticipated needs for working capital. These statements may be found under "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Description of Business," as well as in this prospectus generally. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under "Risk Factors" and matters described in this prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this prospectus will in fact occur.

The forward-looking statements herein are based on current expectations that involve a number of risks and uncertainties. Such forward-looking statements are based on assumptions described herein. The assumptions are based on judgments with respect to, among other things, future economic, competitive and market conditions, and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Accordingly, although we believe that the assumptions underlying the forward-looking statements are reasonable, any such assumption could prove to be inaccurate and therefore there can be no assurance that the results contemplated in forward-looking statements will be realized. In addition, as disclosed elsewhere in the "Risk Factors" section of this prospectus, there are a number of other risks inherent in our business and operations which could cause our operating results to vary markedly and adversely from prior results or the results contemplated by the forward-looking statements. Management decisions, including budgeting, are subjective in many respects and periodic revisions must be made to reflect actual conditions and business developments, the impact of which may cause us to alter marketing, capital investment and other expenditures, which may also materially adversely affect our results of operations. In light of significant uncertainties inherent in the forward-looking information included in this prospectus, the inclusion of such information should not be regarded as a representation by us or any other person that our objectives or plans will be achieved.

Any statement in this prospectus that is not a statement of an historical fact constitutes a "forward-looking statement". Further, when we use the words "may", "expect", "anticipate", "plan", "believe", "seek", "estimate", "internal", and similar words, we intend to identify statements and expressions that may be forward- looking statements. We believe it is important to communicate certain of our expectations to our investors. Forward-looking statements are not guarantees of future performance. They involve risks, uncertainties and assumptions that could cause our future results to differ materially from those expressed in any forward-looking statements. Many factors are beyond our ability to control or predict. You are accordingly cautioned not to place undue reliance on such forward-looking statements. Important factors that may cause our actual results to differ from such forward-looking statements include, but are not limited to, the risks outlined under "Risk Factors" herein. The reader is cautioned that our company does not have a policy of updating or revising forward-looking statements and thus the reader should not assume that silence by management of our company over time means that actual events are bearing out as estimated in such forward-looking statements.

All references to "dollars", "$" or "US$" are to United States dollars and all references to "CDN$" are to Canadian dollars.  United States dollar equivalents of Canadian dollar figures are based on the noon exchange rate as reported by the Bank of Canada on the applicable date.

USE OF PROCEEDS
We will not receive any proceeds from the sale of common shares by the selling shareholders. The selling shareholders will receive all of the net proceeds from the sale of common shares offered by them under this prospectus. If the common share purchase warrants and broker warrants are exercised by the selling shareholders, the proceeds from the common share purchase warrants and broker warrants (if the broker warrants are exercised on a cash basis) will be used to further our exploration and development efforts on graphite and vanadium in Madagascar on both the 100% owned ground and the 75% joint venture owned ground and for general corporate purposes.

SELLING SHAREHOLDERS
This prospectus covers the offering of up to 45,677,334 common shares by the selling shareholders. We will not receive any proceeds from the sale of common shares by selling shareholders.

The common shares issued to the selling shareholders are "restricted securities" under applicable federal and state securities laws and are being registered to give the selling shareholders the opportunity to sell their common shares. The registration of such common shares does not necessarily mean, however, that any of these common shares will be offered or sold by the selling shareholders. The selling shareholders may from time to time offer and sell all or a portion of their common shares in the over-the-counter market, in negotiated transactions, or otherwise, at market prices prevailing at the time of sale or at negotiated prices.

The registered common shares may be sold directly or through brokers or dealers, or in a distribution by one or more underwriters on a firm commitment or best efforts basis. To the extent required, the names of any agent or broker-dealer and applicable commissions or discounts and any other required information with respect to any particular offer will be set forth in an accompanying prospectus supplement. See "Plan of Distribution" beginning on page [INSERT PAGE NUMBER] of this prospectus. Each of the selling shareholders reserves the sole right to accept or reject, in whole or in part, any proposed purchase of the registered common shares to be made directly or through agents. The selling shareholders and any agents or broker-dealers that participate with the selling shareholders in the distribution of their registered common shares may be deemed to be "underwriters" within the meaning of the Securities Act, and any commissions received by them and any profit on the resale of the registered common shares may be deemed to be underwriting commissions or discounts under the Securities Act.

We will receive no proceeds from the sale of the registered common shares, and we have agreed to bear the expenses of registration of the common shares, other than commissions and discounts of agents or broker-dealers and transfer taxes, if any.

 Selling Shareholders Information
The following table sets forth the number of common shares beneficially owned by the selling shareholders as of the closing date of the financing, the number of common shares covered by this prospectus on behalf of the selling shareholders and the number of common shares that the selling shareholders beneficially own as of the closing date of the financing.  This table assumes that the selling shareholders offer for sale all of the common shares covered by this prospectus.  At May 25, 2012, we had 156,747,178 common shares issued and outstanding.

The common shares may be offered under this prospectus from time to time by the selling shareholders, or by any of their respective pledgees, donees, assignees or other successors-in-interest. The amounts set forth below are based upon information provided to us by the selling shareholders, or on our records, and are accurate to the best of our knowledge. It is possible, however, that the selling shareholders may have acquired additional common shares or disposed of common shares after the closing date of the financing.

The selling shareholders will pay any underwriting discounts and commissions and expenses incurred by the selling shareholder for brokerage, accounting, tax or legal services or any other expenses incurred by the selling shareholder in disposing of the common shares. We will bear other costs, fees and expenses incurred in effecting the registration of the common shares covered by this prospectus, including, without limitation, fees and expenses of our counsel and our accountants.

	Before Offering		After Offering
Name	Total Number of Shares Beneficially Owned	Percentage of Shares Owned (1)	Number of Shares Offered	Total Number of Shares Beneficially Owned (2)	Percentage of Shares Owned (1)
John Bailey (3)	120,000	*	120,000	-	-
Beggar Pacific Holding Corp (4)	160,000	*	160,000	-	-
Dave Blore (5)	533,333	*	200,000	333,333	*
Patricia Blore (6)	100,000	*	100,000	-	-
Byron Securities Limited.(7)	348,000	*	348,000	-	-
Canamerica Capital Corp. (8)	1,000,000	*	1,000,000	-	-
Daniel Wilbert Chapman (9)	80,000	*	80,000	-	-
Clarus Securities Inc. (10)	1,996,000	*	1,996,000	-	-
Consolidated Thompson Iron Mines Limited (11)	13,333,334	8.5%	13,333,334	-	-
Barry Cummings (12)	40,000	*	40,000	-	-
Dundee Corporation (13)	20,000,000	12.6%	20,000,000	-	-
Extreme Growth Fund Resources SICAV SIF (14)	1,750,000	*	1,000,000	750,000	*
Falcon Trading Co. Inc. (15)	200,000	*	200,000	-	-
Gerry Franco (16)	200,000	*	200,000	-	-
Vern Friesen (17)	200,000	*	200,000	-	-
Max Fugman (18)	40,000	*	40,000	-	-
Salim Ghafari (19)	60,000	*	60,000	-	-
Jindy Gill (20)	20,000	*	20,000	-	-
Glen Allen Graham Harrison (21)	40,000	*	40,000	-	-
Thomas James (22)	30,000	*	30,000	-	-
Larry Thomas Johnston (23)	20,000	*	20,000	-	-
Bernard John Jones (24)	30,000	*	30,000	-	-
Dr. M. Kalairajah (25)	216,000	*	36,000	180,000	*
Efstathe (Steve) Krembenios (26)	20,000	*	20,000	-	-
Wolfgang Horst Kyser (27)	790,000	*	350,000	440,000	*
Brian Lind-Petersen (28)	100,000	*	100,000	-	-
Borge Lind-Petersen (29)	400,000	*	400,000	-	-
Ian MacPherson (30)	30,000	*	30,000	-	-
Donna Martin (31)	40,000	*	40,000	-	-
Raymond Martin (32)	200,000	*	200,000	-	-
Douglas L. Mason (33)	150,000	*	150,000	-	-
Margaret C. McGroarty (34)	30,000	*	30,000	-	-
Norman David Moretto (35)	40,000	*	40,000	-	-
Edward Antoni Mucha (36)	80,000	*	80,000	-	-
Cameron Andrew Murray (37)	150,000	*	60,000	90,000	*
Pinetree Resource Partnership (38)	10,600,000	6.8%	4,000,000	6,600,000	4.2%
Ken Potocky (39)	24,000	*	24,000	-	-
Randall Pow (40)	200,000	*	200,000	-	-
Fadia Rahal (41)	200,000	*	200,000	-	-
Mavis Bernice Robinson (42)	110,000	*	110,000	-	-
Tibor Soltesz (43)	40,000	*	40,000	-	-
Sheryn Vaughan (44)	40,000	*	40,000	-	-
Lynda Voelkl (45)	200,000	*	200,000	-	-
Brent James Walter (46)	80,000	*	80,000	-	-
Bill Wright (47)	30,000	*	30,000	-	-
TOTAL	54,070,667		45,677,334

*	Represents less than one percent of the outstanding common shares.
(1)	All percentages are based on 156,747,178 common shares issued and outstanding on May 25, 2012.
(2)
This table assumes that each selling shareholder will sell all of its common shares available for sale during the effectiveness of the registration statement that includes this prospectus. Selling shareholders are not required to sell their common shares. See "Plan of Distribution" beginning on page 18.

(3)
Representatives of this selling shareholder have advised us that John Bailey is the natural person with voting or dispositive power with respect to the common shares held by this selling shareholder. Includes 60,000 common shares and 60,000 common shares acquirable upon exercise of common share purchase warrants.

(4)
Representatives of this selling shareholder have advised us that P. Randy Reifel is the natural person with voting or dispositive power with respect to the common shares held by this selling shareholder. Includes 80,000 common shares and 80,000 common shares acquirable upon exercise of common share purchase warrants.

(5)
Representatives of this selling shareholder have advised us that Dave Blore is the natural person with voting or dispositive power with respect to the common shares held by this selling shareholder. Includes 322,222 common shares and 211,111 common shares acquirable upon exercise of common share purchase warrants.

(6)
Representatives of this selling shareholder have advised us that Patricia Blore is the natural person with voting or dispositive power with respect to the common shares held by this selling shareholder. Includes 50,000 common shares and 50,000 common shares acquirable upon exercise of common share purchase warrants.

(7)
Representatives of this selling shareholder have advised us that R.W. Campbell Becher is the natural person with voting or dispositive power with respect to the common shares held by this selling shareholder. This selling shareholder acquired the securities as compensation for activities relating to acting as an Agent in the brokered offerings. In connection with the brokered offerings, this selling shareholder only conducted activities relating to acting as an Agent outside the United States. Includes 174,000 common shares and 174,000 common shares acquirable upon the exercise of Class B broker warrants.

(8)
Representatives of this selling shareholder have advised us that Albert Imbrogno, Doug Hyatt and/or Marc Hyatt are the natural persons with voting or dispositive power with respect to the common shares held by this selling shareholder. Includes 500,000 common shares and 500,000 common shares acquirable upon exercise of common share purchase warrants.

(9)
Representatives of this selling shareholder have advised us that Daniel Wilbert Chapman is the natural person with voting or dispositive power with respect to the common shares held by this selling shareholder. Includes 40,000 common shares and 40,000 common shares acquirable upon exercise of common share purchase warrants.

(10)
Representatives of this selling shareholder have advised us that Tom Monahas, Chief Financial Officer of Clarus Securities Inc., is the natural person with voting or dispositive power with respect to the common shares held by this selling shareholder. This selling shareholder acquired the securities as compensation for activities relating to acting as an Agent in the brokered offerings and assisting with the listing of the Company's common shares on the TSX-V. In connection with the brokered offerings and TSX-V listing, this selling shareholder only conducted activities relating to acting as an Agent outside the United States. Includes 900,000 common shares, 696,000 common shares acquirable upon the exercise of Class B broker warrants and 400,000 Class C common shares acquirable upon the exercise of Class C broker warrants.

(11)
Consolidated Thompson Iron Mines Limited (which was acquired by Cliffs Natural Resources Inc. pursuant to a court-approved plan of arrangement under the Canadian Business Corporations Act in May 2011, and is now known as Cliffs Quebec Iron Mining Limited), is the natural person with voting or dispositive power with respect to the common shares held by this selling shareholder. Includes 6,666,667 common shares and 6,666,667 common shares acquirable upon exercise of common share purchase warrants.

(12)
Representatives of this selling shareholder have advised us that Barry Cummings is the natural person with voting or dispositive power with respect to the common shares held by this selling shareholder. Includes 20,000 common shares and 20,000 common shares acquirable upon exercise of common share purchase warrants.

(13)
Representatives of this selling shareholder have advised us that Ned Goodman is the natural person with voting or dispositive power with respect to the common shares held by this selling shareholder. Representatives of this selling shareholder have advised us that this selling shareholder is an affiliate of a U.S. registered broker-dealer; however, this selling shareholder acquired the securities issued in the brokered offerings in the ordinary course of business and, at the time of the acquisition, had no agreements or understandings, directly or indirectly, with any person to distribute the securities. Includes 10,000,000 common shares and 10,000,000 common shares acquirable upon exercise of common share purchase warrants.

(14)
Representatives of this selling shareholder have advised us that Henner Westhues and Markus Beckmann are the natural persons with voting or dispositive power with respect to the common shares held by this selling shareholder. Includes 1,000,000 common shares and 750,000 common shares acquirable upon exercise of common share purchase warrants.

(15)
Representatives of this selling shareholder have advised us that Vern Friesen is the natural person with voting or dispositive power with respect to the common shares held by this selling shareholder. Includes 100,000 common shares and 100,000 common shares acquirable upon exercise of common share purchase warrants.

(16)
Representatives of this selling shareholder have advised us that Gerry Franco is the natural person with voting or dispositive power with respect to the common shares held by this selling shareholder. Includes 100,000 common shares and 100,000 common shares acquirable upon exercise of common share purchase warrants.

(17)
Representatives of this selling shareholder have advised us that Vern Friesen is the natural person with voting or dispositive power with respect to the common shares held by this selling shareholder. Includes 100,000 common shares and 100,000 common shares acquirable upon exercise of common share purchase warrants.

(18)
Representatives of this selling shareholder have advised us that Max Fugman is the natural person with voting or dispositive power with respect to the common shares held by this selling shareholder. Includes 20,000 common shares and 20,000 common shares acquirable upon exercise of common share purchase warrants.

(19)
Representatives of this selling shareholder have advised us that Salim Ghafari is the natural person with voting or dispositive power with respect to the common shares held by this selling shareholder. Includes 30,000 common shares and 30,000 common shares acquirable upon exercise of common share purchase warrants.

(20)
Representatives of this selling shareholder have advised us that Jindy Gill is the natural person with voting or dispositive power with respect to the common shares held by this selling shareholder. Includes 10,000 common shares and 10,000 common shares acquirable upon exercise of common share purchase warrants.

(21)
Representatives of this selling shareholder have advised us that Glen Allen Graham Harrison is the natural person with voting or dispositive power with respect to the common shares held by this selling shareholder. Includes 20,000 common shares and 20,000 common shares acquirable upon exercise of common share purchase warrants.

(22)
Representatives of this selling shareholder have advised us that Thomas James is the natural person with voting or dispositive power with respect to the common shares held by this selling shareholder. Includes 15,000 common shares and 15,000 common shares acquirable upon exercise of common share purchase warrants.

(23)
Representatives of this selling shareholder have advised us that Larry Thomas Johnston is the natural person with voting or dispositive power with respect to the common shares held by this selling shareholder. Includes 10,000 common shares and 10,000 common shares acquirable upon exercise of common share purchase warrants.

(24)
Representatives of this selling shareholder have advised us that Bernard John Jones is the natural person with voting or dispositive power with respect to the common shares held by this selling shareholder. Includes 15,000 common shares and 15,000 common shares acquirable upon exercise of common share purchase warrants.

(25)
Representatives of this selling shareholder have advised us that Dr. M. Kalairajah is the natural person with voting or dispositive power with respect to the common shares held by this selling shareholder. Includes 138,000 common shares and 78,000 common shares acquirable upon exercise of common share purchase warrants.

(26)
Representatives of this selling shareholder have advised us that Efstathe (Steve) Krembenios is the natural person with voting or dispositive power with respect to the common shares held by this selling shareholder. Includes 10,000 common shares and 10,000 common shares acquirable upon exercise of common share purchase warrants.

(27)
Representatives of this selling shareholder have advised us that Wolfgang Horst Kyser is the natural person with voting or dispositive power with respect to the common shares held by this selling shareholder. Includes 615,000 common shares and 175,000 common shares acquirable upon exercise of common share purchase warrants.

(28)
Representatives of this selling shareholder have advised us that Brian Lind-Petersen is the natural person with voting or dispositive power with respect to the common shares held by this selling shareholder. Includes 50,000 common shares and 50,000 common shares acquirable upon exercise of common share purchase warrants.

(29)
Representatives of this selling shareholder have advised us that Borge Lind-Petersen is the natural person with voting or dispositive power with respect to the common shares held by this selling shareholder. Includes 200,000 common shares and 200,000 common shares acquirable upon exercise of common share purchase warrants.

(30)
Representatives of this selling shareholder have advised us that Ian MacPherson is the natural person with voting or dispositive power with respect to the common shares held by this selling shareholder. Includes 15,000 common shares and 15,000 common shares acquirable upon exercise of common share purchase warrants.

(31)
Representatives of this selling shareholder have advised us that Donna Martin is the natural person with voting or dispositive power with respect to the common shares held by this selling shareholder. Includes 20,000 common shares and 20,000 common shares acquirable upon exercise of common share purchase warrants.

(32)
Representatives of this selling shareholder have advised us that Raymond Martin is the natural person with voting or dispositive power with respect to the common shares held by this selling shareholder. Includes 100,000 common shares and 100,000 common shares acquirable upon exercise of common share purchase warrants.

(33)
Representatives of this selling shareholder have advised us that Douglas L. Mason is the natural person with voting or dispositive power with respect to the common shares held by this selling shareholder. Includes 75,000 common shares and 75,000 common shares acquirable upon exercise of common share purchase warrants.

(34)
Representatives of this selling shareholder have advised us that Margaret C. McGroarty is the natural person with voting or dispositive power with respect to the common shares held by this selling shareholder. Includes 15,000 common shares and 15,000 common shares acquirable upon exercise of common share purchase warrants.

(35)
Representatives of this selling shareholder have advised us that Norman David Moretto is the natural person with voting or dispositive power with respect to the common shares held by this selling shareholder. Includes 20,000 common shares and 20,000 common shares acquirable upon exercise of common share purchase warrants.

(36)
Representatives of this selling shareholder have advised us that Edward Antoni Mucha is the natural person with voting or dispositive power with respect to the common shares held by this selling shareholder. Includes 40,000 common shares and 40,000 common shares acquirable upon exercise of common share purchase warrants.

(37)
Representatives of this selling shareholder have advised us that Cameron Andrew Murray is the natural person with voting or dispositive power with respect to the common shares held by this selling shareholder. Includes 120,000 common shares and 30,000 common shares acquirable upon exercise of common share purchase warrants.

(38)
Representatives of this selling shareholder have advised us that Sheldon Inwentash is the natural person with voting or dispositive power with respect to the common shares held by this selling shareholder. Includes 8,100,000 common shares and 2,500,000 common shares acquirable upon exercise of common share purchase warrants.

(39)
Representatives of this selling shareholder have advised us that Ken Potocky is the natural person with voting or dispositive power with respect to the common shares held by this selling shareholder. Includes 12,000 common shares and 12,000 common shares acquirable upon exercise of common share purchase warrants.

(40)
Representatives of this selling shareholder have advised us that Randall Pow is the natural person with voting or dispositive power with respect to the common shares held by this selling shareholder. Includes 100,000 common shares and 100,000 common shares acquirable upon exercise of common share purchase warrants.

(41)
Representatives of this selling shareholder have advised us that Fadia Rahal is the natural person with voting or dispositive power with respect to the common shares held by this selling shareholder. Includes 100,000 common shares and 100,000 common shares acquirable upon exercise of common share purchase warrants.

(42)
Representatives of this selling shareholder have advised us that Mavis Bernice Robinson is the natural person with voting or dispositive power with respect to the common shares held by this selling shareholder. Includes 55,000 common shares and 55,000 common shares acquirable upon exercise of common share purchase warrants.

(43)
Representatives of this selling shareholder have advised us that Tibor Soltesz is the natural person with voting or dispositive power with respect to the common shares held by this selling shareholder. Includes 20,000 common shares and 20,000 common shares acquirable upon exercise of common share purchase warrants.

(44)
Representatives of this selling shareholder have advised us that Sheryn Vaughan is the natural person with voting or dispositive power with respect to the common shares held by this selling shareholder. Includes 20,000 common shares and 20,000 common shares acquirable upon exercise of common share purchase warrants.

(45)
Representatives of this selling shareholder have advised us that Lynda Voelkl is the natural person with voting or dispositive power with respect to the common shares held by this selling shareholder. Includes 100,000 common shares and 100,000 common shares acquirable upon exercise of common share purchase warrants.

(46)
Representatives of this selling shareholder have advised us that Brent James Walter is the natural person with voting or dispositive power with respect to the common shares held by this selling shareholder. Includes 40,000 common shares and 40,000 common shares acquirable upon exercise of common share purchase warrants.

(47)
Representatives of this selling shareholder have advised us that Bill Wright is the natural person with voting or dispositive power with respect to the common shares held by this selling shareholder. Includes 15,000 common shares and 15,000 common shares acquirable upon exercise of common share purchase warrants.

Each of the selling shareholders has represented to us that it is not a U.S. registered broker-dealer. Further, selling shareholders have represented to us that it is not affiliated with any U.S. registered broker-dealer, other than Dundee Corporation, which is affiliated with a U.S. registered broker-dealer. Except as provided below and elsewhere in this prospectus, none of the selling shareholders are affiliated or have been affiliated with us, or any of our predecessors or affiliates, during the past three years:  Clarus Securities Inc. acted as a sponsoring broker to list our common shares on the TSX-V.

 Transactions with Selling Shareholders
On March 15, 2010, we completed brokered and non-brokered offerings consisting of 21,666,667 units at US$0.30 per unit for gross proceeds of US$6,500,000. We sold 14,500,000 units for gross proceeds of US$4,350,000 in the brokered offerings and 7,166,667 units for gross proceeds of US$2,150,000 in the non-brokered offerings. Each unit consisted of one common share and one common share purchase warrant. Each common share purchase warrant entitles the holder to purchase one common share at an exercise price of US$0.50 for a period beginning July 15, 2010 and ending May 5, 2013. We may accelerate the expiry of the common share purchase warrants if our common shares trade at a closing price greater than US$0.75 per common share for 21 consecutive days on the OTCBB or TSX-V (or such other stock exchange or quotation system on which the common shares may be listed and where a majority of the trading volume occurs) at any time after December 15, 2010, provided the registration statement has been declared and remains effective.

In connection with the brokered and non-brokered offerings, we agreed to use commercially reasonable best efforts to file a registration statement with the Securities and Exchange Commission and cause it to become effective as soon as practicable after the closing of the brokered and non-brokered offerings, and to cause the registration statement to remain effective until the earlier of: (i) the date on which all the common shares issued in the brokered and non-brokered offerings and all of the common shares acquirable upon the exercise of the common share purchase warrants issued in the brokered and non-brokered offerings have been sold pursuant to the registration statement or Rule 144 under the Securities Act; and (ii) the date on which all such common shares have ceased to be outstanding (whether as a result of the repurchase and cancellation, conversion or otherwise), provided that the selling shareholders furnish in writing to us all information within their possession or knowledge that we or our counsel may reasonably require in order to keep the registration statement continuously effective.

The units were issued together with listing rights and filing rights. If our common shares had not commenced trading on the TSX-V on or before June 15, 2010, each holder of a common share comprising a unit issued in the brokered and non-brokered offerings would have been entitled to be issued one-tenth of one common share beginning on June 15, 2010 and an additional one-tenth common share pursuant to such listing right on every six month anniversary thereafter in which our common shares did not commence trading on the TSX-V until June 15, 2012, such that the maximum number of common shares which would be issued pursuant to the listing rights is equal to 50% of the common shares comprising the units issued in the brokered and non-brokered offerings. As our common shares commenced trading on the TSX-V on May 5, 2010, all listing rights have expired and no common shares will be issued pursuant to such listing rights. Effective June 16, 2011, our common shares commenced trading on the TSX. If the registration statement had not been declared effective on or before December 15, 2010, each holder of a common share comprising a unit issued in the brokered and non-brokered offerings would have been entitled to be issued one-tenth of one common share beginning on December 15, 2010 and an additional one-tenth of one common share pursuant to such filing right on every six month anniversary thereafter in which the registration statement had not been declared effective until December 15, 2011, such that the maximum number of common shares which would be issued pursuant to the filing rights is equal to 30% of the common shares comprising the units issued in the brokered and non-brokered offerings. As the registration statement was originally declared effective on November 10, 2010, all filing rights have expired and no common shares will be issued pursuant to such filing rights.

In connection with the strategic investments by Dundee Corporation and Consolidated Thompson Iron Mines Limited (which was acquired by Cliffs Natural Resources Inc. pursuant to a court-approved plan of arrangement under the Canadian Business Corporations Act in May 2011, and is now known as Cliffs Quebec Iron Mining Limited), we granted Dundee and Consolidated Thompson with certain pre-emptive rights to participate in our future financings and the right to appoint one member to our board of directors. Dundee was granted the right to participate for up to 20% of all future financings of the Company until March 15, 2012, provided it held 10% of our issued and outstanding common shares. Upon the closing of the brokered offering, Dundee was also granted the right to immediately appoint one member to the Company's board of directors, and provided it held 10% of our issued and outstanding common shares, Dundee would have the right to nominate one person to the list of director nominees forwarded by management of the Company for election at the annual shareholders meeting. Dundee no longer has the right to nominate one person to the list of director nominees as it no longer holds 10% of our issued and outstanding common shares. Consolidated Thompson was granted the right to participate for up to 7% of all future financings of the Company until March 15, 2012, provided it held 5% of our issued and outstanding common shares. Upon the closing of the non-brokered offering, Consolidated Thompson was also granted the right to immediately appoint one member to the Company's board of directors, and provided it held 5% of our issued and outstanding common shares, Consolidated Thompson would have the right to nominate one person to the list of director nominees forwarded by management of the Company for election at the annual shareholders meeting. Consolidated Thompson no longer has the right to nominate one person to the list of director nominees as it no longer holds 5% of our issued and outstanding common shares.

As consideration for their services in connection with the brokered offerings, Clarus Securities Inc. and Byron Securities Limited (together, the "Agents") were (i) paid a cash commission of 6% of the gross proceeds of the brokered offerings, (ii) issued 870,000 Class A broker warrants, and (iii) issued 870,000 Class B broker warrants. Each Class A broker warrant entitled the holder to acquire one common share at an exercise price of US$0.30 until March 15, 2012. Each Class B broker warrant entitles the holder to acquire one common share at an exercise price of US$0.50 at any time after a corresponding number of Class A broker warrants have been exercised by the particular Agent and on or before May 5, 2013. Byron has since acquired 174,000 common shares upon the exercise of Class A broker warrants. The Class A broker warrants issued to Clarus expired unexercised on March 15, 2012. In addition, Clarus was issued 400,000 common shares and 400,000 Class C broker warrants as consideration for certain advisory services in connection with the brokered offerings. Each Class C broker warrant entitles the holder to acquire one common share at an exercise price of US$0.30 until March 15, 2013. We also agreed to pay the legal fees of Agents' counsel incurred in connection with the brokered offerings and the preparation and review of the registration statement. In July 2010, we issued 500,000 common share purchase warrants to Clarus for services it provided in connection with the listing of our common shares on the TSX-V. Each such warrant entitled the holder to acquire one common share at an exercise price of US$0.20 until July 2, 2012. Clarus has since acquired 500,000 common shares upon the exercise of such warrants.

The registration statement registers an aggregate of 45,677,334 common shares of which (i) 22,740,667 common shares are currently outstanding and (ii) 22,936,667 common shares are acquirable upon the exercise of the common share purchase warrants and broker warrants issued in connection with the brokered and non-brokered offerings at the exercise prices and exercise periods described above.

The net proceeds of the brokered and non-brokered offerings are being used to further our exploration program on our Green Giant and joint venture ground graphite and vanadium project in Madagascar, including completion of a resource definition drill program and metallurgical testing, and for general corporate purposes.

 PLAN OF DISTRIBUTION
Each selling shareholder and any of their pledgees, donees, assignees and other successors-in-interest may, from time to time, sell any or all of their common shares covered hereby on any stock exchange, market or trading or quotation facility on which the common shares are traded or in private transactions. These sales may be at fixed or negotiated prices. A selling shareholder may use any one or more of the following methods when selling the common shares:
•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the common shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;
•	in transactions through broker-dealers that agree with the selling shareholders to sell a specified number of such common shares at a stipulated price per share;
•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•	a combination of any such methods of sale; or
•	any other method permitted pursuant to applicable law.

The selling shareholders may also sell the common shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling shareholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholders (or, if any broker-dealer acts as agent for the purchaser of the common shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with National Association of Securities Dealers ("NASD") Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with NASD IM-2440.

In connection with the sale of the common shares or interests therein, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common shares in the course of hedging the positions they assume. The selling shareholders may also sell the common shares short and deliver these securities to close out their short positions, or loan or pledge the common shares to broker-dealers that in turn may sell these securities. The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of the common shares offered by this prospectus, which common shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling shareholders and any broker-dealers or agents that are involved in selling the common shares may be deemed to be "underwriters" within the meaning of the Securities Act, in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the common shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

Our company is required to pay certain fees and expenses incurred by our company incident to the registration of the common shares. Our company has agreed to indemnify the selling shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because selling shareholders may be deemed to be "underwriters" within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act, including Rule 172 thereunder. The selling shareholders have advised us that there is no underwriter or coordinating broker acting in connection with the proposed sale of the resale common shares by the selling shareholders.

In connection with the brokered offerings and non-brokered offerings, we agreed to use commercially reasonable best efforts to file a registration statement with the Commission and cause it to become effective as soon as practicable after the closing of the brokered  and non-brokered offerings, and to cause the registration statement to remain effective until the earlier of: (i) the date on which all the common shares have been sold pursuant to the registration statement or Rule 144 under the Securities Act; and (ii) the date on which all the common shares have ceased to be outstanding (whether as a result of the repurchase and cancellation, conversion or otherwise), provided that the selling shareholders furnish in writing to us all information within their possession or knowledge that we or our counsel may reasonably require in order to keep the registration statement continuously effective. The resale common shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale common shares covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale common shares may not simultaneously engage in market making activities with respect to the common shares for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling shareholders will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common shares by the selling shareholders or any other person. We will make copies of this prospectus available to the selling shareholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

 DESCRIPTION OF SECURITIES TO BE REGISTERED
Capital Stock
Our authorized capital stock consists of 340,000,000 common shares, par value $0.001 per share, plus 10,000,000 shares which shall be divisible into classes and series, have the designations, voting rights and other rights and preferences, and be subject to the restrictions, that our board of directors may from time to time establish, fix and determine, consistent with our articles of incorporation. Our common shares presently outstanding, and any common shares issued upon exercise of stock options and/or warrants, will be fully paid and non-assessable. Each holder of common shares is entitled to one vote per share held for each matter submitted to a vote of shareholders, and a majority vote is required for all actions to be taken by shareholders. In the event we liquidate, dissolve or wind-up our operations, the holders of common shares are entitled to share equally and ratably in our assets, if any, remaining after the payment of all our debts and liabilities and the liquidation preference of any shares of preferred stock that may then be outstanding. Our common shares have no preemptive rights, no cumulative voting rights, and no redemption, sinking fund, or conversion provisions. Holders of common shares are entitled to receive dividends, if and when declared by our board of directors, out of funds legally available for such purpose, subject to the preferences that may be applicable to any then-outstanding securities with greater rights, if any, and any other restrictions. Our company and its predecessors have never declared dividends. Further, our company does not presently contemplate that there will be any future payment of any dividends on common shares.

Warrants
The registration statement does not register the resale of the common share purchase warrants or broker warrants, but does register for resale common shares issuable upon exercise of the common share purchase warrants and broker warrants, respectively, including:

●
up to 21,666,667 common shares acquirable upon the exercise of the common share purchase warrants at the exercise price of US$0.50 per share for a period beginning July 15, 2010 and ending May 5, 2013, subject to earlier expiration in certain events;

●
up to 870,000 common shares acquirable upon the exercise of the Class B broker warrants at the exercise price of US$0.50 per share at any time after a corresponding number of Class A broker warrants have been exercised by the particular agent and on or before May 5, 2013; and

●	up to 400,000 common shares acquirable upon the exercise of the Class C broker warrants at the exercise price of US$0.30 per share until March 15, 2013.

Each common share purchase warrant and broker warrant provides that the exercise price of the common share purchase warrants and broker warrants and common shares issuable upon exercise thereof are subject to adjustment from time to time if we:
●
issue or distribute to the holders of all or substantially all of the outstanding common shares: common shares (by way of a stock dividend or otherwise); rights, options or warrants to acquire common shares or securities exchangeable or exercisable for or convertible into common shares; evidences of indebtedness of our company; or cash, securities or any property or assets of our company;

●	subdivide the outstanding common shares into a greater number of common shares; or
●	consolidate the outstanding common shares into a lesser number of common shares.

For example, if we were to conduct a 4-for-1 stock split such that each outstanding common share became four common shares, the exercise price of the common share purchase warrants and broker warrants would be reduced to one-quarter of the applicable exercise price in effect immediately prior to the stock split and the number of common shares acquirable upon a subsequent exercise of the common share purchase warrants and broker warrants would be multiplied by four.

If we effect (i) a reclassification or redesignation of common shares, any change of common shares into other shares or securities or any other capital reogranization involving common shares other than as described above, (ii) a consolidation, amalgamation, merger or other form of business combination of our company with or into another body corporate which results in a reclassification or redesignation of common shares or a change of common shares into other shares or securities, (iii) any sale, lease, exchange or transfer of the undertaking or assets of our company as an entirety or substantially as an entirety to another corporation or entity (any of such events being called a "capital reorganization"), then after the effective date of the capital reorganization the holder of the common share purchase warrants or broker warrants, as applicable, will be entitled to receive, and shall accept, for the same aggregate consideration, upon exercise of the common share purchase warrant or broker warrant, as applicable, in lieu of the number of common shares to which the holder was theretofore entitled upon the exercise of the common share purchase warrant or broker warrant, as applicable, the kind and aggregate number of shares and other securities or property resulting from the capital reogranization which the holder would have been entitled to receive as a result of the capital reorganization if, on the effective date thereof, the holder had been the registered holder of the number of common shares which the holder was theretofore entitled to purchase or receive upon the exercise of the common share purchase warrant or broker warrant, as applicable.

 EXPERTS
The financial statements as of and for the fiscal years ended June 30, 2011 and 2010 contained herein have been included in reliance on the report of MSCM LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

Much of the information with respect to our interests in properties located in Canada (Province of Québec) and Madagascar in this prospectus is derived from various reports from third party consultants.

Description of Business
Company Overview
Energizer Resources Inc. was incorporated in the State of Nevada with the name Uranium Star Corp on March 1, 2004 and reincorporated in the State of Minnesota on May 14, 2008. On December 16, 2009, we  changed our name from Uranium Star Corp to Energizer Resources Inc.  Our fiscal year-end is June 30.

During fiscal 2008, we incorporated Energizer Resources (Mauritius) Ltd, a Mauritius subsidiary and Energizer Resources Madagascar Sarl, a Madagascar subsidiary.  During fiscal 2009, we incorporated THB Venture Ltd., a Mauritius subsidiary to hold the interest in Energizer Resources Minerals Sarl, a Madagascar subsidiary, which holds the Madagascar properties. During fiscal 2012, we incorporated Madagascar-ERG Joint Venture (Mauritius) Ltd, a Mauritius subsidiary and ERG Madagascar Sarl, a Madagascar subsidiary.  ERG (Madagascar) Sarl is 100% owned by Madagascar-ERG Joint Venture (Mauritius) Ltd.,  which is owned 75% by Energizer Resources (Mauritius) Ltd.

We have not had any bankruptcy, receivership or similar proceeding since incorporation. Except as described below, there have been no material reclassifications, mergers, consolidations or purchases or sales of any significant amount of assets not in the ordinary course of business since the date of incorporation.

Milestones
Madagascar Properties
Green Giant Property, Madagascar
On August 22, 2007, we acquired a 75% interest in approximately 225 sq. kilometres of mineral research permits in the District of Toliara, Madagascar. This interest is held by a limited liability company that was formed under the laws of Madagascar which held a 75% interest in the property.  The remaining 25% interest was held by Madagascar Minerals and Resources Sarl.  On July 9, 2009, we acquired the remaining 25% interest in the property and now hold a 100% interest in the property.

Joint Venture Ground, Madagascar
On December 14, 2011, as reported in our current report on Form 8-K, filed with the Securities and Exchange Commission on December 15, 2011, we entered into a Definitive Joint Venture Agreement ("JVA") with Malagasy Minerals Limited ("Malagasy") (Australian Stock Exchange: MGY ("MGY")) to acquire a 75% interest to explore and develop a defined group of industrial minerals.  Our company will manage the exploration operations for the industrial minerals on this ground.

Canadian Properties
Sagar Property – Romanet Horst, Labrador Trough, Québec, Canada
On May 2, 2006, we signed a letter of intent for an option to acquire a 75% interest in 200 claims located in northern Quebec, Canada.  The vendor had the right and option to sell the remaining 25% interest in the property.  This agreement was subject to a NSR ("net smelter return").  The vendor had previously acquired a 100% interest in the property, subject to a 1% NSR on certain claims, and a 0.5% NSR on other claims.

Further details on exploration programs carried out on the properties can be found below.

Competitive Conditions in our Industry
The mineral exploration and mining industry is competitive in all phases of exploration, development and production. We compete with a number of other entities and individuals in the search for, and acquisition of, attractive mineral properties.  As a result of this competition, the majority of which is with companies with greater financial resources than us, we may not in the future be able to acquire attractive properties on terms our management  considers acceptable.  Furthermore, we  compete with other resource companies, many of whom have greater financial resources and/or more advanced properties that are better able to attract equity investments and other capital.  Factors beyond our control may affect the marketability of minerals mined or discovered by us.

Employees
As of March 31, 2012, we had nil total employees and nil full-time employees. We engage consultants to serve as officers and to perform professional, geological and administrative functions for us.

 DESCRIPTION OF PROPERTY
Our executive offices are currently located at 520–141 Adelaide Street West, Toronto, Ontario, Canada M5H 3L5. Our telephone number is (416) 364-4911.  We maintain a website at www.energizerresources.com (which website is expressly not incorporated by reference into this filing).  These offices are leased on a month-to-month basis, and our monthly rental payments are approximately CAD$5,000.

UNTIL WE CAN VALIDATE OTHERWISE, THE PROPERTIES OUTLINED BELOW HAVE NO KNOWN MINERAL RESERVES OF ANY KIND AND WE ARE PLANNING PROGRAMS THAT ARE EXPLORATORY IN NATURE.

Further details regarding our properties, although not incorporated by reference, including the comprehensive geological report prepared in compliance with Canada's National Instrument 43-101 on our Green Giant Property and our Sagar property in Northern Quebec can be found on our company's website: www.energizerresources.com (which website is expressly not incorporated by reference into this filing) or in our filings on www.sedar.com (which website is expressly not incorporated by reference into this filing). The websites referred to above are expressly not incorporated by reference into this filing.

Cautionary Note Concerning Resource and Reserve Estimates
Unless otherwise indicated, all resource and reserve estimates included in the registration statement have been prepared in accordance with NI 43-101 and the Canadian Institute of Mining and Metallurgy Classification System. NI 43-101 is a rule developed by the Canadian Securities Administrators which establishes standards for all public disclosure an issuer makes of scientific and technical information concerning mineral projects.

Canadian standards, including NI 43-101, differ significantly from the requirements of the United States Securities and Exchange Commission ("SEC"), and resource information contained herein may not be comparable to similar information disclosed by other U.S. companies. In particular, and without limiting the generality of the foregoing, the term "resource" does not equate to the term "reserves". Under U.S. standards, mineralization may not be classified as a "reserve" unless the determination has been made that the mineralization could be economically and legally produced or extracted at the time the reserve determination is made. The SEC's disclosure standards normally do not permit the inclusion of information concerning "measured mineral resources", "indicated mineral resources" or "inferred mineral resources" or other descriptions of the amount of mineralization in mineral deposits that do not constitute "reserves" by U.S. standards in documents filed with the SEC. U.S. investors should also understand that "inferred mineral resources" have a great amount of uncertainty as to their existence and great uncertainty as to their economic and legal feasibility. It cannot be assumed that all or any part of an "inferred mineral resource" will ever be upgraded to a higher category. Under Canadian rules, estimated "inferred mineral resources" may not form the basis of feasibility or pre-feasibility studies except in rare cases. Investors are cautioned not to assume that all or any part of an "inferred mineral resource" exists or is economically or legally mineable. Disclosure of "contained ounces" in a resource is permitted disclosure under Canadian regulations; however, the SEC normally only permits issuers to report mineralization that does not constitute "reserves" by SEC standards as in-place tonnage and grade without reference to unit measures. The requirements of NI 43-101 for identification of "reserves" are also not the same as those of the SEC, and reserves reported by the Company in compliance with NI 43-101 may not qualify as "reserves" under SEC standards. Accordingly, information concerning mineral deposits set forth herein may not be comparable with information made public by companies that report in accordance with United States standards.

MADAGASCAR PROPERTIES

Green Giant Property Description and Location
The Green Giant Property is comprised of 6 mineral permits. The properties are located in the District of Toliara and are referenced as TN 12,306,P(R); TN 12,814, P(R); TN 12,887 P(R); TN 12,888 P(R); TN 13,020 P(R); TN 13,021 P(R) as issued by the Bureau de Cadastre Minier de Madagascar ("BCMM") pursuant to the Mining Code 1999 (as amended) and its implementing decrees. The total land position is 225 sq. kilometres.  This property can be accessed by both air and road.

Joint Venture Property Description and Location
The "Joint Venture Property" is comprised of a portion of or all of 39 mineral permits. The properties are located in the District of Toliara and are referenced as TN 3,432,P(R); TN 5,394, P(R); TN 13,064 P(R); TN 13,811 P(R); TN 14,619 P(R); TN 14,620 P(R); TN 14,622 P(R); TN 14,623 P(R); TN 16,747 P(R); TN 16,753 P(R); TN 19,003 P(R); TN 19,851 P(R); TN 19,932 P(R); TN 19,934 P(R); TN 19,935 P(R); TN 21,059 P(R); TN 21,060 P(R); TN 21,061 P(R); TN 21,062 P(R); TN 21,063 P(R); TN 21,064 P(R); TN 24,864 P(R); TN 25,605 P(R); TN 25,606 P(R); TN 28,340 P(R); TN 28,346 P(R); TN 28,347 P(R); TN 28,348 P(R); TN 28,349 P(R); TN 28,352 P(R); TN 28,353 P(R); TN 29,020 P(R); TN 31,734 P(R); TN 31,735 P(R); TN 38,323 P(R); TN 38,324 P(R); TN 38,325 P(R); TN 38,392 P(R); and TN 38,469 P(R) as issued by the Bureau de Cadastre Minier de Madagascar ("BCMM") pursuant to the Mining Code 1999 (as amended) and its implementing decrees.  The total land position is 827.7 sq. kilometres.  This property can be accessed by both air and road.

Agreements
Green Giant Property
On August 22, 2007, we entered into a joint venture agreement with Madagascar Minerals and Resources Sarl ("MMR" or "Madagascar Minerals"), a company incorporated under the laws of Madagascar.  The joint venture was operated through a Madagascar limited liability company in which our company held 75% undivided interest and MMR held the remaining 25% undivided interest.

The consideration paid to MMR to acquire the 75% stake in the joint venture consisted of:  (i) cash consideration totaling $765,000; and (ii) the issuance of 1,250,000 of our common shares and 500,000 now expired common share purchase warrants.

On July 9, 2009, we entered into an agreement to acquire the remaining 25% interest of the Green Giant Property for $100,000.  Upon our  acquisition of the remaining 25%, the joint venture was terminated.  MMR retains a 2% NSR.  We can acquire the NSR on this 25% interest portion at a price of $500,000 in cash or common shares for the first 1% and at a price of $1,000,000 in cash or common shares for the second 1% at our option.

Joint Venture Ground, Madagascar, Africa
On December 14, 2011, we  entered into a Definitive Joint Venture Agreement ("JVA") with Malagasy to acquire a 75% interest to explore and develop a defined group of industrial minerals (as noted below).  Malagasy retains a 25% interest in the exploration and development of the define group of industrial minerals.  The new land position covers an area totaling 2,119 research permits and 827.7 square kilometres.  This land portfolio is mainly adjacent to the south and east of the Green Giant Property.  Under the terms of the JVA, we paid Malagasy $2,261,690 and issued 7,500,000 of our common  shares.   Malagasy has a free carried interest until we deliver a Bankable Feasibility Study ("BFS"). Upon the delivery of a BFS, Malagasy  will be required to contribute its 25% interest in the development and mining operations.   Should either party's interest subsequently fall below a 10% interest, their position will be diluted to a 2% NSR.

The industrial minerals within the agreements are as follows:   Vanadium, Lithium, Aggregates, Alunite, Barite, Bentonite, Vermiculite, Carbonatites, Corundum, Dimensional stone (excluding labradorite), Feldspar (excluding labradorite), Fluorspar, Granite, Graphite, Gypsum, Kaolin, Kyanite, Limestone/Dolomite, Marble, Mica, Olivine, Perlite, Phosphate, Potash –Potassium minerals, Pumice Quartz, Staurolite, Zeolites.

During January 2012, we signed a formal agreement with South Africa's DRA Mineral Projects ("DRA"), a world-leading process engineering and mining project development management firm, for the development of our projects in Madagascar.  Specific focus will be on the development of vanadium and graphite minerals.  This partnership provides us with the ability to both build and manage a mining operation.   It also provides DRA the option to purchase up to 5% of our company through private placement at current market conditions.

Madagascar Historical Exploration Programs
The Green Giant Property displays extensive gossans outcroppings at surface.  An examination of part of this property revealed several large areas covered with gossanous boulders, which are believed to overlie massive sulphide mineralization.  Phases of the exploration projects were managed by Craig Scherba, one of our outside consultant geologists.

We conducted a first phase of exploration from September to November 2007 that included the following activities:
•  Stream Sediment sampling of all stream on the property area
•  Detailed Geological mapping over selected startigraphic horizons
•  Reconnaissance geological mapping over the entire property
•  Soil sampling over selected target areas
•  Prospecting over selected target areas.
•  Limited trenching over selected targets
•  Construction of a cinder block base camp
•  Construction of a one kilometre long surfaced airstrip
•  Repair and surfacing of the access road from base camp to the airstrip
•  Airborne geophysical surveying conducted by Fugro Airborne Surveys Ltd

During March 2008 to June 2008, a full field exploration program following up on the airborne geophysical survey and results of the 2007 exploration program was implemented.  This exploration consisted of the following:
•  Infill stream sediment sampling
•  Detailed Geological mapping over selected stratigraphic horizons
•  Prospecting over selected target areas
•  Grid emplacement over selected target areas
•  Ground-based magnetometer and frequency domain EM surveys
•  Soil sampling over selected target areas

After reviewing the analytical data from the March 2008 to June 2008 program, additional exploration was conducted from July 2008 to September 2008 in preparation for a drill program.  This exploration consisted of the following:
•  Infill stream sediment sampling
•  Detailed geological mapping over selected stratigraphic horizons
•  Prospecting over selected target areas with the aid of a mobile XRF analyzer

Based on compiled analytical results obtained from the various exploration programs, a drill program was initiated on the property from September 2008 to November 2008. This exploration program consisted of the following:
•  Prospecting over selected target areas with the aid of a mobile XRF analyzer
•  Ground-based scintillometer surveying over selected target areas
•  Diamond drilling of 31 holes over 4,073 metres

Based on positive early indications of the presence of potentially economic grades and volumes of vanadium on the property, another exploration program was initiated on the Green Giant Property during the spring of 2009.  The program (completed between April 2009 and July 2009) consisted of an extensive X-Ray Fluorescence analysis (XRF) soil sampling program coupled with mechanical trenching and scintillometer surveys over known areas of vanadium enrichment and new areas, defined by the soil XRF survey.

The discovery of potentially significant vanadium mineralization from prior programs resulted in the initiation of resource delineation drill program during September 2009 to December 2009. This program consisted of the following:
•  XRF soil sample analyses (8,490 samples) on lines 200 metres apart and covering 18 kilometre strike length
•  Scintillometer surveying (112 line kilometres) on lines 200 metres apart over an 18 kilometre strike length
•  Trenching (140 trenches for 17,105 metres)
•  Diamond drilling of 54 diamond drill holes over 8,931 metres

The exploration programs to date resulted in the delineation of two vanadium pentoxide (V2O5) deposits (named the Jaky and Manga), characterized by two separate categories:  oxide and primary. Within the oxide and primary zone of the Jaky and Manga deposits, the total indicated resources was calculated to be 21.74 Mt at 0.759% V2O5 containing 363.8 Mlb of vanadium pentoxide.  The total inferred resources was calculated to be 4.15 Mt at a grade of 0.655% V2O5 containing 59.8 Mlb of vanadium pentoxide.

Based on these results, we conducted an additional exploration program on the property from April 2010 to July 2010. This program consisted of the following activities:
•  Diamond drilling of 46 diamond drill holes over 8,952 metres
•  Prospecting over selected target areas with the aid of a mobile XRF analyzer (20 grab samples)
•  Geologic mapping over the Manga and Mainty deposits at 1:5000 scale
•  ERT ground geophysical survey (5.64 km)
•  MAG ground geophysical survey (169.53 km)
•  Gradient Array EM ground geophysical survey (128.82 km)

In 2011, the identification of graphite as a potential credit to our  NI 43-101 compliant vanadium resources in the Manga, Jaky and Mainty zones led our geologists to conduct a reconnaissance exploration program (Phase I program) on the properties in September, 2011.  The goal of this exploration program was to delineate new graphitic trends, and compare them to those associated with vanadium mineralization. This program consisted of the following activities:
•  Diamond drilling of 10 holes over 1,157.5 metres
•  Trenching (16 trenches for 1,912 metres)
•  Prospecting over selected target areas

An additional reconnaissance exploration program was conducted from November 2011 to December, 2011 (Phase II program). The purpose of this program was to ascertain the industrial mineral potential on the Joint Venture Property, in addition to further drill testing of graphitic trends on the Green Giant Property in advance of Madagascar's rainy season. This program consisted of the following activities:
•  Diamond drilling of 20 holes over 2,842 metres
•  Prospecting over selected target areas
•  EM31 ground geophysical survey over selected target areas (160.5 km)

2008 Diamond Drilling Program
Diamond drilling completed in 2008 on the Green Giant Property tested a series of gossans and EM conductors, however no Volcanic Massive Sulphide (VMS) mineralization of significance was encountered.  Drilling did confirm the presence of a series of mineral occurrences highly enriched in vanadium and a number of associated anomalous elements, which were first seen in stream sediment sampling programs.  Due to this unexpected result, the focus of exploration shifted to vanadium mineralization part way through the 2008 drill program.

Composited Vanadium Mineralization in 2008 Drill Holes

Hole	Depth in Metres			V2O5
	From	To	Interval	%
TH-08-01	103.6	115.8	12.2	0.39
TH-08-02	42.7	109.7	36.6	0.27
incl.	100.6	109.7	9.1	0.36
TH-08-07	27.4	54.9	27.4	0.23
TH-08-11	33.5	39.6	6.1	0.41
TH-08-11	57.9	76.2	18.3	0.37
TH-08-12	30.6	114.3	83.7	0.37
incl.	45.7	61.0	15.2	0.40
incl.	86.9	109.7	22.9	0.47
TH-08-13	38.5	141.7	103.2	0.32
incl.	76.2	141.7	65.5	0.36
incl.	112.8	141.7	27.4	0.45
TH-08-14	12.2	109.7	97.5	0.35
incl.	76.2	91.4	15.2	0.66
TH-08-24	4.6	82.3	77.7	0.67
incl.	12.2	61.0	45.7	0.91
TH-08-25	18.3	48.8	30.5	0.32
TH-08-25	100.6	103.6	3.0	0.47
TH-08-26	9.1	36.6	27.4	0.41
incl.	18.3	27.4	9.0	0.76
TH-08-26	67.1	73.2	6.1	0.53
TH-08-27	9.1	97.5	88.4	0.30
incl.	18.3	29.0	10.7	0.88
TH-08-27	146.3	153.9	6.0	0.50
TH-08-31	15.2	51.8	36.6	0.38
incl.	36.6	48.8	12.2	0.56

**Average of Drill Intercepts - 43.9m @ 0.36% V2O5

The serendipitous discovery of potentially economic vanadium mineralization on the property changed the course of the 2008 diamond-drilling program.  Through a combination of prospecting, ground based scintillometer surveying, and analysis of airborne radiometrics, five vanadium-bearing trends were identified over the course of the 2008 exploration program.

Vanadium-Bearing Trends
After reviewing the analytical results from the spring 2009 exploration program, an additional exploration program was carried out between September and December 2009.  This exploration program involved mechanical trenching, diamond drilling with accompanying lithological, structural and geotechnical logging, specific gravity determination, point load tests and metallurgical sampling.

The primary aim of the September to December 2009 drill program was to delineate reserves at the Jaky and Manga targets.  A total of 8,931 metres (4,509 metres in 30 drill holes at the Jaky target and 4,422 metres in 24 drill holes at the Manga target) of diamond drilling was completed.  Selected drill holes were oriented with point load test and orientation measurements recorded.

Composited Vanadium Mineralization in 2009 Drill Holes

DDH ID		From (m)	To (m)	V2O5 (%)	Interval (m)
J-01		1.50	25.50	0.65	24.00
J-01		25.5	28.10	0.45	2.60
J-01		28.10	37.50	0.17	9.40
J-01		37.50	42.00	0.40	4.50
J-01		42.00	60.00	0.20	18.00
J-01		60.00	90.00	0.75	30.00
J-01		90.00	97.50	0.36	7.50
J-01		97.50	103.50	0.16	6.00
J-01		111.00	126.00	0.17	15.00
J-01		132.00	136.50	0.32	4.50
J-02		1.80	17.00	0.46	15.20
J-02		17.00	24.50	1.06	7.50
J-02		24.50	38.00	0.37	13.50
J-02		38.00	51.50	0.96	13.50
J-02		51.50	68.00	0.20	16.50
J-02		68.00	69.50	0.64	1.50
J-02		69.50	77.00	0.28	7.50
J-02		86.00	89.00	0.36	3.00
J-03		1.50	22.50	0.57	21.00
J-03	incl.	1.50	9.00	0.65	7.50
J-03	incl.	9.00	16.50	0.44	7.50
J-03	incl.	16.50	22.50	0.65	6.00
J-03		22.50	42.00	0.27	19.50
J-03		42.00	78.00	1.00	36.00
J-03		78.00	93.00	0.15	15.00
J-03		93.00	99.00	0.53	6.00
J-03		99.00	102.00	0.20	3.00
J-04		9.00	23.90	0.22	14.90
J-04		23.90	39.10	0.59	15.20
J-04	incl.	27.00	30.50	0.80	3.50
J-04		39.10	76.50	0.24	37.40
J-04		76.50	85.50	0.57	9.00
J-04		85.50	94.50	0.14	9.00
J-04		94.50	103.50	0.41	9.00
J-04		103.50	109.50	0.19	6.00
J-04		119.50	150.00	0.15	30.50
J-04		150.00	153.00	0.82	3.00
J-04		153.00	168.00	0.19	15.00
J-04		196.50	204.00	0.29	7.50
J-04		214.50	219.00	0.40	4.50
J-05		1.50	9.00	0.83	7.50
J-05		9.00	39.00	0.30	30.00
J-05		39.00	75.00	0.79	36.00
J-05	incl.	39.00	45.00	0.91	6.00
J-05	incl.	45.00	55.50	0.70	10.50
J-05	incl.	55.50	73.50	0.89	18.00
J-05	incl.	73.50	75.00	0.50	1.50
J-05		75.00	91.50	0.14	16.50
J-05		91.50	97.50	0.52	6.00
J-05		97.50	115.00	0.17	17.50

J-06	0.00	7.50	0.44	7.50
J-06	7.50	19.50	1.36	12.00
J-06	19.50	33.70	0.45	14.20
J-06	33.70	46.70	0.94	13.00
J-06	46.70	84.00	0.23	37.30
J-07	14.00	170.00	0.18	156.00
J-07	212.00	218.00	0.31	6.00
J-07	231.50	237.50	0.30	6.00
J-08	2.00	8.00	0.41	6.00
J-08	8.00	45.00	0.25	37.00
J-08	45.00	56.00	0.49	11.00
J-08	56.00	68.00	0.82	12.00
J-08	68.00	77.00	0.52	9.00
J-08	77.00	86.50	0.17	9.50
J-09	1.50	6.00	0.27	4.50
J-09	6.00	49.50	1.00	43.50
J-09	49.50	52.50	0.55	3.00
J-09	52.50	66.00	0.14	13.50
J-09	66.00	72.00	0.48	6.00
J-09	72.00	93.00	0.17	21.00
J-10	2.00	5.00	0.36	3.00
J-10	5.00	18.50	0.81	13.50
J-10	18.50	26.00	0.44	7.50
J-10	26.00	47.00	0.26	21.00
J-10	47.00	77.00	0.79	30.00
J-10	77.00	81.50	0.36	4.50
J-10	81.50	89.00	0.17	7.50
J-10	101.00	105.50	0.16	4.50
J-10	105.50	108.50	0.53	3.00
J-10	108.50	120.50	0.15	12.00
J-10	120.50	126.50	0.41	6.00
J-11	126.50	138.50	0.16	12.00
J-11	138.50	141.50	0.57	3.00
J-11	141.50	153.50	0.17	12.00
J-12	0.50	31.50	0.22	31.00
J-12	31.50	45.00	0.41	13.50
J-12	45.00	54.00	0.73	9.00
J-12	54.00	66.00	0.30	12.00
J-12	66.00	94.50	0.14	28.50
J-12	106.50	109.50	0.51	3.00
J-13	1.60	16.50	0.71	14.90
J-13	16.50	37.50	0.97	21.00
J-13	37.50	57.00	0.20	19.50
J-13	57.00	63.00	0.45	6.00
J-13	63.00	85.50	0.16	22.50
J-14	40.50	70.70	0.17	30.20
J-14	79.50	97.50	0.10	18.00
J-14	120.00	153.00	0.22	33.00

J-14		153.00	156.00	0.62	3.00
J-14		156.00	159.00	0.29	3.00
J-14		159.00	169.50	0.15	10.50
J-15		0.20	3.00	0.35	2.80
J-15		3.00	69.00	0.17	66.00
J-15		87.00	115.50	0.16	28.50
J-15		115.50	118.50	0.60	3.00
J-16		0.00	14.00	0.45	14.00
J-16		14.00	30.50	0.83	16.50
J-16		30.50	38.00	0.48	7.50
J-16		38.00	45.50	0.20	7.50
J-16		51.50	56.00	0.12	4.50
J-16		56.00	60.50	0.49	4.50
J-16		60.50	63.50	0.18	3.00
J-17		2.00	6.50	0.19	4.50
J-17		6.50	11.00	0.42	4.50
J-17		11.00	23.00	0.93	12.00
J-17		23.00	39.50	0.19	16.50
J-17		39.50	45.50	0.48	6.00
J-17		45.50	62.00	0.16	16.50
J-18		1.50	6.50	0.37	5.00
J-18		6.50	20.00	0.21	13.50
J-18		20.00	24.50	0.54	4.50
J-19		36.50	62.00	0.19	25.50
J-19		81.90	86.00	0.34	4.10
J-19		86.00	113.00	0.13	27.00
J-19		113.00	117.50	0.62	4.50
J-20		0.50	8.00	0.30	7.50
J-20		8.00	27.50	0.50	19.50
J-20		27.50	42.50	0.23	15.00
J-20		50.00	53.00	0.13	3.00
J-20		53.00	57.50	0.48	4.50
J-20		57.50	78.50	0.16	21.00
J-21		6.5	11.00	0.32	4.50
J-21		11.00	26.00	0.73	15.00
J-21		26.00	39.50	0.18	13.50
J-21		39.50	44.00	0.5	4.50
J-21		44.00	59.00	0.16	15.00
J-22		117.50	153.50	0.31	36.00
J-22	incl.	141.50	146.00	0.54	4.50
J-22		153.50	164.00	0.66	10.50
J-22		164.00	170.00	0.12	6.00
J-22		170.00	174.50	0.42	4.50
J-23		2	42.50	0.15	40.50
J-23		93.5	113.00	0.16	19.50
J-23		113.00	117.50	0.54	4.50
J-23		117.50	121.80	0.21	4.30
J-24		0.7	3.5	0.22	2.80
J-24		3.5	14	0.34	10.50
J-24		14	27.5	0.21	13.50
J-24		38	41	0.17	3.00

J-24		41	47	0.54	6.00
J-24		47	69.5	0.16	22.50
J-25		2	12.5	0.33	10.50
J-25		23	33.5	0.23	10.50
J-26		27.50	41.00	0.35	13.50
J-26		41.00	53.00	0.74	12.00
J-26		53.00	59.00	0.41	6.00
J-26		59.00	90.50	0.18	31.50
J-26		90.50	117.50	0.40	27.00
J-26		117.50	122.00	0.16	4.50
J-26		134.00	162.50	0.15	28.50
J-26		162.50	168.50	0.51	6.00
J-27		125.00	138.50	0.24	13.50
J-27		138.50	162.50	0.53	24.00
J-27	incl.	138.50	144.50	0.63	6.00
J-27	incl.	144.50	150.50	0.32	6.00
J-27	incl.	150.50	159.50	0.65	9.00
J-27	incl.	159.50	162.50	0.42	3.00
J-27		162.50	170.00	0.17	7.50
J-27		170.00	176.25	0.32	6.25
J-27		176.25	186.50	0.19	10.25
J-27	incl.	183.50	186.50	0.42	3.00
J-MET-01		2.50	5.50	0.43	3.00
J-MET-01		5.50	59.50	1.12	54.00
J-MET-01		59.50	64.00	0.51	4.50
J-MET-01		64.00	74.50	0.18	10.50
J-MET-02		2.50	10.00	1.11	7.50
J-MET-02		10.00	16.00	0.51	6.00
J-MET-02		16.00	23.50	0.18	7.50
J-MET-02		23.50	41.50	0.70	18.00
J-MET-02		41.50	64.00	0.22	22.50
J-MET-02		76.00	83.50	0.36	7.50
J-MET-02		83.50	121.00	0.17	37.50
J-MET-02		121.00	124.00	0.93	3.00
J-MET-02		124.00	133.00	0.26	9.00
J-MET-03		1.50	27.00	0.45	25.50
J-MET-03		27.00	78.00	0.80	51.00
J-MET-03		78.00	88.50	0.46	10.50
J-MET-03		88.50	96.00	0.17	7.50
M-11		7.00	38.00	0.22	31.00
M-11		38.00	57.50	0.58	19.50
M-12		3.50	20.00	0.47	16.50
M-12	incl.	3.50	9.50	0.64	6.00
M-12	incl.	9.50	20.00	0.37	10.50
M-13		123.00	132.50	0.18	9.50
M-13		132.50	144.00	0.40	11.50
M-13		144.00	153.00	0.17	9.00
M-13		153.00	156.00	0.57	3.00
M-13		156.00	166.50	0.81	10.50
M-13		166.50	175.50	0.36	9.00

M-14		1.50	4.50	0.27	3.00
M-14		4.50	21.00	0.70	16.50
M-14		21.00	30.00	0.33	9.00
M-14		30.00	100.50	0.74	70.50
M-14	incl.	30.00	39.00	0.54	9.00
M-14	incl.	39.00	49.50	0.82	10.50
M-14	incl.	49.50	55.50	0.59	6.00
M-14	incl.	55.50	66.00	0.71	10.50
M-14	incl.	66.00	100.50	0.79	34.50
M-14		100.50	112.50	0.30	12.00
M-15		3.50	26.00	0.72	22.50
M-15	incl.	3.50	12.00	0.60	8.50
M-15	incl.	12.00	26.00	0.81	14.00
M-15		26.00	47.00	0.38	21.00
M-16		66.5	74.7	0.18	8.20
M-16		74.7	81.5	0.64	6.80
M-16		81.5	89	0.33	7.50
M-16		89.00	180.50	0.80	91.50
M-16		180.50	191.00	0.29	10.50
M-17		3.40	12.50	0.20	9.10
M-17		12.50	29.00	0.45	16.50
M-17		29.00	113.00	0.97	84.00
M-17	incl.	29.00	44.00	0.77	15.00
M-17	incl.	44.00	113.00	1.01	69.00
M-17	incl.	102.50	111.50	1.45	9.00
M-17		113.00	121.10	0.18	8.10
M-17		121.10	126.50	0.36	5.40
M-18		4.10	41.00	0.71	36.90
M-18	incl.	4.10	15.50	0.67	11.40
M-18	incl.	15.50	32.00	0.81	16.50
M-18	incl.	32.00	41.00	0.59	9.00
M-18		41.00	57.50	0.41	16.50
M-18	incl.	44.00	57.50	0.45	13.50
M-18		57.00	77.00	0.13	20.00
M-19		60.50	69.50	0.36	9.00
M-19		69.50	156.50	0.94	87.00
M-19	incl.	134.00	156.50	1.23	22.50
M-19		156.50	174.50	0.33	18.00
M-19		156.50	174.50	0.33	18.00
M-20		5.00	90.50	0.98	85.50
M-20	incl.	5.00	30.50	0.65	25.50
M-20	incl.	30.50	42.50	0.42	12.00
M-20	incl.	42.50	75.50	1.55	33.00
M-20	incl.	75.50	83.00	0.33	7.50
M-20	incl.	83.00	90.50	0.97	7.50
M-20		90.50	105.50	0.36	15.00
M-21		3.50	18.50	0.42	15.00
M-21		18.50	36.50	0.26	18.00

M-22		68.00	69.50	0.17	1.50
M-22		69.50	153.50	0.84	84.00
M-22	incl.	69.50	95.00	0.85	25.50
M-22	incl.	83.00	92.00	1.10	9.00
M-22	incl.	95.00	108.50	0.34	13.50
M-22	incl.	108.50	126.50	1.41	18.00
M-22	incl.	126.50	134.00	0.46	7.50
M-22	incl.	134.00	143.00	1.17	9.00
M-22	incl.	143.00	153.50	0.52	10.50
M-22		153.50	164.00	0.34	10.50
M-22		164.00	168.50	0.14	4.50
M-23		1.70	8.00	0.34	6.30
M-23		8.00	30.50	0.73	22.50
M-23		30.50	38.00	0.30	7.50
M-23		38.00	68.70	0.45	30.70
M-23		68.70	77.00	0.95	8.30
M-23		77.00	95.00	0.40	18.00
M-24		12.50	35.00	0.31	22.50
M-25		108.50	111.50	0.33	3.00
M-25		111.50	123.50	0.80	12.00
M-25		123.50	137.00	0.61	13.50
M-26		48.50	77.00	0.82	28.50
M-26	incl.	48.50	54.30	0.54	5.80
M-26	incl.	54.30	74.00	0.94	19.70
M-26	incl.	74.00	77.00	0.55	3.00
M-26		77.00	110.00	0.33	33.00
M-26		110.00	114.50	0.68	4.50
M-26		114.50	132.50	0.30	18.00
M-27		2.00	14.00	0.70	12.00
M-27		14.00	35.00	0.35	21.00
M-37		132.50	233.00	0.86	100.50
M-37	incl.	132.50	141.50	0.60	9.00
M-37	incl.	141.50	159.50	0.90	18.00
M-37	incl.	159.50	164.00	0.58	4.50
M-37	incl.	164.00	219.50	0.98	55.50
M-37	incl.	192.50	215.00	1.11	22.50
M-37	incl.	219.50	224.00	0.46	4.50
M-37	incl.	224.00	227.00	1.04	3.00
M-37	incl.	227.00	233.00	0.46	6.00
M-38		198.50	215.00	0.19	16.50
M-38		215.00	237.50	0.85	22.50
M-38		237.50	245.00	0.26	7.50
M-39		132.50	135.50	0.15	3.00
M-39		135.50	141.50	0.56	6.00
M-39		141.50	147.50	0.29	6.00
M-39		200.00	208.80	0.17	8.80
M-39		208.50	212.00	0.37	3.50
M-39		212.00	215.00	0.68	3.00
M-39		215.00	224.00	0.40	9.00

M-39		224.00	229.50	0.09	5.50
M-39		229.50	249.50	0.79	20.00
M-39	incl.	229.50	233.00	0.62	3.50
M-39	incl.	233.00	249.50	0.84	16.50
M-39	incl.	233.00	237.50	0.99	4.50
M-39	incl.	237.50	240.50	0.42	3.00
M-39	incl.	240.50	249.50	0.90	9.00
M-39		249.50	258.50	0.28	9.00
M-40		215.00	218.00	0.83	3.00
M-40		218.00	224.00	0.35	6.00
M-41		104.00	117.50	0.27	13.50
M-41		117.50	212.00	0.87	94.50
M-41	incl.	153.50	161.00	1.06	7.50
M-41	incl.	188.00	210.00	1.05	22.00
M-41		212.00	216.50	0.41	4.50
M-41		216.50	219.50	0.98	3.00
M-41		219.50	224.00	0.41	4.50
M-42		182.00	190.00	0.38	8.00
M-42		195.50	206.00	0.23	10.50
M-42		206.00	291.50	0.71	85.50
M-42		291.50	294.50	0.30	3.00

Analytical results from the 2009 exploration program were provided, a consulting engineering firm, in order to calculate a vanadium pentoxide resource.  Based on the favourable resource calculation results, we  conducted additional drilling between April 2010 and July, 2010. This program involved diamond drilling with accompanying lithological, structural and geotechnical logging, specific gravity determination, point load tests and metallurgical sampling.  The primary aim of this drilling was to delineate additional reserves at the Jaky and Manga targets, as well as targeting an additional target, the Mainty. A total of 8,952 metres of diamond drilling was completed in 46 holes.  Selected drill holes were oriented with point load test and orientation measurements recorded.

Drill hole results from the exploration program completed through April 2010 to July 2010 are as follows:

INTERVAL					INCLUDING
Hole ID	V205 Grade	From (m)	To (m)	Interval (m)	V205	From (m)	To (m)	Interval (m)
K-01	0.559	92	95	3	-	-	-	-
K-01	0.523	99.5	113	13.5	-	-	-	-
K-01	0.59	140	155	15	0.647	143	152	9
K-02	0.522	180.5	204.5	24	0.645	185	192.5	7.5
K-03	0.616	93.5	135.56	42.06	-	-	-	-
K-03	0.628	138.5	150.5	12	0.74	140	144.5	4.5
K-04	0.514	141.5	189.5	48	0.612	149	159.77	10.77
K-04	-	-	-	-	0.683	164.18	167	2.82
K-05	0.588	45.5	104	58.5	0.61	48.5	89	40.5
K-06	0.577	108.5	139.75	31.25	0.611	113	134	21
K-06	0.519	189.52	194	4.48	-	-	-	-
K-07	0.58	161	258.5	97.5	0.714	174.5	213.5	39
K-08	0.527	92.26	100.5	8.24	-	-	-	-
K-09	0.555	132.5	230	97.5	0.606	144.5	195.5	51
K-09	-	-	-	-	0.643	203	230	27
K-13	0.562	125	181.47	56.47	0.606	135.5	181.47	45.97
M-05	0.572	50	90.5	40.5	0.705	51.5	62	10.5
M-05	-	-	-	-	0.661	78.5	90.5	12
M-44	0.686	75.5	87.5	12	0.974	80	83	3
M-48	0.692	50	62	12	0.864	51.5	59	7.5
M-49	0.734	192.5	200	7.5	1.036	194	197	3
M-53	0.711	71	86	15	0.946	72.5	80	7.5
M-53	0.616	99.5	102.5	3	-	-	-	-
M-54	0.528	134	147.5	13.5	0.749	134	137	3
M-55	0.602	102.5	108.5	6	0.88	104	107	3
M-55	0.548	116	137	21	-	-	-	-
M-55	0.521	147.5	155	7.5	-	-	-	-
M-56	0.726	163.5	178.5	15	0.801	168	177	9
M-56	0.711	180	244.5	64.5	0.983	223.5	234	10.5
M-57	0.621	24.5	63.5	39	0.948	44	48.5	4.5
M-58	0.783	161	185	24	0.945	171.5	180.5	9
M-59	0.844	81.5	102.5	21	0.981	90.5	101	10.5
M-60	0.751	210.5	219.5	9	-	-	-	-
M-60	0.773	231.5	236	4.5	-	-	-	-
M-62	0.706	51.5	84.5	33	0.991	65	69.5	4.5
M-62	-	-	-	-	1.057	80	83	3
M-65	0.736	50	60.5	10.5	-	-	-	-
M-65	0.531	101	108.5	7.5	-	-	-	-
M-71	0.725	188	273.5	85.5	0.923	192.5	198.5	6
M-71	-	-	-	-	1.2	221	234.5	13.5
M-71	-	-	-	-	0.922	245.64	260	14.36
M-72	0.594	53	66.5	13.5	0.838	54.5	59	4.5
M-73	0.611	51.5	63.5	12	0.714	53	60.5	7.5
M-74	0.667	51.5	66.5	15	0.874	53	60.5	7.5
M-74	0.505	95	101	6	-	-	-	-
M-75	0.516	30.17	33.5	3.33	-	-	-	-
M-75	0.618	45.5	77	31.5	0.922	54.5	66.5	12
M-76	0.53	54.5	69.5	15	-	-	-	-
M-82	0.533	119	126.5	7.5	-	-	-	-
M-83	0.66	45.5	71	25.5	1.073	56	63.5	7.5
M-84	0.564	149.75	162.5	12.75	-	-	-	-
M-85	0.609	96.5	108.5	12	-	-	-	-
M-85	0.657	113	131	18	0.859	122	126.5	4.5
M-86	0.65	155	191	36	-	-	-	-
M-87	0.749	185	283.5	98.5	0.801	195.5	270.5	75
M-88	0.64	206	249.5	43.5	0.731	221	245	24
M-88	0.608	266	276.5	10.5	-	-	-	-
M-88	0.688	284	306.5	22.5	0.823	297.5	305	7.5
M-89	0.846	240.4	312.5	72.1	0.912	252.5	294.5	42
M-89	-	-	-	-	1.043	306.5	311	4.5
M-91a	0.875	243.5	303.5	60	0.939	282.5	303.5	21
MM-01	0.911	2.5	156.5	154	1.166	71	155	84
MM-01	-	-	-	-	1.343	74	86	12
MM-01	-	-	-	-	1.327	102.5	126.5	24

All drill core assays have been received and an engineering mining firm was retained to undertake a resource calculation update for the Manga and Jaky Zones, as well as a new resource estimate for the Mainty Zone.

Metallurgy
Various metallurgical scoping test programs have been completed since 2009, covering physical and chemical pre-concentration processes, acid and alkaline leaching (atmospheric and pressure), alkaline salt roasting and high definition mineralogical characterisation.  Mineralogical characterisation of several silicate samples has revealed a unique deportment of vanadium on the Green Giant Property.  Vanadium bearing minerals include clays, micas, oxides, and sulphides.  The vanadium deportment for three recent silicate composites is summarized below.

Vanadium Deportment, Mass % - Summary
Mineral	HMC (%)	MPC (%)	Silicate (%)
Other	0.0	0.1	0.1
Rutile	1.7	1.3	2.0
Pyrrhotite	0.4	2.0	0.5
Other Micas/Clays	0.7	4.0	3.0
Sillimanite	1.3	0.2	0.0
Cordierite	3.0	5.1	4.2
Phlogophite (low-V)	53.5	5.0	5.8
Phlogophite (high-V)	26.1	19.5	26.1
Roscoelite	14.5	11.1	15.0
V-Phosphate	0.7	0.0	0
V-Oxides	28.6	22.6	18.6
V-Fe Sulphide	17.4	29.2	24.6

Vanadium is spread across a range of mineral types, but is primarily found in Phlogophite (of various V tenors) Oxides and sulphides.  Gangue minerals of note include quartz (generally 30-40% of sample mass) K-feldspar (10% of sample mass) and graphite (<10% of sample mass).  Similar work completed in 2009 suggests that the oxide zone differs mineralogically in that a greater percentage of vanadium occurs in oxide minerals, with less in clays/micas and none in sulphides.

Leaching with sulphuric acid can achieve high vanadium extractions (up to 77%), but always at the expense of acid consumption and leach liquor quality.  Acid consumptions have varied, but have generally been in the 3 to 500 kg/t range.  The vigorous co-extraction of elements such as aluminum, magnesium, and iron is considered detrimental to downstream processes, and is also believed to be responsible for the high acid consumption.

Leaching with alkaline lixiviants such as soda ash (Na2CO3) and caustic soda (NaOH) has historically not resulted in high vanadium extractions.  Pressure leaching with soda ash (Phase 2) resulted in 30% to 40% vanadium extraction which, although lower than the acid-based leach results, was significantly higher than atmospheric alkaline leach extractions.  The more selective alkaline lixiviants provide much cleaner leach liquors, with minimal co-extraction of problematic elements.

Early Phase 3 alkaline pressure leach tests observed an excess of micaceous material in leach residues, and it was postulated that the vanadium-bearing micas (phlogophite) might be more resistant to alkaline leaching.  An oxidative pre-roast was introduced to the treatment process, with a resultant 25% increase in vanadium extraction rate.  Comparing leach residues, the micaceous material was no longer present after pre-roasting.  Further work is recommended to optimize conditions, but the most encouraging extraction results to date have been achieved on pre-roasted samples, using concentrated soda ash as a lixiviant at high temperature.

Phase 3 Alkaline Leach Results – Summary
PL	V205 Extraction	Roasting	Grind K80	Feed % Solids	Na2CO3 Kg/t	Na2CO3 g/L	0C	Hours
10	80.6	Pre-roast – 1,000 0C / 3 h	105	10	n/r	100	240	4
11	82.0	Pre-roast – 1,100 0C / 3 h	105	10	n/r	100	240	4
18	75.3	Pre-roast – 1,000 0C / 3 h	105	10	147	50	220	4
20	64.0	Pre-roast – 1,100 0C / 3 h	105	30	71	50	220	4

As the project continues to develop, further scoping work is essential to allow optimization of the roast and leach conditions for both silicate and oxide samples from all zones.  The metallurgical processes tested would undoubtedly benefit from higher head grades.  Therefore, it is important that future metallurgical programs assess the influence of higher feed vanadium concentrations.

Resource Calculations
During November 2010, an estimate of the mineral resources was completed for the Green Giant Property.  The mineral deposits on the property have been divided into three separate zones, which are referred to as the Jaky, Manga, and Mainty deposits.  This mineral resource estimate utilized approximately 18,832 m of diamond drill hole data from the 2008, 2009, and 2010 drill program and was supplemented by approximately 5,928 m of trench data from the 2008 and 2009 exploration programs.  No additional work was carried out on the Jaky deposit;  therefore, the resources are merely restated from the NI43-101 report dated June 18, 2010.

The Jaky, Manga, and Mainty resource estimate is comprised of indicated and inferred resources reported as vanadium pentoxide mineralization at a base case cut-off grade of 0.5% V2O5.  The method employed to select the base case cut-off grade was to consider the mineralogical characteristic, envisioned mining methods and comparable vanadium projects worldwide.  Further work is required to more accurately determine the optimum economic cut-off grade, and this is recommended as part of the Preliminary Economic Assessment.

The vanadium deposits on the Green Giant Property are split into two separate categories: oxide and primary.  The following resource values were determined at a 0.5% V2O5 cut-off.  Within the oxide and primary zones of the Jaky, Manga, and Mainty deposits, the total Indicated resource is 49.5 Mt at 0.693% V2O5, containing 756.3 Mlb of vanadium pentoxide.  The total Inferred resource is 9.7 Mt at a grade of 0.632% V2O5, containing 134.5 Mlb of vanadium pentoxide.  Since no additional work was conducted, mineral resources at the property were classified using logic consistent with the CIM definitions referred to in NI 43-101 guidelines.  An independent mineral resource estimate and review was conducted and it supports the disclosure by our company of the mineral resource statement for the Jaky, Manga, and Mainty deposit dated November 30, 2010.

2011 Phase I Exploration
The mineralization delineated in our NI43-101 compliant vanadium resource was found in two types of rocks, silicates and oxides. Petrographic descriptions undertaken on thin sections of selected rocks submitted for metallurgical analysis to Mintek labs of South Africa, identified 17.17% modal graphite from the silicate composite and 15.87% modal graphite from the oxide composite samples.

Three additional composite samples were submitted to Mintek at the conclusion of the 2010 exploration program. The QEMSCAN1 analysis of these head samples quantified a graphite composition of 4.09%, while the head chemical analysis quantified a graphitic carbon content of 3.87%.

The identification of graphite as a potential credit to our NI 43-101 compliant vanadium resources led our  geologists to conduct a reconnaissance exploration program (Phase I program) on the Green Giant Property in September, 2011, with the goal of delineating new graphitic trends and comparing them to those associated with vanadium mineralization.

During the course of the Phase I program, surficial graphitic trends were identified on the Green Giant Property.  These graphite trends were visually determined to be of both higher carbon content, and larger flake size than those associated with the NI 43-101 compliant vanadium resource mineralization.  Based on these field observations, we  initiated an exploration program which included 10 diamond drill holes (totaling 1,157.5 metres), 16 trenches (totaling 2,842 metres), and 132 grab samples collected over two newly identified prospective graphitic units, named the Fondrana and Fotsy zones, bringing the total number of Graphite Zones on the Property to 5.

1	For the QEMSCAN analysis, graphite impregnated polished epoxy grain mounts were prepared and analyzed using Particle Map Analysis (PMA) which provides a statistically robust population of mineral identification based on X-ray chemistry of minerals and modal abundance. Chemical assay values were determined by Mintek using LECO CS200 and Eltra CS2000 analyzers.

2011 Phase II Exploration
Based on the promising results of the Phase I program, we commenced  the Phase II exploration program in November, 2011.  The objective of the program was to enhance exploration efforts on the Green Giant Property through further drill testing of graphitic trends on this property and to apply geophysical techniques to delineate graphite mineralization. The signing of the JV agreement with Malagasy Minerals for the exploration and development of industrial minerals prompted additional reconnaissance exploration to ascertain the industrial mineral potential of the joint venture property.

Potential Flake Graphite Camp
During the course of the Phase I and II exploration programs, multiple graphitic or graphitic-vanadium trends were identified with the aid of airborne geophysics, and subsequently verified with ground prospecting, and delineated with the use of an EM31-MK2 (EM31) instrument.  In total, 12 new graphite trends have been identified over the Joint Venture Property. This brings the total number of graphite trends identified to date over the Green Giant Property and the Joint Venture Property to 17, with a cumulative strike length in excess of 320 km.  These observations have validated our Company's belief that southern Madagascar has the potential to host a potential flake graphite camp.

The graphite trends identified to date by our company have been named the following:  Berenty, Bemelo, Mahasoa, Bepeha, Besavoa, Fondrana, Mainty, Manga, Molo, Bevaro, Jaky, Fotsy, Rano, Seta, Tanantsoa, Vavy and Ampanihy.

Multiple Graphitic Horizons Identified Within Each Zone With EM31
Field observations indicated that each graphitic zone identified was comprised of multiple ‘stacked' graphitic horizons. This observation was validated by surveying a number of the zones in detail with an EM31 ground conductivity instrumentation.  In total, 160.5 line kilometres of EM31 surveying was completed over 5 target areas, the Fondrana, Fotsy, Molo, Seta, and Besavoa targets.

The EM31 geophysical tool was invaluable in delineating the extents of the graphitic zones, as well as their continuity. The EM31 has the capability to also identify multiple graphitic horizons within each zone. As an example, the Fotsy zone has a delineated strike length of 6 kilometres, but the EM31 identified at least 4 separate graphite horizons within the zone, for an aggregate strike length of 24 kilometres. The table below summarizes the graphite strike length analysis as determined by EM31 testing over 5 zones:

Zone	Zone Length (km)	Number of Graphite Horizons	Aggregate EM31 Measured Strike Length (km)
Besavoa	3	4	12
Fondrana	1	3	3
Fotsy	6	4	24
Molo	2	5	10
Seta	1.6	2	3.2
Totals	13.6	18	52.2

Structurally ‘Thickened' Graphite Zone Identified
Our outside geoscientists have identified a graphitic zone consisting of multi-folded graphitic strata with a surficially exposed strike length of over 2 kilometres. This zone, called Molo, is characterized by resistant ridges of graphitic schist, and abundant graphitic schist float, with fracture-lined vanadium mineralization yielding field XRF values as high as 0.7% V2O5.  Geologic mapping has revealed the individual graphitic ridges to be between 20 and 150 metres in width within this zone. EM31 surveys indicate the graphite mineralization is pervasive in the area, and that the mineralization is not always exposed.  Wide-spaced drilling of 6 diamond drill holes conducted over a strike length of 1.2 kilometres, intersected graphitic mineralization to a vertical depth of 75 metres with down-hole thicknesses between 60 and 150 metres in width. Graphite mineralization intersected in drill core was open along strike, and at depth.

Vanadium Trend Extended On To JV Property by 30 km
The vanadium trend found on the Green Giant Property has now been increased by an additional 30 kilometres  on the Joint Venture Property.  This trend was delineated through the analysis of soil samples with a hand-held XRF analyzer at 25 metre station intervals, and 200 metre line spacing. XRF analysis was an invaluable tool in delineating the original Green Giant Property vanadium trend, and enables our Company to make ‘real-time' exploration decisions based on field results.

In the course of XRF soil analysis on the JV property, a 1.6 kilometre outcrop of graphitic schist, named the Seta zone, was identified adjacent to the vanadium trend. Geologic mapping in the area indicates that this zone is sub-horizontal, and roughly 20 metres in thickness.

2011 Diamond Drilling
Petrographic work completed on the 2010 drilling samples resulted in the realization that a significant graphitic resource may exist on the Green Giant Property. Therefore, a 2-phase reconnaissance drilling program was implemented to test the viability and potential of graphitic resources defined during prospecting and mapping activities. Phase I of this program then resulted in the completion of 10 holes, for a combined aggregate of 1,157 metres. Of these 10 holes, 2 were cut and quartered, and sent to Mintek, South Africa for metallurgical samples.  No assurances can be provided as to the results of the analysis.   Phase II of the program targeted significant graphitic occurrences on both the Green Giant and JV properties, with the aim of better defining known deposits and better understanding the new locations. This resulted in 19 holes for a combined aggregate of 1701m of drilling. Of these 19 holes, one larger diameter PQ hole was completed and sent to Activation Labs in Ancaster, Ontario, Canada for metallurgical analysis. No assurances can be provided as to the results of the analysis.

Target	Area	HoleID	UTMX	UTMY	Az	Dip	Depth	Elev
Graphite	FONDRANA	FOND-01	502132	7355354	110	-45	170	520
Graphite	FONDRANA	FOND-02	502103	7355162	110	-45	137	488
Graphite	FONDRANA	FOND-03	502108	7355455	110	-45	165	486
Graphite	FONDRANA	FOND-04	501962	7354981	115	-45	156	517
Graphite	FONDRANA	FOND-05	501987	7355555	90	-45	131	499
Graphite	FONDRANA	FOND-06	501797	7355061	95	-45	137.29	467
Graphite	FOTSY	FOTSY-01	507809	7335215	110	-45	173	500
Graphite	FOTSY	FOTSY-02	507808	7335015	90	-45	113	500
Graphite	FOTSY	FOTSY-03	507744	7334815	90	-45	113	500
Graphite	FOTSY	FOTSY-04	507818	7334820	90	-45	65	500
Graphite	FOTSY	FOTSY-05	507657	7334615	90	-45	104	500
Graphite	FOTSY	FOTSY-06	507651	7334415	90	-45	59	500
Graphite	FOTSY	FOTSY-07	507905	7335415	90	-45	71.5	500
Graphite	FOTSY	FOTSY-09	507815	7335336	90	-45	164	500
Graphite	FOTSY	FOTSY-10	507749	7335136	95	-45	161	500
Graphite	FOTSY	FOTSY-11	507715	7335015	90	-45	164	500
Graphite	FOTSY	FOTSY-12	507814	7335277	107	-45	149	432
Graphite	FOTSY	FOTSY-13	507945	7335578	107	-45	150	497
Graphite	FOTSY	FOTSY-14	507769	7335640	107	-45	155	413
Graphite	MOLO	MOLO-01	513173	7345735	90	-45	166	460
Graphite	MOLO	MOLO-02	513184	7345737	265	-45	47	460
Graphite	MOLO	MOLO-03	513177	7345478	105	-45	206	540
Graphite	MOLO	MOLO-04	513188	7345191	85	-45	137	540
Graphite	MOLO	MOLO-05	513065	7346400	90	-45	131	541
Graphite	MOLO	MOLO-06	512199	7345902	90	-45	200	541
Graphite	MOLO	MOLO-07	513186	7345615	90	-45	142.5	541
Vanadium	SETA	SETA-01	500125	7332500	100	-45	85	437
Graphite	SETA	SETA-02	500242	7332238	90	-45	90	437
Graphite	SETA	SETA-03	500242	7332238	95	-70	40	437

With this most recent drill program, a total of one hundred and sixty (160) diamond drill holes, comprising an aggregate of 24,814.3 metres have been completed on the Green Giant and JV property.

Assays received to date from the Phase I exploration program, have yielded drill intersections assaying up to 6.24% carbon (C) over 118.6 metres in length. Within the 100% owned Green Giant Property, numerous significant drill hole intersections have been made. Intersections include:
•	Hole ID: Fotsy 02 - Composite grade: 6.19%/10.77m (23.93 to 34.7m)
•	Hole ID: Fotsy 05 - Composite grade: 6.47%/23.0m (11.0 to 34.0m)
•	Hole ID: Fondrana 01 - Composite grade: 8.85%/25.5m (53.0 to 78.5m)
•	Hole ID: Fondrana 02 - Composite grade: 10.55%/39.52m (10.78 to 50.3m)

Fondrana Zone (Green Giant Property)
The Fondrana zone is located in the NW corner of the Green Giant Property. Complete assay results for 3 drill holes and 4 trenches have been received and, based on this information, our geoscientists are comfortable in commenting on the widths, depth, and strike extents of graphite mineralization in the Fondrana zone. The average aggregate graphite intersection from drilling is 73 metres with a weighted average carbon assay of 6.14% C, while the average aggregate trench intersection is 82.5 metres with a weighted average of 6.73% C. The Fondrana zone is found at surface and extends to a vertical depth of at least 120 metres. Geophysically, geologically, and now through drilling and trenching, the zone is confirmed to extend for at least 800 metres in strike length. Mineralization is open along strike, and at depth. Highlights of Phase I drilling the Fondrana Zone include:
•	FOND-01: 118.6 m @ 6.24% C
•	FOND-02: 12 m @ 4.73% C
•	FOND-02: 41.5 m @ 7.01% C
•	FOND-02: 5.9 m @ 5.88% C
•	FOND-05: 24 m @ 5.63% C
•	FOND-05: 18 m @ 5.18% C

During the 2011 program (Phase II) an EM-31 geophysical survey was conducted over an area known to have significant outcrops with very notable graphitic content. The survey outlined a zone length of over 800 metres, with an aggregate EM-31 measured strike length of 3 kilometres. This, along with the confirmation of 3 strong graphitic horizons supported drilling and trenching evidence.

EM-31 Geophysical Survey Map of the Fondrana zone.

Fotsy  Zone (Green Giant Property)
The Fotsy zone is located in the SE corner of the Green Giant Property. Assay results for 7 drill holes and 16 trenches are currently available. Based on the information available, widths, depth, and strike extents of graphite mineralization in the Fotsy zone have been defined. The average aggregate graphite intersection from drilling along the ‘Fotsy Main Zone' is 20.8 metres with a weighted average carbon assay of 5.62% C, while the average aggregate trench intersection is 10.9 metres with a weighted average of 6.33% C. The Fotsy zone is found at surface, extends to a vertical depth of at least 115 metres, and is open along strike and at depth. Geophysically, geologically, and now through drilling and trenching, the zone is confirmed to extend for at least 800 metres in strike length. Mapping and prospecting have indicated that this zone likely extends for over 6 kilometres in length.

EM-31 Geophysical Survey Map of the Fotsy zone.

Highlights of Phase I drilling the Fotsy Zone include:
•	FOTSY-5: 8.35m @ 7.01%
•	FOTSY-5: 23.0m @ 6.47%
•	FOTSY-10: 11 m @ 4.39% C
•	FOTSY-10: 15 m @ 5% C
•	FOTSY-10: 5 m @ 5.18% C

Molo Zone (JV Property)
The Molo zone is located in the central portion of the JV Property. During 2011 (Phase II) exploration activities,  our geoscientists identified this graphitic zone consisting of multi-folded graphitic strata with a surficially exposed strike length of over 2 kilometres. The zone is surficially characterized by resistant ridges of graphitic schist, and abundant graphitic schist float, with fracture-lined vanadium mineralization yielding field XRF values as high as 0.7% V2O5.

During the 2011 program (Phase II) an EM31 geophysical survey was also conducted over the Molo area concurrently with prospecting and subsequent geological mapping of stronger graphitic zones in the zone. The survey aided in outlining a zone length of over 2 kilometres, with an Aggregate EM31 Measured Strike Length of 10km. This, along with the confirmation of 5 strong graphitic horizons supported drilling and trenching, providing significant interest in the zone where future efforts will likely be focused.

EM-31 Geophysical Survey Map of the Molo zone.

Wide-spaced drilling of 6 diamond drill holes conducted over a strike length of 1.2 kilometres, intersected graphitic mineralization to a vertical depth of 75 metres with down-hole thicknesses between 60 and 150 metres in width. Graphite mineralization intersected in drill core was open along strike, and at depth.

2011 Trenching
The 2011 exploration focus on graphite mineralization resulted in the implementation of a number of new areas to be trenched for graphitic potential. Phase I of the program focussed primarily on the Fondrana and Fotsy locations and resulted in the completion of 20 trenches for 1912 m. All activities completed during 2011 were completed ‘in-house' by  our technical team of geologist, geo-physicists and geo-techs.
Standardized sampling methods included two metre long continuous chip samples collected along the trench floor, consisting of about 3 kg to 4 kg of material per sample.  The samples were collected in numbered plastic bags with the sample location noted in the assay tag book.  The trench samples were then transported daily to camp and stored in a secure building.  When sufficient sample material was collected, the samples were trucked or flown to Energizer's office storage location in Antananarivo accompanied by an Energizer employee.  From there, samples were further shipped to either South Africa (Mintek) or Canada (Activation Labs) for ICP-MS analysis.

Area	Trench ID	Proposed	UTMX	UTMY	UTMX	UTMY	Az	Length
		Length (m)	West	West	East	East		(m)
FOTSY	FOTSY_TH_11_01	100	507818	7335216	507912	7335209	90	94
FOTSY	FOTSY_TH_11_02	90	507805	7335113	507904	7335121	90	99
FOTSY	FOTSY_TH_11_03	100	507777	7335009	507921	7335007	270	144
FOTSY	FOTSY_TH_11_04	100	507772	7334911	507875	7334911	90	103
FOTSY	FOTSY_TH_11_05A	50	507715	7334815	507780	7334816	270	65
FOTSY	FOTSY_TH_11_05B	30	507838	7334818	507867	7334815	270	29
FOTSY	FOTSY_TH_11_06A	20	507620	7334713	507642	7334716	270	22
FOTSY	FOTSY_TH_11_06B	100	507671	7334716	507775	7334724	270	104
FOTSY	FOTSY_TH_11_07A	30	507581	7334614	507616	7334613	90	35
FOTSY	FOTSY_TH_11_07B	60	507644	7334611	507705	7334609	90	61
FOTSY	FOTSY_TH_11_08	100	507639	7334570	507747	7344571	90	108
FOTSY	FOTSY_TH_11_09	100	507638	7334516	507750	7334514	90	112
FOTSY	FOTSY_TH_11_10	100	507621	7334411	507749	7334413	90	128
FOTSY	FOTSY_TH_11_11	100	507585	7334323	507702	7334327	90	117
FOTSY	FOTSY_TH_11_12A	100	507878	7335341	507983	7335339	90	105
FOTSY	FOTSY_TH_11_12B	50	508048	7335334	508098	7335318	90	50
FONDRANA	FOND_TH_11_01	100	502152	7355448	502274	7355445	90	118
FONDRANA	FOND_TH_11_02	100	502103	7355331	502268	7355326	90	166
FONDRANA	FOND_TH_11_03	100	502089	7355145	502187	7355144	90	100
FONDRANA	FOND_TH_11_04	150	501989	7355085	502141	7355051	90	152

Initial graphitic carbon results from the 2011 trenching are, management believes, encouraging in that they indicate that there are multiple graphitic horizons present in each zone, and that the graphitic zones are of significant widths and grades.

Trench	From (m)	To (m)	C (%)	Interval (m)
FOND-TH-11-02	24	29	4.194	5
FOND-TH-11-02	58	94	6.09833	36
FOND-TH-11-02	104	110	9.66667	6
FOND-TH-11-02	112	128	6.87625	16
FOND-TH-11-02	129	136	4.60429	7
FOND-TH-11-02	138	151	13.9592	13
FOND-TH-11-02	154	164	5.542	10
FOND-TH-11-03	3	12	4.95333	9
FOND-TH-11-03	22	51	6.44103	29
FOND-TH-11-03	64	76	5.095	12
FOND-TH-11-03	83	92	9.10444	9
FOTSY-TH-11-01	76	82	4.43667	6
FOTSY-TH-11-02	19	24	5.566	5
FOTSY-TH-11-03	21	26	7.512	5
FOTSY-TH-11-03	96	102	10.1433	6
FOTSY-TH-11-03	125	134	8.59111	9
FOTSY-TH-11-04	20	28	4.2425	8
FOTSY-TH-11-04	82	90	6.67	8
FOTSY-TH-11-05A	7	17	9.9315	10
FOTSY-TH-11-05A	59	65	5.33667	6
FOTSY-TH-11-06B	21	27	9.525	6
FOTSY-TH-11-06B	35	43	7.7875	8
FOTSY-TH-11-06B	67	77	8.485	10
FOTSY-TH-11-07B	31	43	11.26	12
FOTSY-TH-11-08	28	38	13.818	10
FOTSY-TH-11-08	69	77	6.38125	8
FOTSY-TH-11-09	13	21	5.335	8
FOTSY-TH-11-09	29	35	6.72667	6
FOTSY-TH-11-10	7	13	6.23667	6
FOTSY-TH-11-11	57	62.5	6.31818	5.5
FOTSY-TH-11-11	65	73	7.005	8
FOTSY-TH-11-12A	21.5	29	10.2967	7.5
FOTSY-TH-11-12A	40	46	5.72667	6

Next Steps
It would be appropriate at this time to comment on time lines related to receipt of assays, and the need for metallurgical analysis to fully outline the type and quality of the graphite on the properties.  Our management  believes that after receiving assays it is both prudent and necessary to wait for the metallurgical analysis to fully inform the market of the potential of the graphite identified to date, but it should be noted that we are comfortable in identifying the graphite as flake based on visual observation and cursory testing.  We  will endeavor to expedite the metallurgical process throughout its exploration programs.

Future Programs
The Madagascar properties, we believe, merit an exploration program designed to delineate a Canadian National Instrument 43-101 compliant graphite resource.  An 8,000 metre, 90-hole drill program will employ two diamond drills to verify mineralized zones previously confirmed through drilling, trenching and/or prospecting.  This program is anticipated to commence during June or July 2012.

Our Canadian National Instrument 43-101 compliant resource estimate confirmed that a significant amount of vanadium has been discovered in the mineralized zones that account for a very small portion (2.55 kilometres) of the overall 48-kilometre trend of vanadium mineralization.  To date, 160 diamond drill holes and 167 trenches have been completed on the property.  With the discovery of graphite during the latter half of 2011, management changed the scope of the NI 43-101 compliant preliminary economic assessment ("PEA"/scoping) study, which was scheduled for completion during late 2011/early 2012. We now anticipate a NI 43-101 compliant graphite resource will be available for the Green Giant Property by the end of September 2012.  This information will be incorporated into a revised PEA study, which is expected to be completed by December 2012.

The economic potential of the property rests upon the ability to extract vanadium and graphite using reasonable, potentially economic parameters.  We are carrying out further larger sample tests and more complete mineralogy and metallurgical testing of vanadium and graphite ores to establish the technological and economic parameters of vanadium and graphite processing.  The goal of this work is to identify potentially economic processing methods to extract both vanadium and graphite, which are known to exist on the property.

SAGAR PROPERTY

Property Description and Location
The Sagar Property comprises 219 blocks of claims in the Province of Québec, Canada.  The approximate centre of exploration activity is circa 56°22' N latitude and circa 68° 00' W longitude.  Details on the individual claims are available on-line at the Government of Québec's Ministère des Resources Naturelles et de la Faune GESTIM website at https://gestim.mines.gouv.qc.ca.  This property can be accessed by air.

The area comprising these claims is approximately 6,580 hectares.  In this part of the Province of Québec, "map staking" predetermines claim outlines.  Previously, the map-staking grid, producing some of the small parcels, superimposes upon staked claims. There are no carried environmental liabilities on the property. All surface work requires provincial government permits, including camp construction permits. These have been acquired.

Agreement
On May 2, 2006, we signed a letter of intent with Virginia Mines Inc. ("Virginia") for an option to acquire a 75% interest in 200 claims located in northern Québec , Canada.  Virginia had the right and option to sell the remaining 25% interest in the property.  This agreement was subject to a 2% NSR.  Virginia had previously acquired a 100% interest in the property, subject to a 1% NSR on certain claims, and a 0.5% NSR on other claims.  Virginia has the right to buy back half of the 1% NSR for $200,000 and half of the 0.5% NSR for $100,000.  In order to exercise its option, we  issued 2,000,000 of our common shares, 2,000,000 now expired common share purchase warrants and incurred exploration expenditures greater than $2,000,000 on the property before September 1, 2008.  Further, on February 28, 2007 Virginia exercised its option to sell its remaining 25% interest on the property to us for 1,000,000 of our common shares valued at $1,219,000 and 1,000,000 now expired common share purchase warrants.  As a result of these agreements, we now own a 100% interest in this property. We are currently up to date with all obligations required to maintain the property in good standing.

FERDERBER
Property Description and Location
We  acquired a 100% undivided right, title and interest in and to 19 mining claims (0036315, 0036316, 0036317, 0036318, 0036319, 0036320, 0036321, 0036322, 0036323, 0036324, 0036325, 0036326, 0036327, 0030649, 0030650, 0030640, 0030638, 0030612, 0030613) held by Mr. Peter Ferderber, covering an area of approximately 64 hectares located in the Central Labrador Trough Region of Québec, 13 of which are contiguous to our  Sagar Property.  This property can be accessed by air.   In consideration of our receiving a 100% interest in these claims, subject to any NSR royalties, we  paid Mr. Ferderber CAD$6,000, and issued 150,000 of our common shares and 75,000 now expired common share purchase warrants.  Mr. Ferderber retained a 1% NSR on this property and agreed that we shall have a first right of refusal to purchase the 1% NSR should Mr. Ferderber elect to sell the royalty. We are currently up to date with all obligations required to maintain the property in good standing.

Sagar and Ferderber Property Geological Highlights
The geological setting of the property is the northwest trending Romanet Horst within the Labrador Trough.  The significant mineral potential of this geological setting is well demonstrated, we believe,  by the abundance and diversity of uranium-gold showings, which range from veins to breccia's to shear zones. There is also locally significant sedimentary-hosted copper mineralization.  Our management contends that the most significant mineralization found to date is the 500 x 200 metre Mistamisk boulder field which contains 150 boulders that range up to 640 g/t gold and 4.11% uranium, with 70 tested boulders averaging 64.9g/t gold and 1.3% uranium.  The boulders discovered within the Mistamisk boulder field range in length from 0.30 to 2.0 metres.  Previous work has not determined the bedrock source of this boulder field.

Copper mineralization has been defined in several spots, the most significant being the Dehli-Pacific showing, which has reported 4.2% copper over 7.6 metres within a drill hole that intersected a shear zone along a sediment-gabbro contact.

Potential Future Programs
In light of empirical observations collected during the course of 2007 exploration activities, other targets have been identified which could prove to be volumetrically more significant than the source of the Mistamisk Boulder Field.  In order of priority, management believes future exploration on the Sagar Property should focus on the discovery of:
•
Gold and uranium mineralization at redox boundaries along major faults. This work should focus on the intersection between the Romanet fault and the reducing lithologies of the Dunphy and Lace Lake formations.

•
Unconformity associated polymetallic uranium-style mineralization at the Archean basement contact.  The ‘Kilo' soil anomaly should be targeted for this exploration due to the anomalous soil, RC, and DDH geochemistry, as well as the numerous coincident geophysical anomalies.

•
Iron-Oxide Copper Gold (IOCG) mineralization.  This work should focus on the east-west structure bisecting the Romanet Horst.  In particular, the area to the southwest of the Lac Plisse showing should be drill tested as it has coincident gravity and magnetic highs, and has an anomalous IOCG-related geochemical signature for RC, soil, and water geochemical data. Additionally, the DDH geochemistry and alteration mineralogy observed from holes in the ‘Alpha' soil target area should be re-examined in the context of IOCG mineralization.

•
Source mineralization for the Mistamisk Boulder Field. The anomalous Alpha, Delta, and Kilo soil targets, as well as A, B, and E RC targets identified during the course of the 2007 exploration program should be examined to ascertain the source mineralization for the Mistamisk Boulder Field.

LEGAL PROCEEDINGS
We are currently not involved in any litigation that we believe could have a materially adverse effect on our financial condition or results of operations. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the executive officers of our company or any of our subsidiaries, threatened against or affecting our company, our common shares, any of our subsidiaries or of our company's or our company's subsidiaries' officers or directors in their capacities as such, in which an adverse decision could have a material adverse effect.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS
Market Information
As of May 25, 2012, there were 156,747,178 common shares issued and outstanding and 67,309,695 common shares subject to outstanding options and warrants to purchase, or securities convertible into, our common shares. We have agreed to register 45,677,334 common shares for sale by the selling shareholders under the registration statement.

Our common shares are quoted on the OTCBB and the OTCQB under the symbol "ENZR", the TSX under the symbol "EGZ" and the Frankfurt Stock Exchange under the symbol "YE5". On On May 24, 2012, the last reported sale price for our common shares on the OTCBB and the TSX was US$0.24 and CDN$0.24 per share, respectively.  The following table sets forth the high and low closing sale prices for one common share for the fiscal quarters indicated as reported on the OTCBB and TSX-V. Over-the-counter market quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

	OTCBB (US$)		TSX / TSX-V2 (CDN$)
Period	High	Low	High	Low
Fiscal year ended June 30, 2012
First quarter ended September 30, 2011	$0.36	$0.18	$0.34	$0.17
Second quarter ended December 31, 2011	$0.26	$0.15	$0.23	$0.15
Third quarter ended March 31, 2012	$0.44	$0.17	$0.43	$0.165
Fourth quarter ended June 30, 2012 (through May 24, 2012)	$0.48	$0.22	$0.48	$0.22
Fiscal year ended June 30, 2011
First quarter ended September 30, 2010	$0.33	$0.18	$0.34	$0.185
Second quarter ended December 31, 2010	$0.50	$0.195	$0.51	$0.20
Third quarter ended March 31, 2011	$0.585	$0.39	$0.63	$0.38
Fourth quarter ended June 30, 2011	$0.45	$0.30	$0.42	$0.285
Fiscal year ended June 30, 2010
First quarter ended September 30, 2009	$0.70	$0.14	N/A	N/A
Second quarter ended December 31, 2009	$0.68	$0.38	N/A	N/A
Third quarter ended March 31, 2010	$0.48	$0.28	N/A	N/A
Fourth quarter ended June 30, 2010	$0.56	$0.25	$0.49	$0.22
Fiscal year ended June 30, 2009
First quarter ended September 30, 2008	$0.15	$0.04	N/A	N/A
Second quarter ended December 31, 2008	$0.10	$0.02	N/A	N/A
Third quarter ended March 31, 2009	$0.12	$0.04	N/A	N/A
Fourth quarter ended June 30, 2009	$0.27	$0.05	N/A	N/A

2	Our common shares commenced trading on the TSX-V on May 5, 2010. Our common shares ceased trading on the TSX-V and commenced trading on the TSX on June 16, 2011.

 Holders
As of May 25, 2012, there were approximately 2,500 holders of record of common shares.

 Dividends
We have never declared any cash dividends with respect to our common shares. Future payment of dividends is within the discretion of our board of directors, and will depend upon, among other things, the results of our operations, cash flows and financial condition, operating and capital requirements, and other factors our board of directors may consider relevant. Although there are no material restrictions limiting, or that are likely to limit, our ability to pay dividends on our common shares, we presently intend to retain future earnings, if any, for use in our business and have no present intention to pay cash dividends on our common shares.

MANAGEMENT'S DISCUSSION AND ANALYSIS
Management's Discussion and Analysis of Financial Condition and Results of Operations ("MD&A") should be read in conjunction with the financial statements included herein. Further, this MD&A should be read in conjunction with the Company's Financial Statements and Notes to Financial Statements included in its Annual Report on Form 10-K for the years ended June 30, 2011 and June 30, 2010 and Quarterly Report on Form 10-Q for the interim periods ended March 31, 2012 and March 31, 2011.

The Company's financial statements have been prepared in accordance with United States generally accepted accounting principles. We urge you to carefully consider the information set forth in this Prospectus under the heading "Special Note Regarding Forward-Looking Statements" and "Risk Factors".

Cautionary Note
Due to the nature of our business, we anticipate incurring operating losses for the foreseeable future.  We base this expectation, in part, on the fact that very few mineral properties in the exploration stage ultimately develop into producing profitable mines.  Our future financial results are also uncertain due to a number of factors, some of which are outside our control.  These factors include, but are not limited to:
•	our ability to raise additional funding as required;
•	the market price for vanadium, graphite, gold, uranium and for any other minerals which we may find;
•	ongoing joint ventures;
•	the results of our proposed exploration programs on our mineral properties
•	environmental regulations that may adversely impact cost and operations; and
•	our ability to find joint venture partners, as needed, for the development of our property interests.
If we are successful in completing equity financing, as necessary, existing shareholders will experience dilution of their interest in our company.  In the event we are not successful in raising additional financing, we anticipate that we will not be able to proceed with our business plan.  In such a case, we may decide to discontinue our current business plan and seek other business opportunities in the resource sector.

During this period, we will need to maintain our periodic filings with the appropriate regulatory authorities and, as such, will incur legal and accounting costs.  In the event no other such opportunities are available and we cannot raise additional capital to sustain operations, we may be forced to discontinue our business altogether.  We do not have any specific alternative business opportunities in mind and have not planned for any such contingency.

Any future equity financing will cause existing shareholders to experience dilution of their interest in our company. In the event we are not successful in raising additional financing, we anticipate that we will not be able to proceed with our business plan. In such a case, we may decide to discontinue our current business plan and seek other business opportunities in the resource sector. Any business opportunity would require our management to perform diligence on possible acquisition of additional resource properties. Such due diligence would likely include purchase investigation costs such as professional fees by consulting geologists, preparation of geological reports on the properties, conducting title searches and travel costs for site visits. It is anticipated that such costs will not be sufficient to acquire any resource property and additional funds will be required to close any possible acquisition.
During this period, we will need to maintain our periodic filings with the appropriate regulatory authorities and will incur legal and accounting costs. In the event no other such opportunities are available and we cannot raise additional capital to sustain operations, we may be forced to discontinue business. We do not have any specific alternative business opportunities in mind and have not planned for any such contingency.

Due to our lack of operating history and present inability to generate revenues, our auditors have stated their opinion that there currently exists substantial doubt about our ability to continue as a going concern.

Plan of Operation
Our plan of operations for the period until December 31, 2012 is to complete the following objectives within the time periods specified, subject to our obtaining the necessary funding and/or permits for continued exploration of the mineral properties. The following estimated exploration budget, although subject to revision and although assurances can be provided that the objectives will be reached, summarizes the anticipated exploration expenditures on our current properties until December 31, 2012.

Estimated Exploration Budget
Our plan is to incur approximately $2,500,000 to $3,500,000 on exploration up to December 31, 2012 on our Green Giant and joint venture properties.

Future Programs
The Madagascar properties, we believe, merit an exploration program designed to delineate a Canadian National Instrument 43-101 compliant graphite resource.  An 8,000 metre, 90-hole drill program will employ two diamond drills to verify mineralized zones previously confirmed through drilling, trenching and/or prospecting.  This program is anticipated to commence during June or July 2012.

The economic potential of the property rests upon the ability to extract vanadium using reasonable, potentially economic parameters. We are carrying out further larger sample tests and more complete mineralogy and metallurgical testing of vanadium ores to establish the technological and economic parameters of vanadium processing. The goal of this work is to identify a potentially economic processing method to extract vanadium from both the vanadium silicate and vanadium oxide types, which are known to exist on the property.

We have had no operating revenues from inception on March 1, 2004 through to the quarter ended March 31, 2012. Our activities have been financed from the proceeds of securities subscriptions.  From inception, on March 1, 2004, to March 31, 2012, we raised net aggregate proceeds of $38,099,105 from private offerings of our securities and $955,500 through the exercise of common share purchase warrants and stock options.  For the nine month period ending March 31, 2012 a total of $704,000 (March 31, 2011: $13,681,320) was raised through private offerings and the exercise of stock options.  $635,000 of this amount was raised through the DRA private placement.  During the prior period, a total of $13,217,120 was raised through a private placement and $464,200 was raised through the exercise of common share purchase warrants and stock options.

For the period from inception, March 1, 2004, to March 31, 2012, we incurred a loss before income taxes of $65,142,353.  Expenses included $33,304,267 in mineral property and exploration costs and impairment losses on mineral properties. These costs include acquisition costs relating to the Madagascar properties, Sagar properties and other abandoned properties.  We also incurred $5,078,701 in professional fees since inception and general and administrative expenses of $6,100,380; stock based compensation valued at $22,668,884, net foreign exchange translation gains totaling $956,836, donated services and expenses of $18,750, and total other income (including interest) of $1,133,712.

The following are explanations for the fluctuations during the nine month period ended March 31, 2012:
•
Amounts spent on mineral properties totaled $7,047,803 (March 31, 2011: $1,106,906).  Included within this total were acquisition costs relating to the transaction with Malagasy totaling $3,770,129 (was recorded within the statement of operations under impairment losses), drilling costs associated with the November-December 2011 drill program and metallurgical analysis and various geological testing incurred during the period.  Following our accounting policies of expensing acquisition costs and exploration expenses on mineral properties as incurred, this amount increased the net loss for the period.

•
Professional fees totaled $1,380,506 up $497,460 from the March 31, 2011 total of $883,046.  The increase is due to the utilization of more professionals internally as well as increased legal and accounting service fees paid to external parties both in Canada. Mauritius and Madagascar.

•
General and administration relates to fees associated with running the Toronto and Madagascar offices.  These costs increased $87,843 between periods (March 31, 2012: $1,061,596, March 31, 2011: $973,753). The increase is mainly due to increased travel expenses for trips to Madagascar, Mauritius, and Europe and to Australia to finalize the Malagasy joint venture agreement.

•
Investment income increased by $47,192 from $27,047 for March 31, 2011 to $74,239 for March 31, 2012.  Due to the companies higher cash position in the early part of fiscal 2012, more funds were available to be invested in various money market funds, bond funds and dual currency deposits.

•
Liquidity, Capital Resources and Foreign Currencies
As at March 31, 2012, we had cash on hand of $1,169,726 plus an investment in a monthly income bond fund valued at $3,471,587 and investments in public companies listed on the TSX-Venture exchange totaling $34,000.  Our working capital was $4,669,314.

We hold a significant portion of cash reserves in Canadian dollars.  Due to foreign exchange rate fluctuations, the value of these Canadian dollar reserves can result in translation gains or losses in US dollar terms.  If there was to be a significant decline in the Canadian dollar against the US dollar, the US dollar value of that Canadian dollar cash position presented on our balance sheet would also significantly decline.  If the US dollar significantly declines relative to the Canadian dollar, our quoted US dollar cash position would also significantly decline.  Such foreign exchange declines could cause us to experience losses.

In addition to paying certain expenses in Canadian dollars, we are also required, from time to time, to pay expenses in South African Rand, Australian Dollars and Madagascar Aviary.  Therefore, we are subject to risks relating to movements in those currencies.

There are no assurances that we will be able to achieve further sales of common shares or any other form of additional financing.  If we are unable to achieve the financing necessary to continue the plan of operations, then we will not be able to continue our exploration and our venture will fail.

Capital Financing
•	From inception to June 30, 2004, we raised $59,750 through the issuance of 9,585,000 common shares.
•	For the year ended June 30, 2005, we did not raise any capital from new financings.
•	For the year ended June 30, 2006, we raised $795,250 through the issuance of 2,750,000 common shares and 2,265,000 common share purchase warrants.
•	For the year ended June 30, 2007, we raised $17,300,000 through the issuance of 34,600,000 common shares and 29,000,250 common share purchase warrants.
•	For the year ended June 30, 2008, we did not raise any capital from new financings.
•	For the year ended June 30, 2009, we raised $680,000 through the issuance of 6,800,000 common shares and 3,400,000 common share purchase warrants.
•	For the year ended June 30, 2010, we raised $6,500,000 through the issuance of 21,666,667 common shares and 21,666,667 common share purchase warrants.
•
For the year ended June 30, 2011, we raised net proceeds of $13,178,708 through the issuance of 30,936,654 common shares and 15,468,328 common share purchase warrants and $886,501 (by issuing 4,549,500 common shares) through the exercise of common share purchase warrants.

•
For the period from July 1, 2011 through March 31, 2012, we raised proceeds of $635,000 through the issuance of common shares and $69,000 (by issuing 460,000 common shares) through the exercise of stock options.

We will likely require additional funding which will be in the form of equity financing from the sale of our common shares. However, we cannot provide investors with any assurance that we will be able to rise sufficient funding from the sale of common shares for additional phases of exploration.  Our management currently believes that debt financing is not an alternative for funding additional phases of exploration.  Currently, we do not have any arrangements in place for any future equity financing.

Issuances of Securities
We have funded our business to date from sales of our securities. On March 15, 2010, we completed brokered and non-brokered offerings consisting of 21,666,667 units at US$0.30 per unit for gross proceeds of US$6,500,000. We sold 14,500,000 units for gross proceeds of US$4,350,000 in the brokered offerings and 7,166,667 units for gross proceeds of US$2,150,000 in the non-brokered offerings. Each unit consisted of one common share and one common share purchase warrant. Each common share purchase warrant entitles the holder to purchase one common share at an exercise price of US$0.50 for a period beginning July 15, 2010 and ending May 5, 2013. We may accelerate the expiry of the common share purchase warrants if our common shares trade at a closing price greater than US$0.75 per common share for 21 consecutive days on the OTCBB or TSX-V (or such other stock exchange or quotation system on which the common shares may be listed and where a majority of the trading volume occurs) at any time after December 15, 2010, provided the registration statement has been declared and remains effective.
In connection with the brokered and non-brokered offerings, we agreed to use commercially reasonable best efforts to file a registration statement with the Securities and Exchange Commission and cause it to become effective as soon as practicable after the closing of the brokered and non-brokered offerings, and to cause the registration statement to remain effective until the earlier of: (i) the date on which all the common shares issued in the brokered and non-brokered offerings and all of the common shares acquirable upon the exercise of the common share purchase warrants issued in the brokered and non-brokered offerings have been sold pursuant to the registration statement or Rule 144 under the Securities Act; and (ii) the date on which all such common shares have ceased to be outstanding (whether as a result of the repurchase and cancellation, conversion or otherwise), provided that the selling shareholders furnish in writing to us all information within their possession or knowledge that we or our counsel may reasonably require in order to keep the registration statement continuously effective.

The units were issued together with listing rights and filing rights. If our common shares had not commenced trading on the TSX-V on or before June 15, 2010, each holder of a common share comprising a unit issued in the brokered and non-brokered offerings would have been entitled to be issued one-tenth of one common share beginning on June 15, 2010 and an additional one-tenth common share pursuant to such listing right on every six month anniversary thereafter in which our common shares did not commence trading on the TSX-V until June 15, 2012, such that the maximum number of common shares which would be issued pursuant to the listing rights is equal to 50% of the common shares comprising the units issued in the brokered and non-brokered offerings. As our common shares commenced trading on the TSX-V on May 5, 2010, all listing rights have expired and no common shares will be issued pursuant to such listing rights. Effective June 16, 2011, our common shares commenced trading on the TSX. If the registration statement had not been declared effective on or before December 15, 2010, each holder of a common share comprising a unit issued in the brokered and non-brokered offerings would have been entitled to be issued one-tenth of one common share beginning on December 15, 2010 and an additional one-tenth of one common share pursuant to such filing right on every six month anniversary thereafter in which the registration statement had not been declared effective until December 15, 2011, such that the maximum number of common shares which would be issued pursuant to the filing rights is equal to 30% of the common shares comprising the units issued in the brokered and non-brokered offerings. As the registration statement was originally declared effective on November 10, 2010, all filing rights have expired and no common shares will be issued pursuant to such filing rights.

In connection with the strategic investments by Dundee Corporation and Consolidated Thompson Iron Mines Limited (which was acquired by Cliffs Natural Resources Inc. pursuant to a court-approved plan of arrangement under the Canadian Business Corporations Act in May 2011, and is now known as Cliffs Quebec Iron Mining Limited), we granted Dundee and Consolidated Thompson with certain pre-emptive rights to participate in our future financings and the right to appoint one member to our board of directors. Dundee was granted the right to participate for up to 20% of all future financings of the Company until March 15, 2012, provided it held 10% of our issued and outstanding common shares. Upon the closing of the brokered offering, Dundee was also granted the right to immediately appoint one member to the Company's board of directors, and provided it held 10% of our issued and outstanding common shares, Dundee would have the right to nominate one person to the list of director nominees forwarded by management of the Company for election at the annual shareholders meeting. Dundee no longer has the right to nominate one person to the list of director nominees as it no longer holds 10% of our issued and outstanding common shares. Consolidated Thompson was granted the right to participate for up to 7% of all future financings of the Company until March 15, 2012, provided it held 5% of our issued and outstanding common shares. Upon the closing of the non-brokered offering, Consolidated Thompson was also granted the right to immediately appoint one member to the Company's board of directors, and provided it held 5% of our issued and outstanding common shares, Consolidated Thompson would have the right to nominate one person to the list of director nominees forwarded by management of the Company for election at the annual shareholders meeting. Consolidated Thompson no longer has the right to nominate one person to the list of director nominees as it no longer holds 5% of our issued and outstanding common shares.

As consideration for their services in connection with the brokered offerings, Clarus Securities Inc. and Byron Securities Limited (together, the "Agents") were (i) paid a cash commission of 6% of the gross proceeds of the brokered offerings, (ii) issued 870,000 Class A broker warrants, and (iii) issued 870,000 Class B broker warrants. Each Class A broker warrant entitled the holder to acquire one common share at an exercise price of US$0.30 until March 15, 2012. Each Class B broker warrant entitles the holder to acquire one common share at an exercise price of US$0.50 at any time after a corresponding number of Class A broker warrants have been exercised by the particular Agent and on or before May 5, 2013. Byron has since acquired 174,000 common shares upon the exercise of Class A broker warrants. The Class A broker warrants issued to Clarus expired unexercised on March 15, 2012. In addition, Clarus was issued 400,000 common shares and 400,000 Class C broker warrants as consideration for certain advisory services in connection with the brokered offerings. Each Class C broker warrant entitles the holder to acquire one common share at an exercise price of US$0.30 until March 15, 2013. We also agreed to pay the legal fees of Agents' counsel incurred in connection with the brokered offerings and the preparation and review of the registration statement. In July 2010, we issued 500,000 common share purchase warrants to Clarus for services it provided in connection with the listing of our common shares on the TSX-V. Each such warrant entitled the holder to acquire one common share at an exercise price of US$0.20 until July 2, 2012. Clarus has since acquired 500,000 common shares upon the exercise of such warrants.

We offered and sold the securities in the brokered and non-brokered offerings outside the United States in compliance with Rule 903 of Regulation S under the Securities Act. Each purchaser of such securities has represented to us that it is not a "U.S. person", as defined under Regulation S (a "U.S. Person"), and is not acquiring the securities for the account or benefit of a U.S. Person or person in the United States.

On March 31, 2010, 2,000,000 stock options were exercised for gross proceeds of $300,000.

On December 17, 2010, we issued 200,000 shares of our common shares valued at $90,000 pursuant to a contract with a party to provide advisory services in China.

During January and February 2011, we closed a private placement of 30,936,654 units for gross proceeds of $13,921,495.  Each unit consisted of one common share and one half of one common share purchase warrant (a "Unit").  Each of the 15,468,327 warrants issued entitles the holder the right to purchase one common share at an exercise price of $0.75 for a period of two years from the date of issue.  In connection with the private placement, we paid finders' fees consisting of a cash fee of 6% to certain eligible finders totaling $704,115, TSX-V fees totaling $38,411 and compensation warrants equal to 6% of the eligible units sold totaling 1,564,700. Each full compensation warrant entitles the holder to acquire one Unit at $0.45 per unit and expire on February 25, 2013.

During the year ended June 30, 2011, we issued a total of 4,549,500 of our common shares for consideration of $886,501.  These common shares were  issued pursuant to the exercise of several common share purchase warrants.

On December 16, 2011, the Company issued 7,500,000 shares of common stock at $0.18 per share valued at $1,350,000 as consideration for the Joint Venture Agreement with Malagasy Minerals Ltd.

On March 4, 2012, $69,000 was raised through the exercise of 460,000 stock options at $0.15 per common share.

On March 25, 2012, the Company closed a private placement with DRA whereby it raised a total of $635,000 by issuing 2,540,000 common stock at $0.25 per common share. This results in DRA having a current equity position in our company of approximately 1.5%. Under the terms of a Memorandum of Understanding signed during early 2012, DRA has the right to acquire up to a 5% equity position our company through private placement. Future private placements will be done at market conditions.

The offer and sale of all shares of our common shares and warrants listed above were affected in reliance on the exemptions for sales of securities not involving a public offering, as set forth in Regulation S promulgated under the Securities Act.  The Investor acknowledged the following: Subscriber is not a United States Person, nor is the Subscriber acquiring the shares of our common stock and warrants directly or indirectly for the account or benefit of a United States Person.  None of the funds used by the Subscriber to purchase the shares of our common stock and warrants have been obtained from United States Persons. For purposes of this Agreement, "United States Person" within the meaning of U.S. tax laws, means a citizen or resident of the United States, any former U.S. citizen subject to Section 877 of the Internal Revenue Code, any corporation, or partnership organized or existing under the laws of the United States of America or any state, jurisdiction, territory or possession thereof and any estate or trust the income of which is subject to U.S. federal income tax irrespective of its source, and within the meaning of U.S. securities laws, as defined in Rule 902(o) of Regulation S, means: (i) any natural person resident in the United States; (ii) any partnership or corporation organized or incorporated under the laws of the United States; (iii) any estate of which any executor or administrator is a U.S. person; (iv) any trust of which any trustee is a U.S. person; (v) any agency or branch of a foreign entity located in the United States; (vi) any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person; (vii) any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident in the United States; and (viii) any partnership or corporation if organized under the laws of any foreign jurisdiction, and formed by a U.S. person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a)) who are not natural persons, estates or trusts.  Further, we anticipate that additional funding will be in the form of equity financing from the sale of our common stock. However, we cannot provide investors with any assurance that we will be able to raise sufficient funding for additional phases of exploration. We currently believe that debt financing will not be an alternative for funding additional phases of exploration. We do not have any arrangements in place for any future equity financing.

There are no assurances that we will be able to achieve further sales of our common stock or any other form of additional financing. If we are unable to achieve the financing necessary to continue our plan of operations, then we will not be able to continue our exploration and our venture will fail.

Off-balance sheet arrangements
We have no off-balance sheet arrangements including arrangements that would affect the liquidity, capital resources, market risk support and credit risk support or other benefits.

Critical Accounting Policies
Principals of Consolidation and Basis of Presentation
These consolidated financial statements are presented in accordance with accounting principles generally accepted in the United States ("U.S. GAAP"), and are expressed in US dollars.   These consolidated financial statements include the accounts of Energizer Resources Inc. and its wholly-owned subsidiaries, Uranium Star (Mauritius) Ltd., THB Ventures Ltd, Energizer Resources Madagascar Sarl and Energizer Resources Minerals Sarl.  All inter-company balances and transactions have been eliminated on consolidation.  The Company's fiscal year end is June 30.

Use of Estimates
The preparation of consolidated financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the period.  On an ongoing basis, management evaluates its judgments and estimates in relation to assets, liabilities, revenue and expenses. Management uses historical experience and other factors it believes to be reasonable as the basis for its judgments and estimates.  Actual results could differ from those estimates.   The consolidated financial statements include estimates which, by their nature, are uncertain. The impacts of such estimates are pervasive throughout the consolidated financial statements, and may require accounting adjustments based on future occurrences.  Revisions to accounting estimates are recognized in the period in which the estimate is revised and the revision affects current and future periods.  Areas where significant estimates and assumptions are used include: the valuation of shares, warrants and stock options issued, the valuation recorded for impairment on property expenditures, the valuation recorded for future income taxes, and the valuation on the balance sheet representing derivatives and dual currency deposits.

Mineral Property Costs
The Company has been in the exploration stage since its inception on March 1, 2004, and has not yet realized any revenues from its mineral operations.  Mineral property exploration costs are expensed as incurred.  Mineral property acquisition costs are initially capitalized when incurred using the guidance in ASC Topic-930,  "Whether Mineral Rights Are Tangible or Intangible Assets".  The Company assesses the carrying costs for impairment under ASC Topic-360, at each fiscal quarter end.

When it has been determined that a mineral property can be economically developed as a result of establishing probable and proven reserves, the costs then incurred to develop such property will be capitalized.  Such costs will be amortized using the units of production method over the estimated life of the probable reserve. If the properties are abandoned or the carrying value is determined to be in excess of possible future recoverable amounts the Company will write off the appropriate amount.

Foreign Currency Translation
The Company's functional and reporting currency is United States Dollars.  Monetary assets and liabilities denominated in foreign currencies are translated in accordance with ASC Topic-830, "Foreign Currency Translation", using the exchange rate prevailing at the balance sheet date.  Gains and losses arising on settlement of foreign currency denominated transactions or balances are included in the consolidated statement of operations.

Stock-Based Compensation
The Company has a stock option plan as described in note 8.  All stock-based awards granted, including those granted to directors not acting in their capacity as directors, are accounted for using the fair value based method.  The fair value of stock options granted is recognized as an expense within the income statement and a corresponding increase in shareholder equity.  Any consideration paid by eligible participants on the exercise of stock options is credited to capital stock.  The additional paid in capital amount associated with stock options is transferred to capital stock upon exercise.

Fair Value of Financial Instruments Hierarchy
ASC Topic–820 establishes a fair value hierarchy that prioritizes the inputs used to measure fair value.  The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3).  The three levels are as follows:

Level 1 – Quoted prices are available in active markets for identical assets or liabilities as of the reporting date.  Active markets are those in which transactions for the asset or liability occur in sufficient frequency and volume to provide pricing information on an ongoing basis.  Level 1 includes marketable securities such as listed equities and U.S. government treasury securities.

Level 2 – Pricing inputs are other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.  Level 2 includes those financial instruments that are valued using industry-standard models or other valuation methodologies.  These models consider various assumptions, including quoted forward prices for commodities, time value, volatility factors, current market and contractual prices for the underlying instruments as well as other relevant economic measures. Substantially all of these assumptions are observable in the marketplace throughout the term of the instrument, can be derived from observable data or are supported by observable levels at which transactions are executed in the marketplace.  Instruments in this category include over the counter forwards, options and repurchase agreements.

Level 3 – Pricing inputs include significant inputs that are generally less observable from objective sources.  These inputs may be used with internally developed methodologies that result in management's best estimate of fair value from the perspective of a market participant. Level 3 instruments include those that may be more structured or otherwise tailored to customers' needs.  At each balance sheet date, the Company performs an analysis of all instruments subject to ASC Topic–820 and includes in Level 3 all of those whose fair value is based on significant unobservable inputs.

As of March 31, 2012, the marketable securities that the Company held were Level 1.  As at June 30, 2011, dual currency deposits were Level 2 within the fair value hierarchy.

RECENT ACCOUNTING PRONOUNCEMENTS
The following are recent FASB accounting pronouncements which may have an impact on the Company's future condensed consolidated interim unaudited financial statements.
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"Comprehensive Income (Topic-220): Presentation of Comprehensive Income": ("ASU 2011-05") was issued during June 2011. FASB issued guidance regarding the presentation of Comprehensive Income within financial statements.  The guidance was effective for interim and annual periods beginning after December 15, 2011.

•
"Intangibles - Goodwill and Other (Topic-350): Testing Goodwill for Impairment": ("ASU 2011-08") was issued during September 2011. FASB issued guidance on how to determine whether goodwill amounts on the balance sheet have been impaired.  The guidance was effective for annual periods beginning after December 15, 2011 and interim periods within those years.

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"Comprehensive Income (Topic-202): Deferral of the Effective date for Amendments to the Presentation of Reclassification of Items Out of Accumulated Other Comprehensive Income in Accounting Standards Update No 2011-05": ("ASU 2011-12") was issued during December 2011.  FASB provides clarification and guidance relating to the effects of reclassifications of amounts out of accumulated other comprehensive income and into net income.   The guidance is effective for annual periods beginning after December 15, 2011 and interim periods within those years.

•
"Balance Sheet (Topic-201): Disclosures about Offsetting Assets and Liabilities": ("ASU 2011-11") was issued during December 2011. FASB issued guidance on how to determine whether it is appropriate to offset or net certain assets and liabilities on the balance sheet and the additional disclosure that this entails.   The guidance is effective annual periods beginning on or after January 1, 2013.

The adoption of the Topic-220, Topic-350 and Topic-202 did not have a material impact on the Company's condensed consolidated interim financial statements.  The Company is currently evaluating its impact of Topic- 201 on these condensed consolidated interim financial statements.

DIRECTORS AND EXECUTIVE OFFICERS
The following table sets forth the name, age, and position of each executive officer and director the Company as at May 25, 2012.
Name	Age	Position
J.A. Kirk McKinnon	69	Chief Executive Officer, Chairman and Director
Richard E. Schler	58	Vice-President, Chief Financial Officer and Director
Craig Scherba	39	Vice President, Exploration and Director
John Sanderson	76	Vice Chairman and Director
V. Peter Harder	59	Director
Quentin Yarie	46	Director
Johann de Bruin	43	Director
Albert A. Thiess	65	Director

Directors of the Company hold their offices until the next annual meeting of the Company's shareholders and until their successors have been duly elected and qualified or until their earlier resignation, removal of office or death. Executive officers of the Company are elected by the board of directors to serve until their successors are elected and qualified. There are no family relationships between any director or executive officer of the Company.

J.A. Kirk McKinnon (Brampton, Canada)
Mr. McKinnon has served as the Company's Chairman and Chief Executive Officer since October 1, 2009 and a director since April 2006. Mr. McKinnon has also served as the Company's President and Chief Executive Officer from April 2006 to September 30, 2009. He brings over 25 years of senior management experience to the Company.  Mr. McKinnon is currently President and CEO of MacDonald Mines Exploration Ltd., Red Pine Exploration Inc.  and Honey Badger Exploration Inc., all of which are resource exploration companies trading on the TSX Venture Exchange headquartered in Toronto, Canada. Previously, Mr. McKinnon held senior management positions with several high profile Canadian corporations, including Nestle Canada. Mr. McKinnon is well-versed in business management and he has been very successful in raising funds in the capital markets.

Richard E. Schler, MBA (Toronto, Canada)
Mr. Schler has served as the Company's Vice President and Chief Financial Officer since October 1, 2009 and a director since April 2006. Mr. Schler was the Company's Vice President, Chief Operating Officer and Chief Financial Officer from February 2009 to September 30, 2009 and served as the Company's Vice President and Chief Financial Officer from April 2006 to January 2009. He is also currently serving as Chief Operating Officer and Chief Financial Officer of MacDonald Mines Exploration Ltd., Red Pine Exploration Inc. and Honey Badger Exploration Inc., all of which are resource exploration companies trading on the TSX Venture Exchange headquartered in Toronto, Canada. Before joining these companies, Mr. Schler held various senior management positions with noted corporations. He also has over 25 years of experience in the manufacturing sector. Mr. Schler is very experienced in financial management and business operations. Together with Mr. McKinnon, they have been very successful in raising funds in the capital markets.

John Sanderson Q.C. (Vancouver, Canada)
John P. Sanderson Q.C. (Vancouver, Canada) Mr. Sanderson has been Vice Chairman of the Board of Directors of the Company since October 1, 2009 and a director of the Company since January 2009. Mr. Sanderson was Chairman of the Board of Directors of the Company from January 2009 to September 2009. Mr. Sanderson is a mediator, arbitrator, consultant and lawyer called to the Bar in the Canadian Provinces of Ontario and British Columbia. Mr. Sanderson's qualifications to serve as a director of the Company include his many years of legal and mediation experience in various industries.  He has acted as mediator, facilitator and arbitrator in British Columbia, Alberta, Ontario and the Northwest Territories, in numerous commercial transactions, including insurance claims, corporate contractual disputes, construction matters and disputes, environmental disputes, inter-governmental disputes, employment matters, and in relation to aboriginal claims.  He is a member of mediation and arbitration panels with the British Columbia Arbitration and Mediation Institute, the British Columbia International Commercial Arbitration Centre and Mediate BC.

V. Peter Harder, LL.D, M.A., B.A. (Hons) (Manotick, Canada)
Mr. Harder has served as a director of the Company since July 2, 2009. He is a Senior Policy Advisor to Fraser Milner Casgrain, LLP ("FMC"), a Canadian national law firm.  Prior to joining FMC, Mr. Harder was a long-serving Deputy Minister in the Government of Canada. First appointed a Deputy Minister in 1991, he served as the most senior public servant in a number of federal departments including Treasury Board, Solicitor General, Citizenship and Immigration, Industry and Foreign Affairs and International Trade. At Foreign Affairs, Mr. Harder assumed the responsibilities of the Personal Representative of the Prime Minister to three G8 Summits (Sea Island, Gleneagles and St. Petersburg).  Mr. Harder is also a director of Power Financial Corporation (TSX: PWF), IGM Financial Corporation (TSX: IGM), Telesat Canada, Northland Power Inc. (TSX: NPI), Timberwest Forest Company and Magna International Inc. (TSX: MG, NYSE: MGA).  In 2008, Mr Harder was elected the President of the Canada China Business Council (CCBC).

Craig Scherba, P.Geol. (Oakville, Canada)
Mr. Scherba was appointed Vice President, Exploration and a director of the Company on January 1, 2010.  Mr. Scherba was professional geologist with Taiga Consultants Ltd. ("Taiga"), a mining exploration consulting company from March 2003 to December 2009.  He was a managing partner of Taiga between January 2006 and December 2009. Mr. Scherba has been a geologist since 2000, and his expertise includes supervising large Canadian and international exploration. Mr. Scherba was an integral member of the exploration team that developed Nevsun Resources' high grade gold, copper and zinc Bisha project in Eritrea. Mr. Scherba served as the Company's Country and Exploration Manager for the Green Giant Project in Madagascar during its initial exploration stage.

Quentin Yarie, P.Geol. (Toronto, Canada)
Mr. Yarie has served as a director of the Company since 2008. Mr. Yarie is an experienced geophysicist and a successful entrepreneur.  He has over 20 years of experience in the mining and environmental/engineering sectors.  Mr. Yarie has project management and business development experience as he has held positions of increasing responsibility with a number of Canadian-based geophysical service providers. Since January 2010 Mr. Yarie has been a consultant and Senior Vice President Exploration for MacDonald Mines Exploration Ltd, Red Pine Exploration Inc. and Honey Badger Exploration Inc.  From October 2007 to December 2009, Mr. Yarie was a business development officer with Geotech Ltd, a geo-physical airborne survey company. From September 2004 to October 2007, Mr. Yarie was a senior representative of sales and business development for Aeroquest Limited. From 1992-2001, Mr. Yarie was a partner of a specialized environmental and engineering consulting group where he managed a number of large projects including the ESA of the Sydney Tar Ponds, the closure of the Canadian Forces Bases in Germany and the Maritime and Northeast Pipeline project.

Johann de Bruin, Pr. Eng (Johannasberg, South Africa)
Johann de Bruin, Pr. Eng, will be appointed to the Company's Board of Directors as the Project Leader and key interface for mine development.  Mr. de Bruin is a Director of DRA with a 15-year track record of bringing numerous greenfield mining projects throughout Africa to feasibility.  He currently leads the initiative of business development into Africa for the DRA Group and has acted as the primary liaison between DRA and the Company for the past three years.

Albert A. Thiess, Jr. (Bluffton, United States of America)
Mr. Thiess brings over 35 years of accounting, finance and management experience to the Company.  Mr. Thiess served as an audit partner in Coopers & Lybrand, LLP and with PricewaterhouseCoopers LLP following the merger of those firms in 1998.  He served clients in the automotive, banking, retail and manufacturing industries, as well as serving as the Managing Partner of the Detroit, Michigan and Los Angeles, California offices.  He also was elected to the Governing Council of Coopers & Lybrand.  Following the merger with PricewaterhouseCoopers, Mr. Thiess managed various global functions for the newly merged firm.

Involvement in Certain Legal Proceedings
To the best of the Company's  knowledge, during the past ten years, none of the following occurred with respect to a director or executive officer of the Company: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of any competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; (4) being found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the commodities futures trading commission to have violated a Federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated; (5) being subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of any federal or state securities or commodities law or regulation or any law or regulation respecting financial institutions or insurance companies or prohibiting mail or wire fraud or fraud in connection with any business entity; or (6) being subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization, any registered entity of the Commodity Exchange Act, or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

 EXECUTIVE COMPENSATION
 The following table sets forth certain summary information concerning the compensation paid or accrued during each of our last two completed fiscal years to our principal executive officer and two other most highly compensated executive officers who received compensation in excess of $100,000 for the fiscal year ended June 30, 2011 (collectively, the "Named Executive Officers"):

	Annual Compensation			Long Term Compensation
				Awards		Payouts
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Award(s)	Securities Underlying Options/ SARs (#)	LTIP Payouts	All Other Compensation ($)
J.A. Kirk McKinnon, CEO and Director	2011	261,810 (1)	--	--	--	--	--	--
	2010	134,178 (4)	--	80,750 (2)	--	--	--	512,469 (6)

Richard E. Schler, Vice-President, CFO and Director	2011	189,490 (1)	--	--	--	--	--	--
	2010	129,953 (4)	--	76,500 (2)	--	--	--	488,218 (6)

Julie Lee Harrs, Former President, COO and Director (2)	2011	202,126 (1)	--	--	--	--	--	--
	2010	93,252 (5)	--	340,000 (3)	--	--	--	429,698 (6)

(1)       Consulting fees paid and accrued for the fiscal year ended June 30, 2011.
(2)       Shares valued at $0.17 per share based on quoted market price issued to these individuals and/or to companies controlled by them.
(3)       Shares valued at $0.68 per share based on quoted market price.
(4)       Consulting fees paid and accrued for fiscal year ended June 30, 2010.
(5)       Consulting fees paid and accrued for 11 months to June 30, 2010.
(6)       Stock options valued between $0.35 to $0.40 per option, using the Black-Scholes option pricing model.

Options and Stock Appreciation Rights Grants
Outstanding stock options granted to Named Executive Officers and Directors as at June 30, 2011 are as follows:

Outstanding Equity Awards at Fiscal Year-End
	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (#)	Market Value of Shares or Units of Stock that have not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested (#)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested ($)
J.A. Kirk McKinnon, NEO	280,000 425,000 720,000 975,000 225,000 1,150,000	--	--	0.15 0.15 0.15 0.15 0.352 0.395	July 28, 2011 Nov. 26, 2011 March 4, 2012 July 11, 2012 Sep 2, 2013 May 11, 2014	--	--	--	--
Richard E. Schler, NEO	690,000 875,000 200,000 1,100,000	--	--	0.15 0.15 0.352 0.395	March 4, 2012 July 11, 2012 Sep 2, 2013 May 11, 2014	--	--	--	--
Julie Lee Harrs (former NEO)	1,100,000	--	--	0.395	May 11, 2014	--	--	--	--

The following options were cancelled during the 2011 fiscal year for the above noted Named Executive Officers and former NEO:  Kirk McKinnon 125,000, Richard Schler 125,000 and Julie Lee Harrs 125,000.  These stock options were due to expire on October 27, 2013 at an exercise price of $0.572.

Aggregated Option Exercises and Fiscal Year-End Option Values
On March 9, 2006, the Company filed a Form S-8 Registration Statement in connection with its adopted 2006 Stock Option Plan (the "2006 Plan") allowing for the direct award of shares or granting of stock options to acquire up to a total of 2,000,000 common shares.  On December 18, 2006, February 16, 2007, July 11, 2007, December 8, 2009 and December 16, 2010, the 2006 Plan was amended to increase the stock option pool by a total of 20,000,000 additional common shares to an aggregate total of 22,000,000.  Further on June 29, 2010, an S-8 Registration Statement was filed in connection with the registration of the common shares underlying the granting of options. The following table summarizes the continuity of the Company's stock options:

	Number of Shares	Weighted average exercise price ($)
Outstanding, June 30, 2009	7,630,000	0.15
Granted	8,505,000	0.40
Exercised	(2,000,000)	0.15
Expired / Cancelled	(515,000)	0.42
Outstanding June 30, 2010	13,620,000	0.30
Granted	1,100,000	0.25
Expired / Cancelled	(590,000)	0.57
Outstanding, June 30, 2011	14,130,000	0.29

Additional information regarding stock options outstanding as at June 30, 2011 is as follows:

Exercise price	Outstanding			Exercisable
	Number of shares	Weighted average remaining life (years)	Weighted average exercise price	Number of shares	Weighted average exercise price (US$)
$0.15	365,000	0.08	$0.15	365,000	$0.15
$0.15	650,000	0.41	$0.15	650,000	$0.15
$0.15	1,920,000	0.68	$0.15	1,920,000	$0.15
$0.15	2,695,000	1.03	$0.15	2,695,000	$0.15
$0.35	750,000	2.18	$0.35	750,000	$0.35
$0.40	6,650,000	2.87	$0.40	6,650,000	$0.40
$0.25	1,100,000	3.31	$0.25	1,100,000	0.25
Total/Average	14,130,000	2.11	$0.28	14,130,000	$0.28

Long-Term Incentive Plan Awards Table
There are no Long-Term Incentive Plans in place at this time.

Employment Agreements
Currently, the Company does not have an employment agreement or consulting agreement with Messrs. McKinnon and Schler, but the Company has agreed to pay them a monthly stipend. Messrs. McKinnon and Schler receive approximately CDN$15,000 per month, although the compensation varies from month to month depending on various factors. In consultation with legal counsel, the Company intends to execute consulting arrangements with all key personnel in the near future and will publish such consulting agreements pursuant to the requirements of, and within the time frame required by, the Exchange Act.

Compensation of Directors
Directors who are also Named Executive Officers or officers of the Company are remunerated for their services rendered as officers of the Company. Directors who are not also officers of the Company or do not otherwise provide services to the Company receive only stock based compensation in the form of common shares and stock options for their services as directors of the Company. Appended in the table below are compensation award to directors other than Named Executive Officers for the fiscal year ended June 30, 2011. The Company also reimburses our non-employee directors for expenses incurred in connection with their service on our Board of Directors. No additional amounts are payable to our directors for committee participation or special assignments. The compensation paid to directors who provide services to the Company in other capacities has been previously reported under "Summary Compensation".

The following table summarizes compensation paid to or earned by our directors who are not Named Executive Officers for their service as directors of our company during the fiscal year ended June 30, 2011.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All other Compensation ($)	Total ($)
Craig Scherba, Director	71,048	--	--	--	--	--	71,048
John Sanderson, Director	--	--	--	--	--	--	--
Quentin Yarie, Director	--	--	--	--	--	--	--
Peter Harder, Director	--	--	--	--	--	--	--
Richard Quesnel, (former Director) (1)	--	--	231,800	--	--	--	231,800

(1)           Richard Quesnel was appointed as a director of the Company on October 21, 2011 and resigned on April 18, 2011.  As incentive for becoming a director, the Company awarded him 1,100,000.  The Black-Scholes value of these stock options was calculated to be $231,800.  These stock options were subsequently cancelled.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS
The following table sets forth certain information regarding beneficial ownership of our capital stock as of October 28, 2011: (i) each person who is known by the Company to own beneficially more than 5% of our common shares; (ii) each director of the Company; (iii) each of the Named Executive Officers; and (iv) all directors and executive officers of the Company as a group.

The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 under the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose.  The Company believes that each individual or entity named has sole investment and voting power with respect to the securities indicated as beneficially owned by them, subject to community property laws, where applicable, except where otherwise noted.

Name and Address of Beneficial Owner	Number of Common Shares Beneficially Owned	Percentage of Outstanding Common Shares Beneficially Owned(1)
Cliffs Quebec Iron Mining Limited (formerly Consolidated Thompson Iron Mines Limited) 1155 Université Street, Suite 508 Montréal, Québec H3B 2A7	13,333,334	5.95%
J.A. Kirk McKinnon, Chairman, CEO & Director 46 Ferndale Crescent Brampton, Ontario, Canada L6W 1E9(2)(9)	9,850,000	4.40%
Richard E. Schler, Vice President, CFO & Director 80 Greybeaver Trail, Toronto, Ontario, Canada M1C 4N5(3)(9)	7,990,000	3.57%
John Sanderson, Director 1721 – 27th Street West Vancouver, BC, Canada, V7H 4K9(5) (8) (9)	625,000	0.28%
Quentin Yarie, Director 520 – 141 Adelaide Street West Toronto, Ontario, Canada M5H 3L5(5) (8) (9)	925,000	0.41%
Peter Harder, Director 5538 Pattapiece Crescent Manotick, Ontario K4M 1C5(6) (8) (9)	975,000	0.44%
Craig Scherba, Director 1480 Willowdown Road, Oakville, ON L6L 1X3(7)(9)	800,000	0.36%
Albert A. Thiess, Jr., Director 8 Lawson's Pond Bluffton, SC 29910, USA	100,000	0.04%
All directors and executive officers as a group (7 persons) (9)	21,265,000	9.50%
Sources include: https://www.sedi.ca

(1) Denominator used for calculation is 224,056,873.  Based on total issued and outstanding common shares of 156,747,178 plus warrants outstanding and convertible into 43,619,695 shares of common stock plus stock options outstanding and convertible into 23,690,000 shares of common stock as of May 25, 2012.
(2) Includes warrants convertible into 1,000,000 common shares  and 3,700,000 common shares held in "Badger Resources Inc.", a related company. These warrants are exercisable until April 26, 2013 at a price of $0.15 per share. Also includes 350,000 common shares and stock options  convertible into 4,225,000 common shares held directly exercisable between $0.15 to $0.57 per share with expiry dates between July 28, 2011 and July 1, 2016.
(3) Includes warrants convertible into 900,000 common shares and 3,600,000 common shares held in "Sarmat Resources Inc.", a related company. These warrants are exercisable until April 26, 2013 at a price of $0.15 per share. Also includes stock options convertible into 3,265,000 common shares  held directly exercisable between $0.15 to $0.57 per share with expiry dates between March 4, 2012 to July 1, 2016.
(4) Includes 325,000 common shares and stock options convertible into 275,000 common shares exercisable between $0.30 to $0.57 per share with expiry dates between September 2, 2013 to July 1, 2016.
(5) Includes 325,000 common shares and stock options convertible into 550,000 common shares  exercisable between $0.30 to $0.57 per share with expiry dates between September 2, 2013 to July 1, 2016.
(6) Includes warrants convertible into 125,000  common shares, 325,000 common shares and stock options convertible into 475,000 common shares exercisable between $0.30 to $0.57 per share with expiry dates between September 2, 2013 to July 1, 2016.
(7) Includes stock options convertible into 600,000 common shares exercisable between $0.30 to $0.57 per share with expiry dates between May 11, 2014 to July 1, 2016.
(8) Members of the Audit Committee.
(9) Parties whose shareholdings are a part of the total of "All directors and executive officers as a group (6 persons)". (9) Included in the total for "all directors and executive officers as a group" noted above.

Changes in Control
We are not aware of any arrangements that may result in a change in control of the Company.

 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE
Related Party Transactions
Parties are considered to be related if one party has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making operating and financial decisions. Parties are also considered to be related if they are subject to common control or common significant influence.  Related parties may be individuals or corporate entities. A transaction is considered to be a related party transaction when there is a transfer of resources or obligations between related parties. Related party transactions that are in the normal course of business and have commercial substance are measured at the exchange amount.

The following are the related party transactions for the nine month period ended March 31, 2012:
a)	The Company incurred a total of $59,550 (March 31, 2011: $48,810) in office administration and rent expense from a company related by common management.
b)
9,420,000 (March 31, 2011: 1,100,000) stock options were issued to related parties during the period with exercise prices between $0.20 and $0.30.  These stock options which were valued at $2,145,231 (March 31, 2011: $237,710) were issued to directors, officers and relatives of directors.

c)	The Company incurred $595,446 (March 31, 2011: $576,315) in administrative, management and consulting fees to directors, officers and relatives of directors.
d)	The Company incurred $134,834 (March 31, 2011: $Nil) in charges from an mining and engineering firm to which one of the Company's directors serves as a senior officer and a director for.

The following are the related party balances as of for the nine month period ended March 31, 2012:
a)	Related party balances of $Nil (June 30, 2011: $168,000) were included in accounts payable and accrued liabilities and $34,319 (June 30, 2011: $Nil) in prepaid expenses.
b)	The Company has recorded a short-term loan to a related party totaling $257,523 (June 30, 2011: $Nil). This loan is interest bearing and is expected to be paid back in full within the next 12 months.

Except as noted under the section entitled "Executive Compensation" and above, none of the following parties, since July 1, 2011, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction with us that has or will materially affect us:
•	any of our directors or executive officers; 
•	any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to our outstanding common shares; or
•	any immediate family member of any of the foregoing persons, and any person sharing the household of any of the foregoing persons.

The following directors were independent under the independence standards of both the Toronto Stock Exchange and NYSE Amex during the past fiscal year: Quentin Yarie, Peter Harder and John Sanderson.

Given the size of the Company, the only formal committee in place is an audit committee. The following independent directors serve on the audit committee: John Sanderson, Peter Harder and Quentin Yarie.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the Commission.  Our Commission filings are available to the public over the Internet at the Commission's website at http://www.sec.gov.  The public may also read and copy any document we file with the Commission at its Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549, on official business days during the hours of 10:00 am to 3:00 pm. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. This prospectus is part of the registration statement and, as permitted by Commission rules, does not contain all of the information included in the registration statement. Whenever a reference is made in this prospectus to any of our contracts or other documents, the reference may not be complete and, for a copy of the contract or document, you should refer to the exhibits that are part of the registration statement. We maintain a website at http://www.energizerresources.com. Information contained on our website is not part of this prospectus.

 DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES
Minnesota corporation law provides that:

•
a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful;

•
a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper; and

•
to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

Our articles of incorporation require us to indemnify our directors and officers against all damages incurred in connection with our business to the fullest extent provided or allowed by law.

Our bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suite or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request. This advanced of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise.

Our bylaws also provide that no advance shall be made by us to any officer in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Commission this indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

FINANCIAL STATEMENTS

INDEX TO FINANCIAL STATEMENTS:
Years Ended June 30, 2011 and 2010
Report of Independent Registered Public Accounting Firm
Consolidated Balance Sheets
Consolidated Statements of Operations and Comprehensive Loss
Consolidated Statements of Cash Flows
Consolidated Statements of Shareholders' Equity
Notes to the Consolidated Financial Statements

 Interim Periods Ended March 31, 2012 and 2011
Consolidated Balance Sheets
Consolidated Statements of Operations and Comprehensive Loss
Consolidated Statements of Cash Flows
Consolidated Statements of Shareholders' Equity
Notes to the Consolidated Financial Statements

ENERGIZER RESOURCES INC.
(An Exploration Stage Company)
Consolidated Financial Statements
For the year ended June 30, 2011

(Expressed in US Dollars)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of Energizer Resources Inc.

We have audited the accompanying consolidated balance sheets of Energizer Resources Inc. as of June 30, 2011 and 2010, and the related consolidated statements of operations and comprehensive loss, stockholders' equity, and cash flows for the years then ended and accumulated for the period from March 1, 2004 (Date of Inception) to June 30, 2011. Energizer Resources Inc.'s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Energizer Resources Inc. as of June 30, 2011 and 2010, and the results of its operations and its cash flows for each of the years then ended and accumulated for the period from March 1, 2004 (Date of Inception) to June 30, 2011 in conformity with accounting principles generally accepted in the United States of America.

Signed: "MSCM LLP"
Chartered Accountants
Licensed Public Accountants
Toronto, Ontario
September 22, 2011

701 Evans Avenue, 8th Floor, Toronto ON  M9C 1A3, Canada    T (416) 626-6000   F (416) 626-8650   MSCM.CA

Energizer Resources Inc.
(An Exploration Stage Company)
Consolidated Balance Sheets
(Expressed in US Dollars)

	June 30, 2011	June 30, 2010

Assets
Current Assets:
Cash and cash equivalents (note 4)	$4,536,275	$2,505,480
Dual currency deposits (note 4)	8,031,076	-
Amounts receivable and prepaid expenses	135,392	68,996
Marketable securities	40,403	28,559
Tax credits recoverable	12,073	244,632

Total current assets	12,755,219	2,847,667

Equipment (note 5)	6,667	15,556

Total assets	$12,761,886	$2,863,223

Liabilities and Stockholders' Equity
Liabilities
Current Liabilities:
Accounts payable and accrued liabilities (note 6)	$689,857	$413,121
Derivative liability (note 4)	12,619	-

Total liabilities	702,476	413,121

Stockholders' Equity
Common stock ,350,000,000 shares authorized, $0.001 par value,146,197,178 issued and outstanding (June 30, 2010-110,511,024) (note 8)	146,197	110,510
Additional paid-in capital	63,998,735	49,563,403
Donated capital	20,750	20,750
Accumulated comprehensive loss	(32,432)	(44,276)
Accumulated deficit during exploration stage	(52,073,840)	(47,200,285)

Total stockholders' equity	12,059,410	2,450,102

Total liabilities and stockholders' equity	$12,761,886	$2,863,223

The accompanying notes are an integral part of these consolidated financial statements.

Going concern (note 1)

Energizer Resources Inc.
(An Exploration Stage Company)
Consolidated Statements of Operations and Comprehensive Loss
(Expressed in US Dollars)

	March 1, 2004 (date of	For the	For the
	inception) to	year ended	year ended
	June 30, 2011	June 30, 2011	June 30, 2010

Revenues	$-	$-	$-

Expenses
Mineral exploration expense	18,667,956	2,172,223	5,309,724
General and administrative (note 6)	5,038,784	1,543,064	1,010,438
Professional and consulting fees	3,698,195	1,248,696	879,224
Stock-based compensation (note 8 and 9)	19,037,563	237,710	3,649,142
Impairment loss on mineral properties	7,588,508	-	100,000
Foreign currency translation (gain)	(971,695)	(226,268)	(238,831)
Donated services and expenses	18,750	-	-
Depreciation	55,252	8,889	8,889

Total expenses	53,133,313	4,984,314	10,718,586

Net loss from operations	(53,133,313)	(4,984,314)	(10,718,586)

Other Income:
Investment income	755,620	110,759	9,997
Other income	303,853	-	-

Net loss	(52,073,840)	(4,873,555)	(10,708,589)

Unrealized (loss) gain from investments in marketable securities	(38,276)	11,844	4,810

Comprehensive loss	$(52,112,116)	$(4,861,711)	$(10,703,779)

Net loss per share - basic and diluted (note 12)		$(0.04)	$(0.12)

Weighted average shares outstanding - basic and diluted		126,983,413	93,027,873

The accompanying notes are an integral part of these consolidated financial statements.

Energizer Resources Inc.
(An Exploration Stage Company)
Consolidated Statements of Cash Flows
(Expressed in US Dollars)

	March 1, 2004 (date of	For the	For the
	inception) to	year ended	year ended
	June 30, 2011	June 30, 2011	June 30, 2010
Operating Activities
Net loss	$(52,073,840)	$(4,873,555)	$(10,708,589)

Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	55,252	8,889	8,889
Donated services and expenses	20,750	-	-
Non-cash proceeds received	(74,000)	-	-
Accrued interest not yet received	(18,456)	(18,456)	-
Impairment loss on mineral properties	7,588,508	-	100,000
Stock-based compensation	19,037,563	237,710	3,649,142
Issuance of shares and warrants for services rendered	168,100	168,100	-
Change in operating assets and liabilities:
Amounts receivable and prepaid expenses	(135,392)	(66,396)	51,334
Accounts payable and accrued liabilities	690,683	276,736	258,541
Taxes recoverable	(257,259)	(12,627)	138,734
Non-cash component of marketable securities	337	-	337
Government grants received	245,186	245,186	-
Net cash used in operating activities	(24,752,568)	(4,034,413)	(6,501,612)

Financing Activities
Proceeds from issuance of common stock, net	37,464,105	13,178,708	6,330,915
Exercise of warrants	886,500	886,500	-
Net cash provided by financing activities	38,350,605	14,065,208	6,330,915

Investing Activities
Mineral property acquisition costs	(999,844)	-	(100,000)
Purchase of property and equipment	(61,918)	-	-
Investment in dual currency deposits	(8,000,000)	(8,000,000)	-
Net cash used in investing activities	(9,061,762)	(8,000,000)	(100,000)

Increase (decrease) in cash and cash equivalents	4,536,275	2,030,795	(270,697)
Cash and cash equivalents - beginning of period	-	2,505,480	2,776,177

Cash and cash equivalents - end of period	$4,536,275	$4,536,275	$2,505,480

Non-cash investing and financing activities:
Issuance of common stock for mineral properties	$3,840,500	$-	$-
Issuance of common stock for services	5,811,125	90,000	722,500
Supplemental Disclosures:
Interest received	$755,620	$110,759	$9,997
Interest paid	-	-	-
Income taxes paid	-	-	-

The accompanying notes are an integral part of these consolidated financial statements.

Energizer Resources Inc.
(An Exploration Stage Company)
Consolidated Statement of Stockholders' Equity
For the Period from March 1, 2004 (Date of Inception) to June 30, 2011
(Expressed in US Dollars)

							Deficit
							Accumulated
			Additional	Accumulated	Common		During the
			Paid-In	Comprehensive	Stock	Donated	Exploration
	Shares	Amount	Capital	Income (loss)	Subscribed	Capital	Stage	Total
	#	$	$	$	$	$	$	$

Balance - March 1, 2004 (Date of Incorporation)	-	-	-	-	-	-	-	-
Issuance of common shares for cash-at $0.01/share	7,500,000	7,500	17,500	-	-	-	-	25,000
Issuance of common shares for cash-at $0.05/share	2,085,000	2,085	32,665	-	-	-	-	34,750
Issuance of common stock for mineral property	7,500,000	7,500	(5,800)	-	-	-	-	1,700
Donated services and expenses	-	-	-	-	-	5,000	-	5,000
Net loss for period	-	-	-	-	-	-	(9,991)	(9,991)
Balance - June 30, 2004	17,085,000	17,085	44,365	-	-	5,000	(9,991)	56,459

Donated services and expenses	-	-	-	-	-	9,000	-	9,000
Net loss for the year	-	-	-	-	-	-	(38,500)	(38,500)
Balance - June 30, 2005	17,085,000	17,085	44,365	-	-	14,000	(48,491)	26,959

Issuance of common shares for cash-at $0.20/share	2,265,000	2,265	448,235	-	-	-	-	450,500
Issuance of shares to exercise stock options	255,000	255	114,495	-	-	-	-	114,750
Issuance of common shares for mineral properties:
-at $0.101/share	300,000	300	30,000	-	-	-	-	30,300
-at $0.85/share	2,000,000	2,000	1,698,000	-	-	-	-	1,700,000
Issuance of common shares for services-at $0.60/share	5,550,000	5,550	3,324,450	-	-	-	-	3,330,000
Common stock subscribed	-	-	-	-	255,000	-	-	255,000
Fair value of warrants issued	-	-	1,925,117	-	-	-	-	1,925,117
Stock-based compensation	-	-	2,228,626	-	-	-	-	2,228,626
Donated services and expenses	-	-	-	-	-	6,750	-	6,750
Net loss for the year	-	-	-	-	-	-	(9,595,317)	(9,595,317)
Balance - June 30, 2006	27,455,000	27,455	9,813,288	-	255,000	20,750	(9,643,808)	472,685

The accompanying notes are an integral part of these consolidated financial statements.

Energizer Resources Inc.
(An Exploration Stage Company)
Consolidated Statement of Stockholders' Equity
For the Period from March 1, 2004 (Date of Inception) to June 30, 2011
(Expressed in US Dollars)
							Deficit
							Accumulated
			Additional	Accumulated	Common		During the
			Paid-In	Comprehensive	Stock	Donated	Exploration
	Shares	Amount	Capital	Income (loss)	Subscribed	Capital	Stage	Total
	#	$	$	$	$	$	$	$

Continued from prior page:
Issuance of common shares for mineral properties
-at $0.82/share	500,000	500	409,500	-	-	-	-	410,000
Cancellation of common stock subscribed	-	-	-	-	(25,000)	-	-	(25,000)
Stock-based compensation	-	-	5,193,315	-	-	-	-	5,193,315
Issuance of common shares for mineral properties
-at $0.69/share	150,000	150	103,350	-	-	-	-	103,500
Issuance of common shares for mineral properties
-at $1.22/share	1,000,000	1,000	1,219,000	-	-	-	-	1,220,000
Fair value of warrants issued	-	-	2,941,961	-	-	-	-	2,941,961
Issuance of common shares for services-at $0.41/share	1,450,000	1,450	596,675	-	-	-	-	598,125
Issuance of shares to exercise stock options	343,119	343	507,157	-	-	-	-	507,500
Private placement common shares subscribed	460,000	460	229,540	-	(230,000)	-	-	-
Issuance of common shares for cash-at $0.50/share	34,600,000	34,600	17,265,400	-	-	-	-	17,300,000
Commission	891,850	891	807,824	-	-	-	-	808,715
Cost of issue	-	-	(3,843,798)	-	-	-	-	(3,843,798)
Net loss for the year	-	-	-	-	-	-	(14,390,122)	(14,390,122)
Balance - June 30, 2007	66,849,969	66,849	35,243,212	-	-	20,750	(24,033,930)	11,296,881

Issuance of shares to exercise of warrants	561,388	561	207,152	-	-	-	-	207,713
Issuance of common shares for mineral properties
-at $0.30/share	1,250,000	1,250	373,750	-	-	-	-	375,000
Fair value of warrants issued	-	-	60,560	-	-	-	-	60,560
Issuance of common shares for services-at $0.20/share	2,975,000	2,975	592,025	-	-	-	-	595,000
Stock-based compensation	-	-	1,827,270	-	-	-	-	1,827,270
Accumulated comprehensive loss	-	-	-	(22,952)	-	-	-	(22,952)
Net loss for the year	-	-	-	-	-	-	(9,202,295)	(9,202,295)
Balance - June 30, 2008	71,636,357	71,635	38,303,969	(22,952)	-	20,750	(33,236,225)	5,137,177

The accompanying notes are an integral part of these consolidated financial statements.

Energizer Resources Inc.
(An Exploration Stage Company)
Consolidated Statement of Stockholders' Equity
For the Period from March 1, 2004 (Date of Inception) to June 30, 2011
(Expressed in US Dollars)

							Deficit
							Accumulated
			Additional	Accumulated	Common		During the
			Paid-In	Comprehensive	Stock	Donated	Exploration
	Shares	Amount	Capital	Income (loss)	Subscribed	Capital	Stage	Total
	#	$	$	$	$	$	$	$

Continued from prior page:

Balance - June 30, 2008	71,636,357	71,635	38,303,969	(22,952)	-	20,750	(33,236,225)	5,137,177
Issuance of common shares for services-at $0.10/share	2,500,000	2,500	247,500	-	-	-	-	250,000
Issuance of common shares for services-at $0.08/share	1,600,000	1,600	126,400	-	-	-	-	128,000
Issuance of common shares for services-at $0.10/share	6,800,000	6,800	673,200	-	-	-	-	680,000
Commission	408,000	408	(408)	-	-	-	-	-
Stock-based compensation	750,000	750	131,174	-	-	-	-	131,924
Incremental value of stock options on repricing	-	-	128,328	-	-	-	-	128,328
Accumulated comprehensive loss	-	-	-	(26,134)	-	-	-	(26,134)
Net loss for the year	-	-	-	-	-	-	(3,255,471)	(3,255,471)
Balance - June 30, 2009	83,694,357	83,693	39,610,163	(49,086)	-	20,750	(36,491,696)	3,173,824

Issuance of common shares for services-at $0.17/share	2,250,000	2,250	380,250	-	-	-	-	382,500
Stock-based compensation	-	-	2,813,517	-	-	-	-	2,813,517
Issuance of common shares for services-at $0.68/share	500,000	500	339,500	-	-	-	-	340,000
Fair value of warrants issued	-	-	113,125	-	-	-	-	113,125
Cost of issue	-	-	(469,085)	-	-	-	-	(469,085)
Private placement common share subscribed	21,666,667	21,667	6,478,333	-	-	-	-	6,500,000
Commission	400,000	400	(400)	-	-	-	-	-
Issuance of shares to exercise stock options	2,000,000	2,000	298,000	-	-	-	-	300,000
Accumulated comprehensive gain	-	-	-	4,810	-	-	-	4,810
Net loss for the year	-	-	-	-	-	-	(10,708,589)	(10,708,589)
Balance - June 30, 2010	110,511,024	110,510	49,563,403	(44,276)	-	20,750	(47,200,285)	2,450,102

The accompanying notes are an integral part of these consolidated financial statements.

Energizer Resources Inc.
(An Exploration Stage Company)
Consolidated Statement of Stockholders' Equity
For the Period from March 1, 2004 (Date of Inception) to June 30, 2011
(Expressed in US Dollars)

							Deficit
							Accumulated
			Additional	Accumulated	Common		During the
			Paid-In	Comprehensive	Stock	Donated	Exploration
	Shares	Amount	Capital	Income (loss)	Subscribed	Capital	Stage	Total
	#	$	$	$	$	$	$	$

Continued from prior page:

Private placement common shares subscribed	30,936,654	30,936	13,890,559	-	-	-	-	13,921,495
Fair value of warrants issued	-	-	78,100	-	-	-	-	78,100
Cost of issue	-	-	(742,787)	-	-	-	-	(742,787)
Issuance of common shares for services-at $0.45/share	200,000	200	89,800	-	-	-	-	90,000
Issuance of shares to exercise warrants	4,549,500	4,551	881,950	-	-	-	-	886,501
Stock-based compensation	-	-	237,710	-	-	-	-	237,710
Accumulated comprehensive gain	-	-	-	11,844	-	-	-	11,844
Net loss for the year	-	-	-	-	-	-	(4,873,555)	(4,873,555)
Balance - June 30, 2011	146,197,178	146,197	63,998,735	(32,432)	-	20,750	(52,073,840)	12,059,410

The accompanying notes are an integral part of these consolidated financial statements.

Energizer Resources Inc.
(An Exploration Stage Company)
Notes to Consolidated Financial Statements
For the year ended June 30, 2011
(Expressed in US Dollars)

1.	Exploration Stage Company and Going Concern

Energizer Resources Inc. (formerly Uranium Star Corp.) (the "Company") was incorporated in the State of Nevada, United States of America on March 1, 2004 and reincorporated in the State of Minnesota on May 14, 2008.  The Company is an Exploration Stage Company, as defined by ASC Topic-915, "Development Stage Entities" whose principal business is the acquisition and exploration of mineral resources.  During fiscal 2008, the Company incorporated Uranium Star (Mauritius) Ltd., a Mauritius subsidiary and Energizer Resources Madagascar Sarl (formerly Uranium Star Madagascar Sarl), a Madagascar subsidiary.  In fiscal 2009, the Company incorporated THB Venture Ltd., a Mauritius subsidiary to hold the interest in Energizer Resources Minerals Sarl (formerly Uranium Star Minerals Sarl), a Madagascar subsidiary, which holds the Madagascar properties. The Company has not yet fully determined whether its properties contain mineral reserves that are economically recoverable.

These consolidated financial statements have been prepared on a going concern basis, which assumes that the Company will continue to realize its assets and discharge its liabilities in the normal course of business.  The Company has yet to generate revenue from mining operations or pay dividends and is unlikely to do so in the immediate or foreseeable future.  The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability of the Company to obtain necessary equity financing to continue operations and the attainment of profitable operations.  As at June 30, 2011, the Company has accumulated losses of $52,073,840.  These factors raise substantial doubt regarding the Company's ability to continue as a going concern.  These consolidated financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

2.           Significant Accounting Policies

Principals of Consolidation and Basis of Presentation
These consolidated financial statements are presented in accordance with accounting principles generally accepted in the United States ("U.S. GAAP"), and are expressed in US dollars.   These consolidated financial statements include the accounts of Energizer Resources Inc. and its wholly-owned subsidiaries, Uranium Star (Mauritius) Ltd., THB Ventures Ltd, Energizer Resources Madagascar Sarl and Energizer Resources Minerals Sarl.  All inter-company balances and transactions have been eliminated on consolidation.  The Company's fiscal year end is June 30.

Use of Estimates
The preparation of consolidated financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the period.  On an ongoing basis, management evaluates its judgments and estimates in relation to assets, liabilities, revenue and expenses. Management uses historical experience and other factors it believes to be reasonable as the basis for its judgments and estimates.  Actual results could differ from those estimates.   The consolidated financial statements include estimates which, by their nature, are uncertain. The impacts of such estimates are pervasive throughout these consolidated financial statements, and may require accounting adjustments based on future occurrences.  Revisions to accounting estimates are recognized in the period in which the estimate is revised and the revision affects current and future periods.

Areas where significant estimates and assumptions are used include: the valuation of shares, warrants and stock options issued, the valuation recorded for impairment on property expenditures, the valuation recorded for future income taxes, and the valuation on the balance representing derivatives and dual currency deposits.

Comprehensive Income (Loss)
ASC Topic-220, "Reporting Comprehensive Income", establishes standards for the reporting and display of comprehensive income, its components and accumulated balances.  As at June 30, 2011, the Company's only component of other comprehensive income is unrealized losses on marketable securities.

Energizer Resources Inc.
(An Exploration Stage Company)
Notes to Consolidated Financial Statements
For the year ended June 30, 2011
(Expressed in US Dollars)

2.           Significant Accounting Policies - continued

Basic and Diluted Net Income (Loss) Per Share
The Company computes net earnings (loss) per share in accordance with ASC Topic-260, "Earnings per Share".  ASC Topic-260 requires presentation of basic and diluted earnings per share (EPS) on the consolidated statement of operations.  Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period.  Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and the "if converted" method for convertible instruments.  In computing Diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants.  Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive.  Basic and diluted earnings (loss) per share is computed using the weighted average number of common shares outstanding.  Diluted EPS and the weighted average number of common shares exclude all dilutive potential shares since their effect is anti-dilutive.

Cash and Cash Equivalents
Cash and cash equivalents include money market investments that are readily convertible to known amounts of cash and have a original maturity of less than or equal to 90 days. Cash and cash equivalents do not include dual currency deposits which are discussed within the "financial instruments" section of this note.

Marketable Securities
The Company classifies and accounts for debt and equity securities in accordance with ASC Topic-320, "Accounting for Certain Investments in Debt and Equity Securities".  The Company has classified all of its marketable securities as available for sale, thus securities are recorded at fair market value and any associated unrealized gain or loss, net of tax, are included as a separate component of stockholders' equity, "Accumulated Comprehensive Loss."

Equipment
Exploration equipment is stated at cost, less accumulated depreciation, and consists of exploration equipment.  Depreciation is computed on a straight-line basis over 5 years.

Mineral Property Costs
The Company has been in the exploration stage since its inception on March 1, 2004, and has not yet realized any revenues from its mineral operations.  Mineral property exploration costs are expensed as incurred.  Mineral property acquisition costs are initially capitalized when incurred using the guidance in ASC Topic-930,  "Whether Mineral Rights Are Tangible or Intangible Assets".  The Company assesses the carrying costs for impairment under ASC Topic-360, at each fiscal quarter end.

When it has been determined that a mineral property can be economically developed as a result of establishing probable and proven reserves, the costs then incurred to develop such property will be capitalized.  Such costs will be amortized using the units of production method over the estimated life of the probable reserve. If the properties are abandoned or the carrying value is determined to be in excess of possible future recoverable amounts the Company will write off the appropriate amount.

Energizer Resources Inc.
(An Exploration Stage Company)
Notes to Consolidated Financial Statements
For the year ended June 30, 2011
(Expressed in US Dollars)

2.           Significant Accounting Policies - continued

Foreign Currency Translation
The Company's functional and reporting currency is United States Dollars.  Monetary assets and liabilities denominated in foreign currencies are translated in accordance with ASC Topic-830, "Foreign Currency Translation", using the exchange rate prevailing at the balance sheet date.  Gains and losses arising on settlement of foreign currency denominated transactions or balances are included in the consolidated statement of operations.

Stock-Based Compensation
The Company has a stock option plan as described in note 8.  All stock-based awards granted, including those granted to directors not acting in their capacity as directors, are accounted for using the fair value based method.  The fair value of stock options granted is recognized as an expense within the income statement and a corresponding increase in shareholder equity.  Any consideration paid by eligible participants on the exercise of stock options is credited to capital stock.  The additional paid in capital amount associated with stock options is transferred to capital stock upon exercise.

Income Taxes
The Company has adopted ASC Topic–740 "Accounting for Income Taxes" as of its inception.  Pursuant to ASC Topic-740, the Company is required to compute tax asset benefits for net operating losses carried forward.  Potential benefits of net operating losses have not been recognized in these consolidated financial statements as the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

Management does not believe unrecognized tax benefits will significantly change within one year of the balance sheet date.  Interest and penalties related to income tax matters are recognized in income tax expense.  As of June 30, 2011, there was no accrued interest or penalties related to uncertain tax positions.

Long Lived Assets
In accordance with the ASC Topic-360, "Accounting for Impairment or Disposal of Long Lived Assets", the carrying value of intangible assets and other long-lived assets is reviewed on a regular basis for the existence of facts or circumstances that may suggest impairment.  The Company recognizes impairment when the sum of the expected undiscounted future cash flows is less than the carrying amount of the asset.  Impairment losses, if any, are measured as the excess of the carrying amount of the asset over its estimated fair value.

Asset Retirement Obligations
The operations of the Company are subject to regulations governing the environment, including future site restoration for mineral properties.  The Company recognizes the fair value of a liability for an asset retirement obligation in the period in which it is incurred and when a reasonable estimate of fair value can be made.  If a reasonable estimate of fair value cannot be made in the period the asset retirement is incurred, the liability is recognized when a reasonable estimate of fair value can be made.  The Company has determined that there are no asset retirement or any other environmental obligations currently existing with respect to its mineral properties and therefore no liability has been recognized.

Government grants
The Company makes periodic applications for financial assistance under available government incentive programs and tax credits related to the mineral property expenditures.  The Company recognizes government assistance on an accrual basis when all requirements to earn the assistance have been completed and receipt is reasonably assured.  Government grants are recognized on the balance sheet under tax credits recoverable and accrued as a reduction of mineral exploration expenses.  Government grants relating to mineral expenditures are reflected as a reduction of the cost of the property.  Government grants relating to operating expenses are reflected as a reduction of the expense.

Energizer Resources Inc.
(An Exploration Stage Company)
Notes to Consolidated Financial Statements
For the year ended June 30, 2011
(Expressed in US Dollars)

2.           Significant Accounting Policies - continued

Financial Instruments
The fair value of cash and cash equivalents, amounts receivable, marketable securities, dual currency deposits and accounts payable and accrued liabilities were estimated to approximate their carrying values due to the immediate or short-term maturity of these financial instruments.  The Company's exploration operations are primarily in Madagascar but also in Canada, which result in exposure to market risks from changes in foreign currency rates.  Financial risk is the risk to the Company's operations that arise from fluctuations in foreign exchange rates and the degree of volatility of these rates.

Fair Value of Financial Instruments Hierarchy
ASC Topic–820 establishes a fair value hierarchy that prioritizes the inputs used to measure fair value.  The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3).  The three levels are as follows:

Level 1 – Quoted prices are available in active markets for identical assets or liabilities as of the reporting date.  Active markets are those in which transactions for the asset or liability occur in sufficient frequency and volume to provide pricing information on an ongoing basis.  Level 1 includes marketable securities such as listed equities and U.S. government treasury securities.

Level 2 – Pricing inputs are other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.  Level 2 includes those financial instruments that are valued using industry-standard models or other valuation methodologies.  These models consider various assumptions, including quoted forward prices for commodities, time value, volatility factors, current market and contractual prices for the underlying instruments as well as other relevant economic measures. Substantially all of these assumptions are observable in the marketplace throughout the term of the instrument, can be derived from observable data or are supported by observable levels at which transactions are executed in the marketplace.  Instruments in this category include over the counter forwards, options and repurchase agreements.

Level 3 – Pricing inputs include significant inputs that are generally less observable from objective sources.  These inputs may be used with internally developed methodologies that result in management's best estimate of fair value from the perspective of a market participant. Level 3 instruments include those that may be more structured or otherwise tailored to customers' needs.  At each balance sheet date, the Company performs an analysis of all instruments subject to ASC Topic–820 and includes in Level 3 all of those whose fair value is based on significant unobservable inputs.

As of June 30, 2011, the marketable securities that the Company held were Level 1 and the dual currency deposits were Level 2 within the fair value hierarchy.

Subsequent Events
The Company adopted ASC Topic-855, "Subsequent Events," which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued. The adoption of this standard did not have a material impact on these consolidated financial statements.

Energizer Resources Inc.
(An Exploration Stage Company)
Notes to Consolidated Financial Statements
For the year ended June 30, 2011
(Expressed in US Dollars)

3.           Recent Accounting Pronouncements Affecting The Company

The following are recent accounting pronouncements which may have an impact on the Company's future financial statements.  FASB has issued the following pronouncements:
•
"Compensation – Stock Compensation (Topic 718): Effect of Denominating the Exercise Price of a Share-Based Payment Award in the Currency Market in Which the Underlying Equity Security Traded" ("ASU 2010-13") was issued during April 2010.  ASU 2010-13 provides guidance on the classification of a share-based payment award as either equity or a liability.  A share-based payment that contains a condition that is not a market, performance, or service condition is required to be classified as a liability.  ASU 2010-13 is effective for fiscal years, and interim periods within those fiscal years, beginning on or after July 1, 2011.

•
"Intangibles - Goodwill and Other (Topic 350):  When to perform Step 2 of Goodwill Impairment Test for Reporting Units With Zero or Negative Carrying Amounts" ("ASU 2010-28") was issued during December 2010.  ASU 2010-28 provides guidance on the two-step test for goodwill impairment.  When testing for goodwill impairment, an entity must assess whether the carrying amount of a reporting unit exceeds its fair value (Step 1). If it does, an entity must perform an additional test to determine whether goodwill has been impaired and to calculate the amount of that impairment (Step 2). ASU 2010-28 addresses questions about entities with reporting units with zero or negative carrying amounts.

•
"Business Combinations (Topic 805):  Disclosure of Supplementary Pro Forma Information for Business Combinations"  ("ASU 2010-29") was issued during December 2010.  ASU 2010-29 addresses diversity in practice about the interpretation of the pro forma revenue and earnings disclosure requirements for business combinations.

•
"Fair value measurement (Topic ): Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs:  ("ASU 2011-04") was issued during May 2011.  ASU 2011-04 is a collaboration between FASB and the International Accounting Standards Board to develop common requirements for measuring fair value and for disclosing information about fair value measurements in accordance with US GAAP and International Financial Reporting Standards (IFRSs). ASU 2011-04 explains how to measure fair value. It does not require additional fair value measurements and is not intended to establish valuation standards or affect valuation practices outside of financial reporting.

The Company is currently evaluating the impact, if any, that the items noted above will have on its consolidated financial statements.

4.           Dual Currency Deposits

On June 30, 2011, the Company held a total of $8,000,000 (2010: $Nil) with a Canadian bank in two short term dual currency deposits ("DCD"), each representing $4,000,000.  Both DCD's matured during July 2011.  The Company contracted to a strike rate in Canadian dollars at the inception of the contract.  On the day of maturity, if the spot rate is greater than the contracted strike rate, the Company will receive its money in Canadian dollars.  Conversely if the spot rate is less than the contracted strike rate, the Company will receive its money in US dollars.  The Company uses this form of deposit to increase the interest rate, and hence its return, on its deposits and because it makes payments to vendors in both US dollars and Canadian dollars.  Because of this, the Company is somewhat indifferent as to whether the deposit is returned in Canadian dollars or US dollars.  This investment poses a greater risk when compared to investing excess cash in liquid and low risk money market deposits due to the fact that the movement in the underlying foreign exchange rates is uncertain.  The following is a summary of the DCD held at year end:

	Notional	Strike	Time to	Fair
	Amount ($)	Price ($)	Maturity	Value ($)	Presentation
USD/CAD DCD	USD 4,014,667	0.9895 USD	5 days	$4,458	Current Liabilities
USD/CAD DCD	USD 4,021,511	0.9945 USD	17 days	$8,161	Current Liabilities

The notional amount above includes interest accrued up to the date of the balance sheet.

Energizer Resources Inc.
(An Exploration Stage Company)
Notes to Consolidated Financial Statements
For the year ended June 30, 2011
(Expressed in US Dollars)

5.           Equipment

			June 30, 2011	June 30, 2010
		Accumulated	Net Book	Net Book
	Cost	Depreciation	Value	Value

Exploration equipment	$44,445	$37,778	$6,667	$15,556

6.           Related Party Transactions and Balances

Parties are considered to be related if one party has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making operating and financial decisions. Parties are also considered to be related if they are subject to common control or common significant influence.  Related parties may be individuals or corporate entities. A transaction is considered to be a related party transaction when there is a transfer of resources or obligations between related parties. Related party transactions that are in the normal course of business and have commercial substance are measured at the exchange amount.

The following are the related party transactions for the year ended June 30, 2011:
a)	The Company incurred a total of $59,410 (June 30, 2010: $59,335) in office administration and rent expense from a company related by common management.

b)	During the year a total of 1,100,000 (June 30, 2010: 5,585,000) stock options valued at $237,710 (June 30, 2010: $2,499,136) were issued to directors, officers and relatives of directors (Note 9).

c)
A total of Nil (June 30, 2010: 2,125,000) shares were issued to directors, officers and relatives of directors for services at a fair value of $Nil (June 30, 2010: $361,250).  A further, Nil (June 30, 2010: 250,000) share purchase warrants were issued to a director valued at $Nil (June 30, 2010: $113,125) and are exercisable at $0.58 per share for a period of two years from the date of issuance.

d)	The Company incurred $821,338 (June 30, 2010: $481,629) in administrative, management and consulting fees to directors, officers and relatives of directors.

The following are the related party balances as of  June 30, 2011:
a)	Included in accounts payable and accrued liabilities is $168,000 (June 30, 2010: $30,000) due to related parties.

Energizer Resources Inc.
(An Exploration Stage Company)
Notes to Consolidated Financial Statements
For the year ended June 30, 2011
(Expressed in US Dollars)

7.           Mineral Properties
Green Giant Property, Madagascar, Africa
On August 22, 2007, the Company entered into a joint venture agreement with Madagascar Minerals and Resources Sarl ("MMR"), a Madagascar incorporated company.  The joint venture was established with the Company owning a 75% undivided interest and MMR owning the remaining 25% interest in the Green Giant Property.  In order to acquire the 75% interest, the Company paid a total of $765,000, issued 1,250,000 common shares and 500,000 now expired share purchase warrants.  On December 10, 2007, the Company issued 1,250,000 common shares valued at $375,000 and 500,000 now expired share purchase warrants.  As the Company has not yet determined whether the property has probable or proven reserves, the Company recognized an impairment loss totaling $1,200,560 which represented the total cash paid and the value of common shares and share purchase warrants issued.

The properties in the joint venture are comprised of mineral permits consisting of 36 "squares" with each square representing approximately 6.25 square kilometres.  The properties are located in the District of Toliara and are referenced as TN 12306, P(R); TN 12814, P(R); TN 12887 P(R); TN 12888 P(R); TN 13020 P(R); TN 13021 P(R) as issued by the Bureau de Cadastre Minier de Madagascar ("BCMM") pursuant to the Mining Code 1999 (as amended) and its implementing decrees.

On July 9, 2009, the Company entered into an agreement with MMR to acquire the remaining 25% interest for $100,000 and terminated the joint venture with MMR.  MMR retains a 2% net smelter return ("NSR").  The NSR on this 25% interest portion can be acquired by the Company for $500,000 in cash or common shares for the first 1% and at a price of $1,000,000 in cash or common shares for the second 1% at the Company's  option.

Sagar Property - Romanet Horst, Labrador Trough, Quebec, Canada
On May 2, 2006, the Company signed a letter of intent with Virginia Mines Inc. ("Virginia") for an option to acquire a 75% interest in 200 claims located in northern Quebec, Canada.  Virginia had the right and option to sell the remaining 25% interest in the property.  This agreement was subject to a 2% NSR.  Virginia had previously acquired a 100% interest in the property, subject to a 1% NSR on certain claims, and a 0.5% NSR on other claims.  Virginia has the right to buy back half of the 1% NSR for $200,000 and half of the 0.5% NSR for $100,000.  In order to exercise its option, the Company issued 2,000,000 common shares, 2,000,000 now expired share purchase warrants and incurred exploration expenditures greater than $2,000,000 on the property before September 1, 2008.

Further, on February 28, 2007 Virginia exercised its option to sell its remaining 25% interest on the property to the Company for 1,000,000 common shares valued at $1,219,000 and 1,000,000 now expired share purchase warrants.  As a result of these agreements, the Company now owns a 100% interest in this property.

On August 15, 2006, the Company acquired 19 mineral claims contiguous to the Sagar property by paying $5,385, issuing 150,000 common shares valued at $103,500 and 75,000 now expired share purchase warrants.

Energizer Resources Inc.
(An Exploration Stage Company)
Notes to Consolidated Financial Statements
For the year ended June 30, 2011
(Expressed in US Dollars)

8.           Common Stock

a)On August 17, 2009, the Company issued 2,250,000 shares of common stock to directors, officers and consultants as compensation for services rendered at a fair value of $382,500. The shares were valued at $0.17 per share.

b)
On October 5, 2009, the Company issued 500,000 shares of common stock valued at $340,000, and 250,000 share purchase warrants valued at $113,125 to a director.  The prevailing market price on the date of issuance was $0.68. The share purchase warrants issued are exercisable at $0.58 per share for a period of two years from date of issuance.  The warrants were valued using the Black-Scholes pricing model with the following assumptions: risk free interest rate – 2.25%; expected volatility – 172%;  dividend yield – NIL; and expected life – 2 years.

c)
On March 15, 2010, the Company closed a private placement of 21,666,667 units for gross proceeds of $6,500,000 (the "2010 Offering").  Each unit consists of one common share and one common share purchase warrant.  Each warrant entitles the holder the right to purchase one common share at an exercise price of $0.50 for a period of three years following the later of March 15, 2010 or the date of listing on the TSX-V (May 5, 2010).  The expiry of the warrants may be accelerated by the Company if the shares of common stock trade at a price greater than $0.75 at any time after 9 months from March 15, 2010 for a period of 21 consecutive days on the OTC Bulletin Board ("OTCBB") or the TSX-V, provided that the Company has filed, and had declared effective, the Registration Statement (as defined below).

The units were issued together with listing and filing rights, which rights could have been converted into an escalating number of shares of common stock if the Company did not complete its TSX-V listing or file a resale registration statement for the securities issued in connection with the 2010 Offering (the "Registration Statement") by certain specific dates.  The Company was listed on the TSX-V on May 5, 2010 and its Registration Statement was declared effective by the Securities Exchange Commission on November 10, 2010.  Therefore the rights have expired.

As consideration for their services in connection with the brokered offerings, two agents ( "Agents") were (i) paid a cash commission of 6% of the gross proceeds of the brokered offerings, (ii) issued 870,000 Class A broker warrants, and (iii) issued 870,000 Class B broker warrants. Each Class A broker warrant entitles the holder to acquire one common share at an exercise price of US$0.30 until March 15, 2012.  Each Class B broker warrant entitles the holder to acquire one common share at an exercise price of US$0.50 at any time after a corresponding number of Class A broker warrants have been exercised by the Agent and on or before May 5, 2013.

In addition, an Agent was issued 400,000 shares of common stock and 400,000 Class C broker warrants for certain advisory services in connection with the brokered offerings. Each Class C broker warrant entitles the holder to acquire one common share at an exercise price of US$0.30 until March 15, 2013.

d)	On March 31, 2010, 2,000,000 stock options were exercised for gross proceeds of $300,000.

Energizer Resources Inc.
(An Exploration Stage Company)
Notes to Consolidated Financial Statements
For the year ended June 30, 2011
(Expressed in US Dollars)

8.           Common Stock - continued

e)On May 5, 2010, the common stock of the Company commenced trading on the TSX-V.  A total of 12,060,000 common shares, 4,435,000 warrants and 3,025,000 stock options controlled by "Principals" (as defined in the Corporate Finance Manual of the TSX-V) and certain non-Principals are subject to TSX-V surplus escrow requirements applicable to a "Tier 2 Issuer" and will be released from escrow as follows: 5% of the original number of escrowed stock at the time of listing, 5% of the original number of escrowed securities 6 months after the listing date (November 4, 2010), 10% of the original number of escrowed securities 12 months after the listing date (May 4, 2010), 10% of the original number of escrowed securities 18 months after the listing date (November 4, 2011), 15% of the original number of escrowed securities 24 months after the listing date (May 4, 2012), 15% of the original number of escrowed securities 30 months after the listing date (November 4, 2012) and 40% of the original number of escrowed securities 36 months after the listing date (May 4, 2013). On June 16, 2011, the Company graduated to the Toronto Stock Exchange ("TSX").  The Company's ticker symbol "EGZ" remains the same.  As a result of this graduation, the escrowed shares release dates have been revised.  There was no effect for the 20% of the Company's escrowed shares released up to June 16, 2011.  Upon commencement of trading on the TSX, 40% of the original number of escrowed securities were released.  The remaining and final 40% of the escrowed securities will be released on November 4, 2011.

f)
On May 11, 2010, the Company issued 6,650,000 stock options to directors, officers and consultants of the Company valued at $2,269,645.   The stock options were valued using the Black-Scholes pricing model with the following assumptions: risk free interest rate – 2.28%; expected volatility – 147%; dividend yield – NIL; and expected life – 4 years.

g)
On July 2, 2010, the Company issued 500,000 common share purchase warrants to a party who assisted the Company in listing its common stock on the TSX Venture Exchange.  These warrants were valued at $78,100.   The share purchase warrants were valued using the Black-Scholes pricing model with the following assumptions:  risk free interest rate – 1.54%; expected volatility – 172%;  dividend yield – NIL; and expected life – 4 years.

h)	On October 20, 2010 the Company cancelled 590,000 stock options to directors, officers and consultants of the Company.
i)
On October 21, 2010, the Company issued 1,100,000 stock options to a director of the Company valued at $237,710.  The stock options, which vested immediately, were valued using the Black-Scholes pricing model with the following assumptions: risk free interest rate – 1.54%; expected volatility – 172%; dividend yield – NIL; and expected life – 4 years.

j)	On December 17, 2010 the Company issued 200,000 shares of common stock valued at $90,000 pursuant to a contract with a party to provide advisory services in China.

k)During January and February 2011, the Company closed a private placement of 30,936,654 units for gross proceeds of $13,921,495.  Each unit consisted of one common share and one half of one common share purchase warrant.  Each of the 15,468,327 warrants issued entitles the holder the right to purchase one common share at an exercise price of $0.75 for a period of two years from the date of issue.  In connection with the private placement, the Company paid finders' fees consisting of a cash fee of 6% to certain eligible finders totaling $704,115, TSX-V fees totaling $38,411 and compensation warrants equal to 6% of the eligible units sold totaling 1,564,700. Each full compensation warrant entitles the holder to acquire one unit of the Company at $0.45 per unit and expire on February 25, 2013.

l)
During the year ended June 30, 2011, the Company issued a total of 4,549,500 shares of common stock for consideration of $881,950.  This common stock was issued pursuant to the exercise of several share purchase warrants.

Energizer Resources Inc.
(An Exploration Stage Company)
Notes to Consolidated Financial Statements
For the year ended June 30, 2011
(Expressed in US Dollars)

9.           Stock Options

On March 8, 2006, the Company filed a Form S-8 Registration Statement in connection with its adopted 2006 Stock Option Plan ("the "2006 Plan") allowing for the direct award of stock or granting of stock options to acquire up to a total of 2,000,000 shares of common stock.  During December 2006, February 2007, September 2009, September 2010 and April 2011, the Stock Option Plan was amended to increase the stock option pool by an additional 20,000,000 common stock.

The following table summarizes the continuity of the Company's stock options:
	Number	Weighted-Average
	of Options	Exercise Price ($)

Outstanding and exercisable, June 30, 2009	7,630,000	0.15
Granted	8,505,000	0.40
Exercised	(2,000,000)	0.15
Expired / Cancelled	(515,000)	0.42
Outstanding and exercisable, June 30, 2010	13,620,000	0.30
Granted	1,100,000	0.25
Expired / Cancelled	(590,000)	0.57
Outstanding and exercisable, June 30, 2011	14,130,000	0.29

Additional information regarding options outstanding and exercisable as at June 30, 2011 is as follows:

Exercise	Number of	Expiry
Price ($)	Stock Options	Date
0.15	365,000	July 28, 2011
0.15	650,000	November 26, 2011
0.15	1,920,000	March 4, 2012
0.15	2,695,000	July 11, 2012
0.35	750,000	September 2, 2013
0.40	6,650,000	May 11, 2014
0.25	1,100,000	October 21, 2014
0.28	14,130,000

The following were the Black-Scholes pricing model assumptions used to value the stock options issued:
	June 30, 2011	June 30, 2010

Risk-free interest rate	1.84%	2.25% - 2.75%
Expected dividend yield	0.00%	0.00%
Expected volatility	172%	147% - 158%
Expected option life (in years)	4.00	4.00

Energizer Resources Inc.
(An Exploration Stage Company)
Notes to Consolidated Financial Statements
For the year ended June 30, 2011
(Expressed in US Dollars)

10.           Warrants

The following table summarizes the continuity of the Company's warrants:
	Number	Exercise
	of Warrants	Price ($)

Outstanding, June 30, 2009	8,408,000	0.23
Granted	24,056,667	0.49
Exercised	(575,000)	1.00
Outstanding, June 30, 2010	31,889,667	0.41
Granted	17,737,028	0.20
Exercised	(4,549,500)	0.30
Expired / Cancelled	(511,500)	0.20
Outstanding, June 30, 2011	44,565,695	0.55

At June 30, 2011, the following share purchase warrants were outstanding:

Exercise	Number of	Expiry
Price ($)	Warrants	Date
0.58	250,000	September 29, 2011
0.30	696,000	March 15, 2012
0.75	15,468,328	January 28, 2013 - February 25, 2013
0.45	1,564,700	February 25, 2013
0.50	870,000	March 15, 2013
0.30	400,000	March 15, 2013
0.15	3,650,000	April 26, 2013
0.50	21,666,667	May 5, 2013
	44,565,695

The following were the Black-Scholes pricing model assumptions used to value the warrants issued:
	June 30, 2011	June 30, 2010

Risk-free interest rate	1.54%	2.25%
Expected dividend yield	0.00%	0.00%
Expected volatility	172%	172%
Expected option life (in years)	2.00	2.00

Energizer Resources Inc.
(An Exploration Stage Company)
Notes to Consolidated Financial Statements
For the year ended June 30, 2011
(Expressed in US Dollars)

11.           Income Taxes

The following table reconciles the expected income tax recovery at the Canadian Federal and Provincial statutory tax rate of 29.3% (2009: 32.5%) to the amount recognized in the Statement of Operations:

	June 30, 2011	June 30, 2010

Net loss	$(4,873,555)	$(10,708,589)

Expected tax recovery	$(1,427,952)	$(3,480,291)
Permanent differences	615,830	2,396,134
Tax rate changes and other adjustments	59,674	682,087
Increase in valuation allowance	852,930	567,783
Share issue costs	(217,637)	(165,713)
Expiry of non capital losses	117,155	-
Income tax recovery reflected in the Statement of Operations	$-	$-

The Company's income tax (recovery) is allocated as follows:
Current tax expense	$-	$-
Future tax recovery	$-	$-

The Company's future income tax assets and liabilities as at June 30, 2011 and June 30, 2010 are as follows:

	June 30, 2011	June 30, 2010

Non-capital losses	$1,952,256	$1,264,819
Undeducted share issue costs	235,277	147,587
Marketable securities	3,706	5,187
Undeducted resource and other tax pools	1,103,691	1,024,373
	3,294,930	2,441,966
Less: valuation allowance	(3,294,930)	(2,441,966)
Net future income tax (liability) asset	$-	$-

At June 30, 2011, the Company had non capital losses of approximately $15,556,530 available to offset future taxable income.  These losses expire as follows:

2012	$1,714,818
2013	2,886,412
2014	3,146,277
2027	1,124,081
2028	1,089,979
2029	1,102,306
2030	1,864,839
2031	2,627,818
$15,556,530

Energizer Resources Inc.
(An Exploration Stage Company)
Notes to Consolidated Financial Statements
For the year ended June 30, 2011
(Expressed in US Dollars)

12.           Loss Per Share

Basic and diluted loss per share is computed using the weighted average number of common stock outstanding.  Diluted EPS and the weighted average number of shares of common stock exclude all potentially dilutive shares since their effect is anti-dilutive.  As at June 30, 2011, there were a total of 58,695,695 (June 30, 2010: 45,509,667) potentially dilutive stock options and warrants outstanding.

13.           Subsequent Event

Stock Options
On July 1, 2011 the Company issued a total of 5,175,000 stock options to directors, officers and consultants.  These stock options will expire on July 1, 2016 and have an exercise price of $0.30 per share.

ENERGIZER RESOURCES INC.
(An Exploration Stage Company)
Unaudited Condensed Consolidated Interim Financial Statements
For the nine month period ended March 31, 2012

(Expressed in US Dollars)

Energizer Resources Inc.
(An Exploration Stage Company)
Unaudited Condensed Consolidated Interim Balance Sheets
(Expressed in US Dollars)

	March 31, 2012	June 30, 2011
	(Unaudited)	(Audited)

Assets
Current Assets:
Cash and cash equivalents	$1,169,726	$4,536,275
Dual currency deposits (note 5)	-	8,031,076
Amounts receivable and prepaid expenses (note 6)	485,580	135,392
Marketable securities (note 7)	3,505,587	40,403
Tax credits recoverable	-	12,073
Loan to related party (note 6)	257,523	-

Total current assets	5,418,416	12,755,219
Equipment (note 4)	-	6,667

Total assets	$5,418,416	$12,761,886

Liabilities and Stockholders' Equity
Liabilities
Current Liabilities:
Accounts payable and accrued liabilities (note 6)	$749,102	$689,857
Derivative liability	-	12,619

Total liabilities	749,102	702,476

Stockholders' Equity
Common stock, 350,000,000 shares authorized, $0.001 par value, 156,697,178 issued and outstanding (June 30, 2011 - 146,197,178) (note 9)	156,697	146,197
Additional paid-in capital	69,673,556	63,998,735
Donated capital	20,750	20,750
Accumulated comprehensive loss	(39,336)	(32,432)
Accumulated deficit during exploration stage	(65,142,353)	(52,073,840)

Total stockholders' equity	4,669,314	12,059,410

Total liabilities and stockholders' equity	$5,418,416	$12,761,886

The accompanying notes are an integral part of these condensed consolidated interim unaudited financial statements.

Energizer Resources Inc.
(An Exploration Stage Company)
Unaudited Condensed Consolidated Interim Statements of Operations and Comprehensive Loss
(Expressed in US Dollars)

		For the nine months ended March 31,		For the three months ended March 31,
	March 1, 2004(date of inception) to March 31, 2012	2012	2011	2012	2011

Revenues	$-	$-	$-	$-	$-

Expenses
Stock-based compensation (notes 6,9 and 10)	22,668,884	3,631,321	237,710	1,513,530	-
Mineral exploration expense (note 8)	21,945,630	3,277,674	1,106,906	1,117,823	196,961
Impairment loss on mineral properties (note 7)	11,358,637	3,770,129	-	-	-
General and administrative (note 6)	6,100,380	1,061,596	973,753	153,496	366,145
Professional and consulting fees	5,078,701	1,380,506	883,046	700,549	332,607
Depreciation	61,919	6,667	6,667	2,223	2,223
Donated services and expenses	18,750	-	-	-	-
Foreign currency translation (gain)/loss	(956,836)	14,859	(67,826)	(89,083)	(48,501)

Total expenses	66,276,065	13,142,752	3,140,256	3,398,538	849,435

Net loss from operations	(66,276,065)	(13,142,752)	(3,140,256)	(3,398,538)	(849,435)

Other Income
Investment income / (loss)	829,859	74,239	27,047	45,656	27,011
Other income	303,853	-	-	-	-

Net loss	(65,142,353)	(13,068,513)	(3,113,209)	(3,352,882)	(822,424)
Unrealized (loss) gain from investments in marketable securities	(45,180)	(6,904)	(2,530)	10,000	8,575

Comprehensive loss	$(65,187,533)	$(13,075,417)	$(3,115,739)	$(3,342,882)	$(813,849)

Loss per share - basic and diluted (note 12)		$(0.09)	$(0.03)	$(0.02)	$(0.01)
Weighted average shares outstanding - basic and diluted		149,243,214	117,577,323	154,001,134	132,084,283

The accompanying notes are an integral part of these condensed consolidated interim unaudited financial statements.

Energizer Resources Inc.
(An Exploration Stage Company)
Unaudited Condensed Consolidated Interim Statements of Cash Flows
(Expressed in US Dollars)

	March 1, 2004	For the nine months
	(date of inception) to	ended March 31,
	March 31, 2012	2012	2011

Operating Activities
Net loss	$(65,142,353)	$(13,068,513)	$(3,113,209)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	61,919	6,667	6,667
Donated services and expenses	20,750	-	-
Non-cash proceeds received	(74,000)	-	-
Dual currency deposits	72,095	90,551	-
Impairment loss on mineral properties	11,358,637	3,770,129	-
Stock-based compensation	22,668,884	3,631,321	237,710
Issuance of shares and warrants for services rendered	168,100	-	168,100
Change in operating assets and liabilities:
Amounts receivable and prepaid expenses	(135,392)	(350,188)	(55,601)
Accounts payable and accrued liabilities	749,928	59,245	(70,537)
Tax credits recoverable	(245,186)	12,073	-
Non-cash portion of marketable securities	(55,497)	(55,834)	-
Government grants received	245,186	-	-
Unrealized foreign exchange (loss)/gain in operating assets and liabilities	-	-	(13,496)

Net cash used in operating activities	(30,306,929)	(5,904,549)	(2,840,366)

Financing Activities
Proceeds from issuance of common stock, net	38,099,105	635,000	13,217,120
Exercise of warrants and stock options	955,500	69,000	464,200
Government grants received	-	-	22,903

Net cash provided by financing activities	39,054,605	704,000	13,704,223

Investing Activities
Mineral property acquisition costs	(3,419,973)	(2,420,129)	-
Purchase of property and equipment	(61,918)	-	-
Investment in dual currency deposits	(32,938,800)	(24,938,800)	-
Redemption of dual currency deposits	32,867,078	32,867,078	-
Loan to related party	(256,014)	(256,014)	-
Purchases of marketable securities	(3,418,135)	(3,418,135)	-

Net cash (used in) provided by investing activities	(7,227,762)	1,834,000	-

Increase (decrease) in cash and cash equivalents	1,519,914	(3,366,549)	10,863,857
Cash and cash equivalents - beginning of period	-	4,536,275	2,505,480

Cash and cash equivalents - end of period	$1,169,726	$1,169,726	$13,369,337

Non-cash investing and financing activities:
Issuance of common stock for mineral properties	$5,190,500	$1,350,000	$-
Issuance of common stock and warrants for services	$5,811,125	$-	$168,100
Supplemental Disclosures:
Interest received	$817,442	$61,822	$-
Taxes received	$12,507	$-	$12,507

The accompanying notes are an integral part of these condensed consolidated interim unaudited financial statements.

Energizer Resources Inc.
(An Exploration Stage Company)
Notes to Unaudited Condensed Consolidated Interim Financial Statements
For the nine month period ended March 31, 2012
(Expressed in US Dollars)

1.	Exploration Stage Company

Energizer Resources Inc. (the "Company") was incorporated in the State of Nevada, United States of America on March 1, 2004 and reincorporated in the State of Minnesota on May 14, 2008.  The Company is an Exploration Stage Company, as defined by ASC Topic-915, "Development Stage Entities".  The Company's principal business is the acquisition and exploration of mineral resources.  During fiscal 2008, the Company incorporated Energizer Resources (Mauritius) Ltd. (formerly Uranium Star (Mauritius) Ltd.), a Mauritius subsidiary and Energizer Resources Madagascar Sarl, a Madagascar subsidiary.  During fiscal 2009, the Company incorporated THB Venture Ltd., a Mauritius subsidiary to hold the interest in Energizer Resources Minerals Sarl, a Madagascar subsidiary, which holds the Madagascar properties.  During fiscal 2012, the Company incorporated Madagascar-ERG Joint Venture (Mauritius) Ltd., a Mauritius subsidiary and is in the process of incorporating ERG Madagascar Sarl, a Madagascar subsidiary.  ERG (Madagascar) Sarl will be 100% owned by Madagascar-ERG Joint Venture (Mauritius) Ltd. which is owned 75% by Energizer Resources (Mauritius) Ltd.  The Company has not yet fully determined whether its properties contain mineral reserves that are economically recoverable.

These condensed consolidated interim financial statements have been prepared on a going concern basis, which assumes that the Company will continue to realize its assets and discharge its liabilities in the normal course of business.  The Company has yet to generate revenue from mining operations or pay dividends and is unlikely to do so in the immediate or foreseeable future.  The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability of the Company to obtain necessary equity financing to continue operations, and the attainment of profitable operations.  As at March 31, 2012, the Company has accumulated losses of $65,142,353.  These condensed consolidated interim financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

2.           Significant Accounting Policies

Principals of Consolidation and Basis of Presentation
These condensed consolidated interim financial statements are presented in accordance with accounting principles generally accepted in the United States ("U.S. GAAP"), and are expressed in US dollars.   These condensed consolidated interim financial statements include the accounts of Energizer Resources Inc. and its wholly-owned subsidiaries, Energizer Resources (Mauritius) Ltd., THB Ventures Ltd, Energizer Resources Madagascar Sarl, and Energizer Resources Minerals Sarl. In addition, these condensed consolidated interim financial statements include the Company's 75% interest in Madagascar-ERG Joint Venture (Mauritius) Ltd. and its subsidiary ERG (Madagascar) Sarl.   All inter-company balances and transactions have been eliminated on consolidation.  The Company's fiscal year end is June 30.

Condensed Consolidated Interim Financial Statements
These condensed consolidated interim financial statements have been prepared on the same basis as the annual financial statements and should be read in conjunction with those annual financial statements filed on Form 10-K for the year ended June 30, 2011.  In the opinion of management, these condensed consolidated interim financial statements reflect adjustments, necessary to present fairly the Company's financial position, results of operations and cash flows for the periods shown. The results of operations for such periods are not necessarily indicative of the results expected for a full year or for any future period.

Fair Value of Financial Instruments Hierarchy
ASC Topic-820 establishes a fair value hierarchy that prioritizes the inputs used to measure fair value.  The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3).  Cash and cash equivalents and marketable securities that the Company held were in Level 1 and dual currency deposits were in Level 2  within the fair value hierarchy.  The three levels are as follows:

Energizer Resources Inc.
(An Exploration Stage Company)
Notes to Unaudited Condensed Consolidated Interim Financial Statements
For the nine month period ended March 31, 2012
(Expressed in US Dollars)

2.           Significant Accounting Policies - continued

Fair Value of Financial Instruments Hierarchy - continued
Level 1 - Quoted prices are available in active markets for identical assets or liabilities as of the reporting date.  Active markets are those in which transactions for the asset or liability occur in sufficient frequency and volume to provide pricing information on an ongoing basis.  Level 1 includes marketable securities such as listed equities and U.S. government treasury securities.

Level 2 - Pricing inputs are other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.  Level 2 includes those financial instruments that are valued using industry-standard models or other valuation methodologies.  These models consider various assumptions, including quoted forward prices for commodities, time value, volatility factors, current market and contractual prices for the underlying instruments as well as other relevant economic measures. Substantially all of these assumptions are observable in the marketplace throughout the term of the instrument, can be derived from observable data or are supported by observable levels at which transactions are executed in the marketplace.  Instruments in this category include dual currency deposits, over the counter forwards, options and repurchase agreements.

Level 3 - Pricing inputs include significant inputs that are generally less observable from objective sources.  These inputs may be used with internally developed methodologies that result in management's best estimate of fair value from the perspective of a market participant. Level 3 instruments include those that may be more structured or otherwise tailored to customers' needs.  At each balance sheet date, the Company performs an analysis of all instruments subject to ASC Topic-820 and includes in Level 3 all of those whose fair value is based on significant unobservable inputs.

3.           Recent Accounting Pronouncements Affecting The Company

The following are recent FASB accounting pronouncements which may have an impact on the Company's future condensed consolidated interim unaudited financial statements.
•
"Comprehensive Income (Topic-220): Presentation of Comprehensive Income": ("ASU 2011-05") was issued during June 2011. FASB issued guidance regarding the presentation of Comprehensive Income within financial statements.  The guidance was effective for interim and annual periods beginning after December 15, 2011.

•
"Intangibles - Goodwill and Other (Topic-350): Testing Goodwill for Impairment": ("ASU 2011-08") was issued during September 2011. FASB issued guidance on how to determine whether goodwill amounts on the balance sheet have been impaired.  The guidance was effective for annual periods beginning after December 15, 2011 and interim periods within those years.

•
"Comprehensive Income (Topic-202): Deferral of the Effective date for Amendments to the Presentation of Reclassification of Items Out of Accumulated Other Comprehensive Income in Accounting Standards Update No 2011-05": ("ASU 2011-12") was issued during December 2011.  FASB provides clarification and guidance relating to the effects of reclassifications of amounts out of accumulated other comprehensive income and into net income.   The guidance is effective for annual periods beginning after December 15, 2011 and interim periods within those years.

•
"Balance Sheet (Topic-201): Disclosures about Offsetting Assets and Liabilities": ("ASU 2011-11") was issued during December 2011. FASB issued guidance on how to determine whether it is appropriate to offset or net certain assets and liabilities on the balance sheet and the additional disclosure that this entails.   The guidance is effective annual periods beginning on or after January 1, 2013.

The adoption of the Topic-220, Topic-350 and Topic-202 did not have a material impact on the Company's condensed consolidated interim financial statements.  The Company is currently evaluating its impact of Topic 201 on these condensed consolidated interim financial statements.

Energizer Resources Inc.
(An Exploration Stage Company)
Notes to Unaudited Condensed Consolidated Interim Financial Statements
For the nine month period ended March 31, 2012
(Expressed in US Dollars)

4.           Equipment

All of the Company's fixed assets were fully depreciated as of March 31, 2012 (June 30, 2011: $6,667).  For the nine month period ended March 31, 2012, depreciation expense totaled $6,667 (March 31, 2011: $6,667).

5.           Dual Currency Deposits

On March 31, 2012, the Company held a total of $nil (June 30, 2011: $8,000,000) with a Canadian bank in short term dual currency deposits ("DCD"), representing $nil (June 30, 2011: $4,000,000).

The Company invests in dual currency deposits ("DCD") under which it contracts to a foreign exchange strike rate at the inception of the contract.  If the spot rate is less than the strike rate on the day of maturity, the Company will receive money in the invested currency.  Conversely, if the spot rate is greater than the strike rate, the Company will receive money in the underlying currency and recognize a foreign exchange loss.

 The Company uses this form of deposit to increase the interest rate, and hence its return, on its deposits and because it makes payments to vendors in both US dollars and Canadian dollars.  Because of this, the Company is somewhat indifferent as to whether the deposit is returned in Canadian dollars or US dollars.  This investment poses a greater risk when compared to investing excess cash in liquid and low risk money market deposits due to the fact that the movement in the underlying foreign exchange rates is uncertain.

6.           Related Party Transactions and Balances

Parties are considered to be related if one party has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making operating and financial decisions. Parties are also considered to be related if they are subject to common control or common significant influence.  Related parties may be individuals or corporate entities. A transaction is considered to be a related party transaction when there is a transfer of resources or obligations between related parties. Related party transactions that are in the normal course of business and have commercial substance are measured at the exchange amount.

The following are the related party transactions for the nine month period ended March 31, 2012:
a)	The Company incurred a total of $59,550 (March 31, 2011: $48,810) in office administration and rent expense from a company related by common management.
b)
9,420,000 (March 31, 2011: 1,100,000) stock options were issued to related parties during the period with exercise prices between $0.20 and $0.30.  These stock options which were valued at $2,145,231 (March 31, 2011: $237,710) were issued to directors, officers and relatives of directors.

c)	The Company incurred $595,446 (March 31, 2011: $576,315) in administrative, management and consulting fees to directors, officers and relatives of directors.
d)	The Company incurred $134,834 (March 31, 2011: $Nil) in charges from an mining and engineering firm to which one of the Company's directors serves as a senior officer and a director for.

The following are the related party balances as of for the nine month period ended March 31, 2012:
a)	Related party balances of $Nil (June 30, 2011: $168,000) were included in accounts payable and accrued liabilities and $34,319 (June 30, 2011: $Nil) in prepaid expenses.
b)	The Company has recorded a short-term loan to a related party totaling $257,523 (June 30, 2011: $Nil). This loan is interest bearing and is expected to be paid back in full within the next 12 months.

Energizer Resources Inc.
(An Exploration Stage Company)
Notes to Unaudited Condensed Consolidated Interim Financial Statements
For the nine month period ended March 31, 2012
(Expressed in US Dollars)

7.           Marketable Securities

Marketable securities consist of available-for-sale securities over which the Company does not have significant influence or control.  These investments included $3,471,587 (June 30, 2011: $Nil) invested in a monthly income bond fund and $34,000 (June 30, 2011: $40,403) invested in TSX-Venture entities.

8.           Mineral Properties
Green Giant Property, Madagascar, Africa
On August 22, 2007, the Company entered into a joint venture agreement with Madagascar Minerals and Resources Sarl ("MMR"), a Madagascar incorporated company.  The joint venture was established with the Company owning a 75% interest and MMR owning a 25% interest in the Green Giant Property.  In order to acquire the 75% interest, the Company paid a total of $765,000, issued 1,250,000 common shares and 500,000 now expired share purchase warrants.  Further, on December 10, 2007, the Company issued 1,250,000 common shares valued at $375,000 and 500,000 now expired share purchase warrants.  As it has not yet determined whether the property has probable or proven reserves, the Company recognized an impairment loss during fiscal 2008 totaling $1,200,560 which represented the total cash paid and the value of common shares and share purchase warrants issued.

On July 9, 2009, the Company entered into an agreement with MMR to acquire the remaining 25% interest for $100,000.  At this point the joint venture with MMR was terminated.  MMR retains a 2% net smelter return ("NSR").  The NSR on this 25% portion can be acquired by the Company for $500,000 in cash or common shares for the first 1% and at a price of $1,000,000 in cash or common shares for the second 1% at the Company's option.

Malagasy Joint Venture Ground, Madagascar, Africa
On December 14, 2011, the Company entered into a Definitive Joint Venture Agreement ("JVA") with Malagasy Minerals Limited ("Malagasy") (Australian Stock Exchange: MGY) to acquire a 75% interest to explore and develop a defined group of industrial minerals (which includes graphite, vanadium as well as approximate 25 other minerals).  Malagasy will retain its 25% interest. The new land position covers an area totaling 2,119 research permits and 827.7 square kilometres.  This land portfolio is mainly adjacent to the south and east of the Company's Green Giant Property in the country of Madagascar.  Under the terms of the JVA, the Company paid Malagasy a total of $2,261,690  and issued 7,500,000 of the Company's shares valued at $1,350,000.   Malagasy has a  free carried interest until the Company delivers a Bankable Feasibility Study ("BFS").  Upon the delivery of a BFS, Malagasy will be required to contribute its 25% interest in the development and mining operations.   Should either party's interest subsequently fall below 10%, their position will be diluted to a 2% NSR. As it has not yet determined whether the property has probable or proven reserves, the Company recognized an impairment loss during fiscal 2012 totaling $3,770,129 which represented the total cash paid and the value of common shares issued as well as legal and other professional fees paid.

Sagar Property - Romanet Horst, Labrador Trough, Quebec, Canada
The Company holds 219 claims located in northern Quebec, Canada which were acquired from Virginia Mines Inc.  ("Virginia") on May 2, 2006.  Virginia retains a  2% NSR on the ground.

Energizer Resources Inc.
(An Exploration Stage Company)
Notes to Unaudited Condensed Consolidated Interim Financial Statements
For the nine month period ended March 31, 2012
(Expressed in US Dollars)

9.           Common Stock

a)
On July 2, 2010, the Company issued 500,000 common share purchase warrants valued at $78,100 to a company who assisted the with the Company's in listing on the TSX Venture Exchange.  The share purchase warrants were valued using the Black-Scholes pricing model with the following assumptions:  risk free interest rate - 1.54%; expected volatility - 172%;  dividend yield - NIL; and expected life - 4 years.

b)On October 21, 2010, the Company issued 1,100,000 stock options to a director of the Company valued at $237,710.  The stock options, which vested immediately, were valued using the Black-Scholes pricing model with the following assumptions: risk free interest rate - 1.54%; expected volatility - 172%; dividend yield - NIL; and expected life - 4 years.

c)	On December 17, 2010, the Company issued 200,000 shares of common stock valued at $90,000 pursuant to a contract with a party to provide advisory services in China.

d)During January and February 2011, the Company closed a private placement of 30,936,654 units for gross proceeds of $13,921,495.  Each unit consisted of one common share and one half of one common share purchase warrant.  Each of the 15,468,327 warrants issued can be used to purchase one common share at an exercise price of $0.75 for two years from the date of issue.  In connection with the private placement, the Company paid $704,115, TSX-V fees of $38,411 and 1,564,700 compensation warrants.  The compensation warrant entitles the holder to acquire one unit at $0.45 per unit and expire on February 25, 2013.

e)
During the year ended June 30, 2011, the Company issued 4,549,500 shares of common stock for consideration of $886,500.  The shares were issued pursuant to the exercise of several share purchase warrants.

f)
On July 1, 2011, the Company issued 5,175,000 stock options to directors, officers and consultants of the Company valued at $1,364,648.   The stock options were valued using the Black-Scholes pricing model with the following assumptions: risk free interest rate - 1.95%; expected volatility - 137%; dividend yield - NIL; and expected life - 5 years.  These stock options vested on the grant date.

g)
On October 24, 2011, the Company issued 1,850,000 stock options to directors, officers and consultants of the Company valued at $321,530.   The stock options were valued using the Black-Scholes pricing model with the following assumptions: risk free interest rate - 1.60%; expected volatility - 133%; dividend yield - NIL; and expected life - 5 years.  These stock options vested on the grant date.

h)
On December 16, 2011, the Company issued 2,365,000 stock options to directors, officers and consultants of the Company valued at $431,613.   The stock options were valued using the Black-Scholes pricing model with the following assumptions: risk free interest rate - 1.60%; expected volatility - 133%; dividend yield - NIL; and expected life - 5 years.  These stock options vested on the grant date.

i)	On December 16, 2011, the Company issued 7,500,000 shares of common stock at $0.18 per share valued at $1,350,000 as consideration for the Joint Venture Agreement with Malagasy Minerals Ltd.
j)	On March 4, 2012, the Company issued 460,000 shares of common stock for consideration of $69,000. The shares were issued pursuant to the exercise of stock options.
k)
On March 7, 2012, the Company issued 6,275,000 stock options to directors, officers and consultants of the Company valued at $1,513,530.   The stock options were valued using the Black-Scholes pricing model with the following assumptions: risk free interest rate - 1.00%; expected volatility - 131%; dividend yield - NIL; and expected life - 5 years.  These stock options vested on the grant date.

l)	On March 25, 2012, the Company closed a private placement with DRA Minerals Inc whereby it raised a total of $635,000 by issuing 2,540,000 common stock at $0.25 per share.

Energizer Resources Inc.
(An Exploration Stage Company)
Notes to Unaudited Condensed Consolidated Interim Financial Statements
For the nine month period ended March 31, 2012
(Expressed in US Dollars)

10.           Stock Options

On March 9, 2006, the Company filed a Form S-8 registration statement in connection with its newly adopted 2006 Stock Option Plan (the "2006 Plan") allowing for the direct award of shares or granting of stock options to acquire up to a total of 2,000,000 common shares. On December 18, 2006, February 16, 2007, July 11, 2007, September 29, 2009, May 3, 2011 and March 1, 2012 the 2006 Plan was amended to increase the stock option pool by a total of 25,000,000 additional common shares.

The following table summarizes the continuity of the Company's stock options, all of which vest on the grant date:

	Number	Weighted-Average
	of Options	Exercise Price ($)

Outstanding and exercisable, June 30, 2010	13,620,000	0.30
Granted	1,100,000	0.25
Cancelled	(590,000)	0.57

Outstanding and exercisable, June 30, 2011	14,130,000	0.29
Granted	15,665,000	0.27
Exercised	(460,000)	0.15
Expired	(2,475,000)	0.15
Cancelled	(3,300,000)	0.31
Outstanding and exercisable, March 31, 2012	23,560,000	0.29

The following is a summary stock options outstanding as of March 31, 2012:

Exercise	Number of	Expiry
Price ($)	Stock Options	Date

0.15	2,395,000	July 11, 2012
0.35	750,000	September 2, 2013
0.40	5,350,000	May 11, 2014
0.30	4,575,000	July 1, 2016
0.20	1,850,000	October 24, 2016
0.21	2,365,000	December 1, 2016
0.28	6,275,000	March 7, 2017
0.29	23,560,000

Energizer Resources Inc.
(An Exploration Stage Company)
Notes to Unaudited Condensed Consolidated Interim Financial Statements
For the nine month period ended March 31, 2012
(Expressed in US Dollars)

11.           Warrants

The following table summarizes the continuity of the Company's warrants:

	Number	Exercise
	of Warrants	Price ($)

Outstanding, June 30, 2010	31,889,667	0.41
Granted	17,737,028	0.70
Exercised	(4,549,500)	0.19
Expired	(511,500)	0.20

Outstanding, June 30, 2011	44,565,695	0.55
Expired	(946,000)	0.37
Outstanding, March 31, 2012	43,619,695	0.56

The following is a summary warrants outstanding as of March 31, 2012:

Exercise	Number of	Expiry
Price ($)	Warrants	Date

0.75	15,468,328	January 28, 2013 - February 25, 2013
0.45	1,564,700	February 25, 2013
0.50	870,000	March 15, 2013
0.30	400,000	March 15, 2013
0.15	3,650,000	April 26, 2013
0.50	21,666,667	May 5, 2013
	43,619,695

12.           Loss Per Share

Basic and diluted loss per share is computed using the weighted average number of common stock outstanding.  Diluted loss per share and the weighted average number of shares of common stock exclude all potentially dilutive shares since their effect is anti-dilutive.  As at March 31, 2012, there were a total of 67,179,695 (March 31, 2011: 61,318,695) potentially dilutive stock options and warrants outstanding.

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in Energizer Resources Inc.'s (the "Company") Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 of our report dated September 22, 2011, with respect to the consolidated financial statements of the Company for years ended June 30, 2011 and 2010.  We also consent to the reference to us under the caption "Experts" in the Prospectus, which is part of such Registration Statement.

Signed:  "MSCM LLP"
MSCM LLP

Toronto, Ontario
May 28, 2012

Energizer Resources Inc.
45,677,334 Common Shares

PROSPECTUS

The date of this prospectus is May 29, 2012

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
 Item 13.  Other Expenses of Issuance and Distribution
The following table sets forth an itemized statement of all expenses in connection with the common shares to be registered pursuant to the registration statement. We will bear all other costs, fees and expenses incurred in effecting the registration of the common shares pursuant to the registration statement. All expenses other than the Commission registration fee are estimates.

Commission registration fee	$1,265.46
Estimated legal fees and expenses	20,000
Estimated accounting fees and expenses	2,500
Estimated miscellaneous expenses	1,000
Estimated total	$24,765.46

Item 14.  Indemnification of Directors and Officers
Minnesota corporation law provides that:
•
a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful;

•
a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper; and

•
to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

Our articles of incorporation require us to indemnify our directors and officers against all damages incurred in connection with our business to the fullest extent provided or allowed by law.

Our bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suite or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request. This advanced of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise.

Our bylaws also provide that no advance shall be made by us to any officer in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act") may be permitted to our directors, officers or controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Commission this indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 15. Recent Sales of Unregistered Securities
A.
During January and February 2011, the Company closed a private placement of 30,936,654 units for gross proceeds of $13,921,495.  Each unit consisted of one common share and one half of one common share purchase warrant. Each of the 15,468,327 warrants issued entitles the holder the right to purchase one common share at an exercise price of $0.75 for a period of two years from the date of issue. In connection with the private placement, the Company paid finders' fees consisting of a cash fee of 6% to certain eligible finders totaling $704,115, TSX-V fees totaling $38,411 and compensation warrants equal to 6% of the eligible units sold totaling 1,564,700. Each full compensation warrant entitles the holder to acquire one unit of the Company at $0.45 per unit and expire on February 25, 2013. We offered and sold the securities in the private placement outside the United States in compliance with Rule 903 of Regulation S under the Securities Act. Each purchaser of such securities has represented to us that it is not a "U.S. person", as defined under Regulation S (a "U.S. Person"), and is not acquiring the securities for the account or benefit of a U.S. Person or person in the United States.

B.
On March 15, 2010, we completed brokered and non-brokered offerings consisting of 21,666,667 units at US$0.30 per unit for gross proceeds of US$6,500,000. We sold 14,500,000 units for gross proceeds of US$4,350,000 in the brokered offerings and 7,166,667 units for gross proceeds of US$2,150,000 in the non-brokered offerings. Each unit consisted of one common share and one common share purchase warrant. Each common share purchase warrant entitles the holder to purchase one common share at an exercise price of US$0.50 for a period beginning July 15, 2010 and ending May 5, 2013. We may accelerate the expiry of the common share purchase warrants if our common shares trade at a closing price greater than US$0.75 per common share for 21 consecutive days on the OTCBB or TSX-V (or such other stock exchange or quotation system on which the common shares may be listed and where a majority of the trading volume occurs) at any time after December 15, 2010, provided the registration statement has been declared and remains effective.

In connection with the brokered and non-brokered offerings, we agreed to use commercially reasonable best efforts to file a registration statement with the Securities and Exchange Commission and cause it to become effective as soon as practicable after the closing of the brokered and non-brokered offerings, and to cause the registration statement to remain effective until the earlier of: (i) the date on which all the common shares issued in the brokered and non-brokered offerings and all of the common shares acquirable upon the exercise of the common share purchase warrants issued in the brokered and non-brokered offerings have been sold pursuant to the registration statement or Rule 144 under the Securities Act; and (ii) the date on which all such common shares have ceased to be outstanding (whether as a result of the repurchase and cancellation, conversion or otherwise), provided that the selling shareholders furnish in writing to us all information within their possession or knowledge that we or our counsel may reasonably require in order to keep the registration statement continuously effective.

The units were issued together with listing rights and filing rights.  If our common shares had not commenced trading on the TSX-V on or before June 15, 2010, each holder of a common share comprising a unit issued in the brokered and non-brokered offerings would have been entitled to be issued one-tenth of one common share beginning on June 15, 2010 and an additional one-tenth common share pursuant to such listing right on every six month anniversary thereafter in which our common shares did not commence trading on the TSX-V until June 15, 2012, such that the maximum number of common shares which would be issued pursuant to the listing rights is equal to 50% of the common shares comprising the units issued in the brokered and non-brokered offerings. As our common shares commenced trading on the TSX-V on May 5, 2010, all listing rights have expired and no common shares will be issued pursuant to such listing rights. Effective June 16, 2011, our common shares commenced trading on the TSX. If the registration statement had not been declared effective on or before December 15, 2010, each holder of a common share comprising a unit issued in the brokered and non-brokered offerings would have been entitled to be issued one-tenth of one common share beginning on December 15, 2010 and an additional one-tenth of one common share pursuant to such filing right on every six month anniversary thereafter in which the registration statement has not been declared effective until December 15, 2011, such that the maximum number of common shares which would be issued pursuant to the filing rights is equal to 30% of the common shares comprising the units issued in the brokered and non-brokered offerings. As the registration statement was originally declared effective on November 10, 2010, all filing rights have expired and no common shares will be issued pursuant to such filing rights.

In connection with the strategic investments by Dundee Corporation and Consolidated Thompson Iron Mines Limited (which was acquired by Cliffs Natural Resources Inc. pursuant to a court-approved plan of arrangement under the Canadian Business Corporations Act in May 2011, and is now known as Cliffs Quebec Iron Mining Limited), we granted Dundee and Consolidated Thompson with certain pre-emptive rights to participate in our future financings and the right to appoint one member to our board of directors. Dundee was granted the right to participate for up to 20% of all future financings of the Company until March 15, 2012, provided it held 10% of our issued and outstanding common shares. Upon the closing of the brokered offering, Dundee was also granted the right to immediately appoint one member to the Company's board of directors, and provided it held 10% of our issued and outstanding common shares, Dundee would have the right to nominate one person to the list of director nominees forwarded by management of the Company for election at the annual shareholders meeting. Dundee no longer has the right to nominate one person to the list of director nominees as it no longer holds 10% of our issued and outstanding common shares. Consolidated Thompson was granted the right to participate for up to 7% of all future financings of the Company until March 15, 2012, provided it held 5% of our issued and outstanding common shares. Upon the closing of the non-brokered offering, Consolidated Thompson was also granted the right to immediately appoint one member to the Company's board of directors, and provided it held 5% of our issued and outstanding common shares, Consolidated Thompson would have the right to nominate one person to the list of director nominees forwarded by management of the Company for election at the annual shareholders meeting. Consolidated Thompson no longer has the right to nominate one person to the list of director nominees as it no longer holds 5% of our issued and outstanding common shares.

As consideration for their services in connection with the brokered offerings, Clarus Securities Inc. and Byron Securities Limited (together, the "Agents") were (i) paid a cash commission of 6% of the gross proceeds of the brokered offerings, (ii) issued 870,000 Class A broker warrants, and (iii) issued 870,000 Class B broker warrants. Each Class A broker warrant entitles the holder to acquire one common share at an exercise price of US$0.30 until March 15, 2012. Each Class B broker warrant entitles the holder to acquire one common share at an exercise price of US$0.50 at any time after a corresponding number of Class A broker warrants have been exercised by the particular Agent and on or before May 5, 2013. Byron has since acquired 174,000 common shares upon the exercise of Class A broker warrants. The Class A broker warrants issued to Clarus expired unexercised on March 15, 2012. In addition, Clarus was issued 400,000 common shares and 400,000 Class C broker warrants as consideration for certain advisory services in connection with the brokered offerings. Each Class C broker warrant entitles the holder to acquire one common share at an exercise price of US$0.30 until March 15, 2013. We also agreed to pay the legal fees of Agents' counsel incurred in connection with the brokered offerings and the preparation and review of the registration statement. In July 2010, we issued 500,000 common share purchase warrants to Clarus for services it provided in connection with the listing of our common shares on the TSX-V. Each such warrant entitled the holder to acquire one common share at an exercise price of US$0.20 until July 2, 2012. Clarus has since acquired 500,000 common shares upon the exercise of such warrants.

The registration statement registers an aggregate of 45,677,334 common shares of which (i) 22,740,667 common shares are currently outstanding and (ii) 22,936,667 common shares are acquirable upon the exercise of the common share purchase warrants and broker warrants issued in connection with the brokered and non-brokered offerings at the exercise prices and exercise periods described above.

We offered and sold the securities in the brokered and non-brokered offerings outside the United States in compliance with Rule 903 of Regulation S under the Securities Act. Each purchaser of such securities has represented to us that it is not a U.S. Person, and is not acquiring the securities for the account or benefit of a U.S. Person or person in the United States.

C.
Between June 15, 2009 to June 30, 2009, we closed a private placement (the "2009 Private Placement") comprising of 6,800,000 units for gross proceeds of $680,000. Each unit consists of one common share and one-half of one common share purchase warrant. Each warrant is exercisable at $0.20 per share for a period of two years from date of issuance (resulting in expiry dates between June 15, 2011 and June 30, 2011). In connection with the 2009 Private Placement, we paid 408,000 common shares and 408,000 broker warrants valued at $0.10 per unit as commission to  Jacob Securities and Power One Capital.  Jacob Securities received 273,000 common shares, 273,000 warrants and Power One Capital received 125,000 common shares and 125,000 warrants. Each broker warrant is exercisable at $0.10 per share until June 30, 2011. We offered and sold the securities in the 2009 Private Placement outside the United States in compliance with Rule 903 of Regulation S under the Securities Act. Each purchaser of securities in the 2009 Private Placement has represented to us that it is not a U.S. Person, and is not acquiring the securities for the account or benefit of a U.S. Person or person in the United States.

D.
On July 2, 2010, our Company issued 500,000 common share purchase warrants to a party who assisted our Company in listing its common stock on the TSX Venture Exchange.  These warrants were valued at $78,100.   The share purchase warrants were valued using the Black-Scholes pricing model with the following assumptions:  risk free interest rate – 1.54%; expected volatility – 172%;  dividend yield – NIL; and expected life – 4 years.

E.	On December 17, 2010, our Company issued 200,000 of our common shares valued at $90,000 pursuant to a contract with a party to provide advisory services in China.
F.
During January and February 2011, our Company closed a private placement of 30,936,654 units for gross proceeds of $13,921,495.  Each unit consisted of one common share and one half of one common share purchase warrant (a "Unit").  Each of the 15,468,327 warrants issued entitles the holder the right to purchase one common share at an exercise price of $0.75 for a period of two years from the date of issue.  In connection with the private placement, our Company paid finders' fees consisting of a cash fee of 6% to certain eligible finders totaling $704,115, TSX-V fees totaling $38,411 and compensation warrants equal to 6% of the eligible units sold totaling 1,564,700. Each full compensation warrant entitles the holder to acquire one Unit of our Company at $0.45 per unit and expire on February 25, 2013.

G.
During the year ended June 30, 2011, our Company issued a total of 4,549,500 of our common shares for consideration of $881,950.  These common shares were issued pursuant to the exercise of several common share purchase warrants.

H.	On December 16, 2011 our Company issued 7,500,000 of our common shares valued at $1,350,000 as consideration for the Joint Venture Agreement with Malagasy Minerals Ltd.
I.	On March 4, 2012, $69,000 was raised through the exercise of 460,000 stock options at $0.15 per share.
J.	On March 25, 2012, the Company closed a private placement with DRA whereby the Company raised a total of $635,000 by issuing 2,540,000 of our common shares at $0.25 per share.

As noted in paragraphs A, B and C, we completed offerings of securities pursuant to Rule 903 of Regulation S under the Securities Act on the basis that the sale of the securities was completed in an "offshore transaction", as defined in Rule 902(h) of Regulation S under the Securities Act.  No directed selling efforts were made in the United States by the Company, a distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing. Also, the conditions of Category 3 of Rule 903(b) of Regulation S were satisfied as follows:
•	Offering restrictions were implemented;
•	The sales were not made to a U.S. Person or for the account or benefit of a U.S. Person;
•	Each purchaser certified that it was not acquiring the securities for the account or benefit of any U.S. Person;
•
The subscription agreement contained the agreement of the purchasers to resell the shares only in accordance with the provisions of Regulation S, pursuant to a registration statement under the Securities Act or pursuant to an available exemption from registration;

•	The subscription agreement contained the agreement of the purchasers not to engage in hedging transactions with regard to the securities unless in compliance with the Securities Act;
•
The subscription agreement contained the acknowledgment and agreement of the purchasers that the share certificates representing the shares will be endorsed with a legend to the effect that transfer is prohibited except in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration; and that hedging transactions involving those securities may not be conducted unless in compliance with the Securities Act; and

•
The Company is required by contract to refuse to register any transfer of the securities not made in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration.

For purposes of this disclosure, "U.S. Person", as defined in Rule 902(k) of Regulation S under the Securities Act, means: (i)  any natural person resident in the United States; (ii) any partnership or corporation organized or incorporated under the laws of the United States; (iii) any estate of which any executor or administrator is a U.S. Person; (iv) any trust of which any trustee is a U.S. Person; (v) any agency or branch of a foreign entity located in the United States; (vi) any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. Person; (vii) any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident in the United States; and (viii) any partnership or corporation if organized under the laws of any foreign jurisdiction, and formed by a U.S. Person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a) under the Securities Act of 1933) who are not natural persons, estates or trusts.

Item 16.  Exhibits and Financial Statement Schedules
Exhibit Number & Description
3.1
Articles of Incorporation of Uranium Star Corp. (now known as Energizer Resources Inc.) (Incorporated by reference to Exhibit 3.1 to the registrant's current report on Form 8-K as filed with the SEC on May 20, 2008)

3.2
Articles of Amendment to Articles of Incorporation of Uranium Star Corp. changing its name to Energizer Resources Inc. (Incorporated by reference to Exhibit 3.1 to the registrant's current report on Form 8-K filed with the SEC on July 16, 2010)

3.3	Amended and Restated By-Laws of Energizer Resources Inc. (Incorporated by reference to Exhibit 3.2 to the registrant's current report on Form 8-K as filed with the SEC on July 16, 2010)
4.1
Amended and Restated 2006 Stock Option Plan of Energizer Resources, Inc. (as of February 2009) (Incorporated by reference to Exhibit 4.1 to the registrant's Form S-8 registration statement as filed with the SEC on February 19, 2010)

4.2
Form of broker Subscription Agreement for Units (Canadian and Offshore Subscribers) (Incorporated by reference to Exhibit 4.1 to the registrant's current report on Form 8-K as filed with the SEC on March 19, 2010)

4.3
Form of standard Subscription Agreement for Units (Canadian and Offshore Subscribers) (Incorporated by reference to Exhibit 4.2 to the registrant's current report on Form 8-K as filed with the SEC on March 19, 2010)

4.4	Form of Warrant to Purchase common shares (Incorporated by reference to Exhibit 4.3 to the registrant's current report on Form 8-K as filed with the SEC on March 19, 2010)
4.5	Form of Class A broker warrant to Purchase common shares (Incorporated by reference to Exhibit 4.4 to the registrant's current report on Form 8-K as filed with the SEC on March 19, 2010)
4.6	Form of Class B broker warrant to Purchase common shares (Incorporated by reference to Exhibit 4.5 to the registrant's current report on Form 8-K as filed with the SEC on March 19, 2010)
4.7
Agency Agreement, dated March 15, 2010, between Energizer Resources, Clarus Securities Inc. and Byron Securities Limited (Incorporated by reference to Exhibit 4.6 to the registrant's current report on Form 8-K filed with the SEC on March 19, 2010)

10.1
Property Agreement effective May 14, 2004 between Thornton J. Donaldson and Thornton J. Donaldson, Trustee for Yukon Resources Corp. (Incorporated by reference to Exhibit 10.1 to the registrant's Form SB-2 registration statement as filed with the SEC on September 14, 2004)

10.2	Letter of Intent dated March 10, 2006 with Apofas Ltd. (Incorporated by reference to Exhibit 99.1 to the registrant's current report on Form 8-K as filed with the SEC on March 13, 2006)
10.3
Letter agreement effective May 12, 2006 between Yukon Resources Corp. and Virginia Mines Inc. (Incorporated by reference to Exhibit 99.1 to the registrant's current report on Form 8-K filed as with the SEC on May 9, 2006)

10.4
Joint Venture Agreement dated August 22, 2007 between Uranium Star Corp. & Madagascar Minerals and Resources Sarl (Incorporated by reference to Exhibit 10.1 to the registrant's current report on Form 8-K as filed with SEC on September 11, 2007)

21	Subsidiaries of the Registrant (Incorporated by reference to Exhibit 21.1 to the registrant's annual report on Form 10-K as filed on September 21, 2009)
31.1	Certification of Chief Executive Officer Pursuant to Section 302 of the Sarbanes-Oxley Act. (filed herein)
31.2	Certification of Principal Financial & Accounting Officer Pursuant to Section 302 of the Sarbanes-Oxley Act. (filed herein)
32.1	Certification of Chief Executive Officer Pursuant to Section 906 of the Sarbanes-Oxley Act. (filed herein)
32.2	Certification of Chief Accounting Officer Pursuant to Section 906 of the Sarbanes-Oxley Act. (filed herein)
99.1
Canadian National Instrument 43-101 Technical Report Update for Green Giant Property, Fotadrevo, Province of Toliara, Madagascar (Incorporated by reference to Exhibit 99.1 to the registrant's report on Form 8-K filed with SEC on July 9, 2010)

Item 17.  Undertakings.
(a)      The undersigned registrant hereby undertakes:
   (1)           To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement:
   (i)       To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
   (ii)      To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.
   (iii)     To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
   (2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
   (3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
   (4)           That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
(b)      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Toronto, Province of Ontario, on May 25, 2012.

Energizer Resources Inc. (Registrant)

By:
Richard E. Schler
Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date

s/s J.A. Kirk McKinnon J.A. Kirk McKinnon	Chief Executive Officer, Chairman and Director (Principal Executive Officer)	May 24, 2012
s/s Richard E. Schler Richard E. Schler	Vice President, Chief Financial Officer and Director (Principal Financial and Accounting Officer)	May 24, 2012
s/s John P. Sanderson John P. Sanderson	Vice-Chairman and Director	May 22, 2012
s/s Craig Scherba Craig Scherba	Vice President of Exploration and Director	May 22, 2012
s/s V. Peter Harder V. Peter Harder	Director	May 23, 2012
s/s Quentin Yarie Quentin Yarie	Director	May 23, 2012
s/s Johann de Bruin Johann de Bruin	Director	May 25, 2012
s/s Albert A. Thiess, Jr. Albert A. Thiess, Jr.	Director	May 23, 2012